[SEAL OF MISSOURI]

STATE OF MISSOURI
OFFICE OF ADMINISTRATION
DIVISION OF PURCHASING AND MATERIALS MANAGEMENT
REQUEST FOR PROPOSAL


                                                      REQ#:  886913750
RFP NO.  B900676                                      BUYER:  GARY EGGEN
TITLE:  MEDICAID MANAGEMENT INFORMATION SYSTEM        PHONE NO.:  (573)751-2497
ISSUE DATE:  APRIL 23, 1999                           E-MAIL:
                                                      EGGENG@MAIL.OA.STATE.MO.US

RETURN PROPOSAL NO LATER THAN:   06/14/99 AT 2:00 PM

RETURN PROPOSAL TO:
                 DIVISION OF PURCHASING AND MATERIALS MANAGEMENT
                                    301 WEST HIGH STREET, ROOM 580
                                    PO BOX 809
                                    JEFFERSON CITY MO 65102-0809

CONTRACT PERIOD:  JULY 1, 1999 THROUGH JUNE 30, 2000

DELIVER SUPPLIES/SERVICES FOB DESTINATION TO THE FOLLOWING ADDRESS:

                           DEPARTMENT OF SOCIAL SERVICES
                           DIVISION OF MEDICAL SERVICES
                           615 HOWERTON COURT
                           PO BOX 6500
                           JEFFERSON CITY, MO 65102

The offeror hereby declares understanding, agreement and certification of compliance to provide the items and/or services, at the prices quoted, in accordance with all requirements and specifications contained herein and the Terms and Conditions Request for Proposal (Revised 6/18/98). The offeror further agrees that the language of this document shall govern in the event of a conflict with his/her proposal. The offeror further agrees that upon receipt of an authorized purchase order from the Division of Purchasing and Materials Management or when this document is countersigned by an authorized official of the State of Missouri, a binding contract shall exist between the offeror and the State of Missouri.

                               SIGNATURE REQUIRED

Authorized Signature  /s/ DEBORAH ANDERS
Printed Name          Deborah Anders
Title                 Vice President and General Manager
                      Commercial Services
Company Name          GTE Data Services, Inc.
Mailing Address       P. O. Box 290152
City, State, Zip      Temple Terrace, FL  33687
Vendor Number if known
Federal Employer ID No. 13-2595219

Phone No.             (813) 978-5290
FAX No.               (813) 978-5614
email address         Deborah.anders@telops.gte.com

Date 6.17.99
[X] Check here if RFP was downloaded from


                        NOTICE OF AWARD (State Use Only)

Accepted by the State of Missouri as follows:
Contract No.
Contract Period
Buyer
Date
Director

                                TABLE OF CONTENTS

      Section One:              General Information and Background
      Section Two:              Contract Implementation Requirements
      Section Three:            Scope of Work
      Section Four:             Performance Standards and Requirements
      Section Five:             Enhancements
      Section Six:              Project Assessment Quotations
      Section Seven:            Contractual Requirements
      Section Eight:            Offerors Instructions and Requirements
      Section Nine:             Offeror Requirements for MBE/WBE Participation

      EXHIBITS                  A:   Pricing Schedule: Scope of Work
                                B:   Pricing Schedule: Project Assessment
                                     Quotations
                                C:   Offeror's Experience

      ATTACHMENTS               A:   Medicaid Data Statistics
                                B:   Claim Forms
                                C:   Missouri Map of Managed Care Regions
                                D:   Lotus Notes Applications
                                E:   Claims Processing Schedule for Fiscal Year
                                     1999
                                F:   Hardware and Software Currently Used
                                G:   DMS Network Configuration

SPECIAL NOTICES:

       PRE-PROPOSAL CONFERENCE:  Thursday, May 13, 1999 at 1:00 p.m.
                                 See Paragraph 1.1.

       BONDING REQUIREMENTS:

     o PROPOSAL SECURITY DEPOSIT: In the amount of $50,000.00 required of all offerors. See Paragraph 8.1.6.

     o CONTRACT PERFORMANCE SECURITY DEPOSIT: In the amount of $1,000,000.00 renewable required of the successful contractor. See Paragraph 7.8.

       ATTACHMENTS: The offeror is advised that the attachments to this document include hard copy documents that are unable to be appropriately converted to an electronic format. The attachments provide additional information and instruction for the offeror's reference. In the event this document was downloaded from the Division of Purchasing and Materials Management's Internet web site, the offeror must contact the buyer of record as indicated on the front page of this document to obtain copies of the attachments prior to submitting a proposal. It shall be the sole responsibility of the offeror to request the attachments. The offeror shall not be relieved of any responsibility for performance under the contract due to the failure of the offeror to obtain copies of the attachments.

       PARAGRAPH ADDED BY AMENDMENT # 002:
       QUESTIONS/ANSWERS: Questions asked regarding the RFP requirements will be posted on the Division of Purchasing and Materials Management's Website along with the answers provided by the State. Prospective offerors are strongly encouraged to submit all questions no later than one week prior to the RFP closing date. Questions received after such time may not be responded to by the State of Missouri.

1.       GENERAL INFORMATION AND BACKGROUND:

1.1      PRE-PROPOSAL CONFERENCE:

           A pre-proposal conference regarding this Invitation for Bid will be held on Thursday, May 13, 1999 at 1:00 p.m., in Room 510 of the Harry S Truman State Office Building, 301 W. High Street, Jefferson City, Missouri.

           All potential offerors are encouraged to attend the pre-proposal conference in order to ask questions and provide comments on the RFP. Attendance is not required in order to submit a response; however, offerors are encouraged to attend since information relating to this RFP will be discussed in detail. Offerors should bring a copy of the RFP since it will be used as the agenda for the pre-proposal conference.

           Offerors are strongly encouraged to advise the Division of Purchasing and Materials Management within five (5) working days prior to the scheduled pre-bid conference of any special accommodations needed for persons with disabilities who will be attending the conference so that these accommodations can be made.

           Offerors are also encouraged to mail, fax, or e-mail their questions regarding the RFP prior to the pre-proposal conference. Questions should be received prior to the end of business on Tuesday, May 11, 1999. Questions should be addressed to Gary Eggen, Division of Purchasing and Materials Management, Room 580, Truman State Office Building, 301 W. High Street, PO Box 809, Jefferson City, MO 65102; facsimile number: (573) 751-7276; e-mail address: eggeng@mail.oa.state.mo.us.

1.2      PURPOSE:

           This document constitutes a request for sealed proposals from prospective offerors to implement, operate, enhance, maintain and turnover to the State or its agent, a Department of Health and Human Services (HHS) certified Medicaid Management Information System
           (MMIS) for the State of Missouri Department of Social Services (DSS), Division of Medical Services (DMS), in accordance with the requirements, terms and conditions defined herein.

           This document has been submitted for approval to the Health Care Financing Administration (HCFA). Federal approval is required prior to the commitment of the federal financing share of funds under the contract. Therefore, no contract will be awarded unless such federal approval is received.

           DMS is designated as the agency charged with the administration of the state's medical assistance and the federal Medicaid programs. The purpose of these programs is to purchase and monitor health care services for low income individuals who are elderly, disabled, blind, members of families with dependent children, children and pregnant women in poverty, refugees and children in state custody. These services are rendered through both fee-for-service and managed care environments.

1.3      MBE/WBE PARTICIPATION REQUIREMENTS:

           MANDATORY MINORITY BUSINESS ENTERPRISE (MBE) AND WOMEN BUSINESS ENTERPRISE (WBE) PARTICIPATION REQUIREMENTS: This RFP requires MBE and WBE participation in the performance of the contract. Refer to paragraphs 7.7 and 9 and all subparagraphs for specific participation requirements and opportunities. THE OFFEROR IS ADVISED TO REVIEW THE INFORMATION CAREFULLY. THE OFFEROR IS CAUTIONED THAT THE MBE/WBE PARTICIPATION REQUIREMENTS CONTAINED HEREIN ARE DIFFERENT THAN THE MBE LANGUAGE CONTAINED IN PREVIOUSLY ISSUED PROCUREMENT DOCUMENTS.

1.4      OFFEROR'S CONTACTS:

           Offerors and their agents (including subcontractors, employees, consultants, or anyone else acting on their behalf) must direct all of their questions or comments regarding the RFP, the evaluation, etc. to the buyer of record indicated on the first page of this RFP. Offerors and their agents may not contact any state employee regarding any of these matters during the solicitation and evaluation processes. Inappropriate contacts are grounds for suspension and/or exclusion from specific procurements. Offerors and their agents who have questions regarding this matter should contact the buyer of record.

1.5      CURRENT CONTRACT OPERATIONS:

           The current contractor is GTE Data Services, Inc. (GTEDS). Claims processing and related contract operations commenced July 1, 1993. The following paragraphs provide a brief overview of the current claims processing operations. Refer to Attachment A for Medicaid data statistics.

1.5.1 Paper claims are submitted via a series of post office boxes to GTEDS in Jefferson City, Missouri. Paper claims are manually screened in the mailroom for certain key elements. Claims are imaged and assigned a thirteen digit Internal Control Number (ICN).

1.5.2 Claims are also submitted on tape, diskette, PC to PC, on-line and file transfer software.

1.5.3 Accepted paper and electronic claims data is transmitted by dedicated phone lines to GTEDS' Fort Wayne, Indiana data center where the MMIS is operated. Claims keyed on-line are transmitted immediately. Claims keyed in batch are transmitted nightly. Electronic claims are also uploaded and transmitted nightly.

1.5.4 Suspended claim correction, for all claims, is done on-line by DMS and contractor staff in Jefferson City. Worksheets are printed in Jefferson City for those claims that need to be routed to consultants for manual review.

1.5.5 Claims and encounters are processed utilizing the coding systems selected by DMS. Currently these are HCPCS and local procedure codes, ICD-9-CM for diagnosis codes, NDC for drugs, HCPCS local codes for dental and revenue codes for inpatient claims.

1.5.6 Data on paid and denied claims is used to create files which are transmitted to the State Data Center (SDC) in Jefferson City in order to print the following items:

(1) Provider Earnings Statements (annually) (2) Provider Checks (semi-monthly)
(3) Remittance Advices (RA) including suspended claims list (semi-monthly)

1.5.7 The following fee-for-service claim forms are used (refer to Attachment B for samples of each claim form):

(1) HCFA 1500 (12-90) (2) HCFA 1450 (UB 92)
(3) Nursing Home (TAD) (Proprietary) (4) Pharmacy (Proprietary) (5) Dental (Proprietary) (6) Medicare Part B sticker (Proprietary)
(7) Institutional Crossover (Medicare Part A) sticker (Proprietary) (8) SNF Medicare sticker (Proprietary) (9) Nurse Assistant Training (NAT) (Proprietary)

1.5.8 The following fee-for-service electronic claim layouts are used:

(1) NSF
(2) NCPDP (Current versions - 1.0, 3.2, 3.C) (3) UB 92 (4) FENIX (Proprietary nursing home software)

1.5.9 Medicare carriers and intermediaries transmit electronic claims to GTEDS. DMS currently has established trading partner agreements with ten (10) Medicare carriers and intermediaries. A list of Medicare carriers and intermediaries is included in Attachment A.

1.5.10 Health care service payments are made fee-for-service or through a per member, per month capitation payment. In addition to the regular fee-for-service program, DMS also administers the MC+ Managed Care Program. There are currently ten (10) health plans contracted with DMS to provide health care services to Medicaid eligibles in three
           (3) distinct regions of the state. A map of the regions is shown as Attachment C. The health plans are paid a per member, per month capitation payment to provide all contracted services. The health plans are currently required to set up a leased or dedicated telecommunications link with GTEDS through which files are transmitted back and forth.

1.5.11 GTEDS contracts with First Data Bank for the drug file. GTEDS is required to maintain the full master file including all prescription and non-prescription drugs. First Data Bank provides an updated tape file on a weekly basis.

1.5.12     GTEDS contracts with First Data Bank for the Drug Utilization Review
           (DUR) modules required to perform prospective drug utilization review. GTEDS currently supports the following modules:

(1) Drug-to-Drug Interactions (2) Dose/Range Checking (3) Duplicate Therapy (4) Drug/Disease Conflict (5) Minimum/Maximum Daily Dose (6) Drug Allergy Alerts
(7) Drug Side Effects (currently inactive) (8) Duration of Therapy (DMS proprietary module) (9) Early Refill (DMS proprietary module)

1.5.13 GTEDS provides daily reports that indicate all additions and changes to the reference file. Changes to the medical criteria, institutional criteria and system parameter files are performed by GTEDS and documented by system task requests (STR). Updates to the procedure, drug, diagnosis and revenue code file are performed by DMS.

1.5.14 GTEDS provides and supports Lotus Notes applications to select DMS staff. Lotus Notes is used for electronic correspondence between the contractor and DMS, as well as, a multitude of tracking and monitoring databases for adhoc requests, STRs, system problem assistance requests (SPAR) and other various logging and tracking functions between DMS and GTEDS. Lotus Notes is also utilized as part of the provider enrollment application. Most of the existing Lotus Notes views and applications in use by DMS were customized by GTEDS. Refer to Attachment D for sample Lotus Notes application screens.

1.5.15 GTEDS receives daily update transmissions of the eligibility file from the DSS, Division of Data Processing (DDP) which are created as a result of updates made to the Income Maintenance and related data bases.

1.5.16 GTEDS receives daily update transmissions of the MC+ enrollment file from DDP that are created as a result of updates to the MC+ enrollment file by the enrollment broker or by DSS staff.

1.5.17 Providers may access eligibility information through a point of service (POS) network vendor or the audio response unit (ARU). The POS eligibility verification system gives the provider access to eligibility information through a POS terminal. The transaction is transmitted through a network vendor directly to the data center. The ARU is an interactive system that the provider can access through a touch-tone telephone. The provider receives a computer-synthesized voice response with all pertinent recipient eligibility information.

1.5.18 GTEDS produces and mails recipient remittance notices on a monthly basis for a quarter's worth of services. The recipient population is divided into three zip code regions with one region produced monthly.

1.5.19 GTEDS is responsible for staffing several ancillary units that include Recipient Services Unit (RSU), Third Party Liability (TPL) Lead Verification Unit and Drug Rebate Dispute Resolution Unit.

1.5.20 GTEDS is responsible for the on-line provider manual format and maintenance process through FolioViews and publication through the Internet. DMS writes the original text and updates on-line through FolioViews.

1.5.21 GTEDS is responsible for the maintenance of the Advanced Surveillance and Utilization Review Subsystem (SURS) and the Management and Administrative Reporting Subsystem (MARS).

1.5.22 The system is a public domain MMIS and the majority of the application programs are written in VS COBOL II or COBOL for MVS. GTEDS currently uses SAS for adhoc reports and CICS as the teleprocessing monitor.

1.5.23 The Decision Support System is currently being developed by The MEDSTAT Group. On an ongoing basis, GTEDS compiles and transmits monthly extracts to The MEDSTAT Group of all claims, recipient, provider and various reference files in the MMIS.

1.5.24 GTEDS runs weekly adjudication cycles with bimonthly financial cycles based upon a schedule established by DMS. Refer to Attachment E for FY `99 Claims Processing Schedule.

1.5.25 GTEDS compiles requests for plastic Medicaid identification cards. The request data is transmitted nightly to a subcontractor who is responsible for creation and distribution of the cards. These cards are received by the United States Postal Service (USPS) within twenty-four (24) hours of being created.

1.6      INTERFACES WITH STATE SYSTEM:

           A variety of electronic interfaces currently exist between the contractor and various state systems. The only teleprocessing interface involves the contractor's use of IBM's SNA Network Interconnection software to connect the SDC with the contractor's mainframe. This allows the State's on-line terminals to access both Income Maintenance data and other state files on the State's computer and MMIS data on the contractor's computer.

1.6.1    DDP provides the following daily update file transactions:

(1)      Buy-In
(2)      Alternative Care
(3)      Income Maintenance
(4) MC+ Enrollment (Lock-in) (5) Third-Party Resources and Carrier File (6) Hospice (7) NAT CNA Register (8) NAT Training Agency Register

1.6.2 GTEDS provides a copy of the recipient master file on a monthly basis to DDP for use in State systems. Scheduled recipient file reconciliations are performed upon the request of DMS.

1.6.3 GTEDS transmits the following claim related files to DDP according to the schedules shown:

(1)      Drug Utilization Review Extract File (monthly)
(2)      Paid Claims History File (monthly)
(3)      Prior Authorization File (monthly)
(4)      Provider Checks (semi-monthly)
(5)      Provider Earning Statement (1099) (monthly)
(6)      Quality Control File (semi-monthly)
(7)      Recipient Explanation of Medical Benefits (monthly)
(8)      Remittance Advices and Suspended Claims Lists (semi-monthly)

1.7   GTEDS ALSO MAINTAINS THE FOLLOWING INTERFACES WITH OTHER OUTSIDE ENTITIES:

(1) SDC (2) DSS/DDP
(3) MC+ Health Plans (4) TPL Revenue Maximization Contractor
(5) NEIC (6) HCFA
(7) MEDSTAT (Decision Support System) (8) Medical Review Services (MRS) (9) ARU eligibility verification systems (10) POS network vendors (11) EMC billers (12) PharMark

2. CONTRACT IMPLEMENTATION REQUIREMENTS

2.1      PLANNING TASK:

2.1.1 In executing the Planning Task, the contractor shall conduct a detailed survey of the present MMIS to refine and finalize the requirements and work plan included as part of the contract.

2.1.2 DMS will provide all available relevant documentation on current MMIS operations and provide details on MMIS enhancement requirements. Policy will be determined or developed where necessary. At the contractor's request, DMS will clarify DMS policy, regulations and procedures. The contractor shall familiarize the contractor team with Missouri Medicaid policy and services and Missouri MMIS requirements. The contractor shall develop written procedures for DMS approval for safe off-site storage and periodic copying of programs and data files of MMIS as well as provide documentation defining measures taken to ensure security of the MMIS as defined in Paragraph 3.10.3 herein.

2.1.3 DMS will provide documentation and details of the proposed work plan for turnover, coordinate communications and meetings between the incumbent contractor and the awarded contractor, and review and approve (or request amendment of) the Planning Task deliverables. The contractor shall finalize the contractor work plan to reflect findings of this task including proposed start dates to ensure meeting the completion dates for enhancements. Progress against the work plan shall be reported to DMS by weekly written reports and at weekly review meetings with DMS. The contractor shall obtain written approval from DMS of Planning Task deliverables.

2.2      ACCEPTANCE TESTING TASK:

           The Acceptance Testing Task shall provide assurance that the MMIS system installed by the contractor meets specifications, and that the contractor is ready to perform all contract functions and meet all contract requirements. As such, the Acceptance Testing Task is more comprehensive than the system testing completed in the Transfer Task and is used to determine contractor readiness to administer all phases of the MMIS.

           The Acceptance Testing Task shall be divided into three subtasks: the parallel test, the structured data test and the readiness test.

2.2.1 Parallel Test: The parallel test shall measure the contractor's ability to transfer the existing MMIS onto the contractor's hardware and provide output that mirrors the production system operated by the incumbent. The contractor shall be provided with input files and must produce reports from the MARS, SURS, Provider, Reference, Recipient and Claims Subsystems.

           DMS will design parallel test procedures, acquire input files from the incumbent and provide such files to the contractor, review output from parallel test, inform contractor of results and assist in correction of any problems identified through the parallel test. The contractor shall perform parallel tests producing reports and correcting errors identified by DMS staff through output of parallel test and rerun test to show corrected reports.

2.2.2 Structured Data Test: The structured data test shall measure the contractor's ability to process claims submitted on paper or through electronic means (tape, POS, etc.) and all other transactions, including the ability to correctly resolve suspended claims. The contractor shall be provided with claims and other transactions and shall perform sorting, imaging, batching, and data entry and shall process these claims to adjudication, and transactions to finalization.

           DMS will design structured data test procedures, provide input for structured data test in the form of claims and other transactions, review output from structured data test, inform contractor of results and assist in correction of any problems identified through the structured data test. The contractor shall staff resolutions, exam entry, and medical policy units prior to initiation of structured data test with sufficient personnel to successfully process the test claims and transactions. The structured data test shall require one
           (1) or more adjudication cycles for all claims and other transactions. Any claims that suspend must be fully adjudicated. The contractor shall correct errors identified by DMS staff through output of structured data test and rerun test to show corrected procedures. The contractor shall also accept eligibility files from DDP. All eligibility transactions must be properly sequenced and applied.

2.2.3 Readiness Test: The readiness test shall measure the contractor's ability to process production volume of claim transactions. The contractor shall be provided with five (5) days of actual receipts from the incumbent's warehouse of finalized claims and shall process these claims through adjudication. In addition to paper claims, this test shall include EMC claims. Also included in the test shall be mailroom procedures for returning claims to providers. All claims handling, imaging, data entry and error resolution functions must be performed by the contractor except as otherwise specified in this document.

           DMS will design readiness test procedures, provide five (5) days of actual claims and other transactions for the readiness test, inform contractor of results and assist in correction of any problems identified through the readiness test. The contractor shall staff complete document control, resolutions, exam entry and medical policy units prior to initiation of readiness test. The contractor shall correct errors identified by DMS staff through output of readiness test.

2.3      MAILING:

           The contractor shall submit a plan, for DMS approval, prior to implementation of the MMIS, which demonstrates that appropriate procedures will be implemented to secure the least expensive rates on all pass-through postage. This must include procedures for maintaining CASS certification with the United States Post Office and identifying the name and function of any software used. This plan must also demonstrate that this function will be constantly reviewed to ensure that only the lowest possible rate continues to be passed through to DMS.

2.4      IMPLEMENTATION TASK:

2.4.1 During the Implementation Task, the contractor shall implement the Missouri MMIS. Implementation shall include all general and specific scope of requirements, as well as, any enhancements scheduled on contract implementation.

2.4.2 Processing of all claim and encounter types must be implemented simultaneously. All claims and encounters received by the incumbent but not entered shall be turned over to DMS, or its designated agent, on June 30, 2000, for processing by the contractor. A maximum of two
           (2) days receipts may be turned over. Claims and encounters in excess of this amount shall be processed at the cost of the incumbent.

2.4.3 The suspense files created during the last adjudication cycle of June 2000, the last pseudo-adjudication cycle of June 2000 and any resulting suspense file worksheet data shall be processed by the contractor.

2.4.4 The incumbent shall create the recipient notice files in June 2000. These files shall be turned over to the contractor for processing.

2.4.5 DMS will coordinate and monitor conversion activities, including notification to the providers of a change of contractor and the date from which all claims and encounters will be submitted to such contractor.

2.4.6 DMS will arrange for transfer of all required files. The contractor shall accept all current required computer files from the State. These files shall be received from the incumbent during June 2000. The contractor shall install all computer files, verify accuracy of files, correct any problems identified during final system test and notify DMS of acceptance of the MMIS system and computer files from the State.

2.5      TURNOVER TASK:

           Prior to the conclusion of the resulting contract, the contractor shall provide assistance in turning over to DMS, or its designated agent, a HHS certified MMIS existing at the time of contract termination.

           DMS will notify the contractor at least six (6) months prior to the end of this MMIS contract of DMS' intent to transfer the system. DMS will coordinate the transfer of MMIS software and master files, and arrange for the turnover of the operation of the MMIS.

2.5.1    The contractor shall provide turnover services as follows:

2.5.1.1  Software:

(1) At least one hundred eighty (180) days prior to termination of the resulting contract, the contractor shall provide to DMS, or its designated agent, a complete copy of the most current version of the MMIS on 3490 cartridges compressed.

                  This software shall be a complete copy of the production system in operation at this time and shall also include the most current version of all data files. The software shall include source programs, copy modules and job control language statements, all of which must be in fixed eighty (80) character format, or other format as specified by DMS.

(2) Upon the termination date of the resulting contract, the contractor shall provide to DMS, or its designated agent, a complete copy of the most current version of the MMIS on 3490 cartridges compressed. This software shall be a complete copy of the production system in operation at the time of the turnover and shall also include the most current version of all data files. This software shall include source programs, copy modules and job control language statements, all of which must be in fixed eighty (80) character format, or other format as specified by DMS.

(3) Additionally, the contractor shall comply, in writing, with any individual request for information submitted by DMS or its designated agent.

2.5.1.2 The contractor shall cooperate with DMS in transferring to DMS, or its designated agent, all post office box numbers and telephone numbers that have been published for use in the Medicaid program. DMS will determine which box numbers and telephone numbers apply to this requirement.

2.5.2    The contract shall provide post turnover services as follows:

2.5.2.1 Claims and encounters on hand at termination of contract: The volume of claims and encounters on hand on the date of contract termination should not exceed two (2) working days average claims and encounters receipts. The contractor shall process at its own cost all claims and encounters in excess of two (2) working days average claims and encounters receipts.

2.5.2.2 System malfunctions: The contractor shall be responsible for, and must correct at no cost to DMS, any malfunctions which existed in the system prior to turnover or which were caused by the contractor's turnover activities.

3.       SCOPE OF WORK

3.1      GENERAL REQUIREMENTS:

           The contractor shall operate and maintain the MMIS in accordance with the provisions and requirements set forth in this document.

3.1.1 Enhancements shall be developed and implemented on a phased and scheduled basis.

3.1.2 The MMIS shall meet all certification and recertification requirements established by the Health Care Financing Administration
           (HCFA) of the United States Department of Health and Human Services
           (HHS), and shall correctly process and adjudicate all submitted claims, encounters and other transactions according to the policies of the State of Missouri Department of Social Services (DSS), Division of Medical Services (DMS).

3.1.3 The contractor shall perform the following eight (8) major tasks:

(1)      Planning
(2)      Transfer
(3) Acceptance Testing (4) Implementation (5) Operation (6) Enhancement (7) Modification (8) Turnover

3.1.4 For each of the major tasks, the contractor shall develop a work plan to be approved by DMS to monitor progress. The format and detail of the work plan shall comply with descriptions set forth in the resulting contract. For all contractor deliverables that require DMS review and approval, DMS will have fifteen (15) working days to perform its review, unless specifically stated otherwise.

3.1.5 Replacement of the existing Missouri MMIS system with any other system shall not be permitted.

3.1.6 Unless otherwise specified herein, the contractor shall be solely responsible for furnishing all material, labor, facilities, equipment and supplies necessary to perform the services required in this Request for Proposal.

3.1.7 Contractor personnel shall not respond directly to provider inquiries, attend provider meetings, or correspond directly with providers unless prior approved by DMS. This limitation also applies to contractor contact with provider associations and all other groups representing Missouri Medicaid providers.

3.1.8 The contractor agrees and understands DMS' agreement to the contract is predicated, in part and among other considerations, on the utilization of the specific individuals and/or personnel qualifications as identified and/or described in the contractor's proposal. Therefore, the contractor agrees that no substitutions of such specific individuals and/or personnel qualifications shall be made without the prior written approval of DMS. The contractor further agrees that any substitution made pursuant to this paragraph must be equal to or better than originally proposed and that DMS' approval of a substitution shall not be construed as acceptance of the substitution's performance potential. DMS will not unreasonably withhold approval of a substitution.

3.1.9 During the course of the contract, DMS reserves the right to require the contractor to reassign or otherwise remove from the project any employee of the contractor found unacceptable by DMS. DMS will not unreasonably exercise the rights reserved under this paragraph.

3.1.10 The contractor shall not hire any personnel who are employees of DSS or who were employees of DSS within six (6) months prior to the date of their employment by the contractor, unless prior written approval is obtained from either the Director or the Deputy Director of the Department of Social Services.

3.2      STATE OWNERSHIP:

           The contractor agrees that the United States Department of Health and Human Services and the State of Missouri shall receive a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use, and to authorize others to do so, all software, instructions, files, and documentation comprising the Missouri MMIS. A fundamental obligation which shall be imposed on the contractor herein is the transfer by the contractor to the State of Missouri of all ownership rights in the complete MMIS system, including any and all performance-enhancing software and operational plans, whether developed or obtained by the contractor in the course of performance under the contract or before it. This provision is not subject to limitation due to characterization of any part of the system as proprietary or by failure to claim for the cost thereof, but shall exclude commercially available third party proprietary software. In the event the contractor develops software tools or similar items for the Missouri MMIS that may have utility in other system applications, ownership of these software tools or similar items shall remain with the contractor.

3.2.1 In the event the contractor develops software tools or similar items for testing on non-MMIS functions that may have utility in other systems applications, ownership of these software tools or similar items shall remain with the contractor.

3.2.2 The contractor shall convey to DMS copies of system documentation, operating instructions and procedures, and all data processing programs, or portions thereof, which are developed by employees of the contractor or by any subcontractor as part of the contract.

3.2.3 The contractor shall incorporate the provisions of this section in any subcontract which relates to the development or operation of the Missouri MMIS.

3.3      WARRANTY:

           Throughout the effective period of the contract, the contractor shall correct all errors and design deficiencies in the system, and replace incorrect or defective documentation within one (1) week from notification of such by DMS to the contractor or within such period as may be necessary to make corrections using all due diligence and dispatch as agreed upon between DMS and the contractor. If the contractor fails to repair an identified error, deficiency, or defect within such period, the State of Missouri may, at its sole discretion, act to repair such error, deficiency, or defect, and the contractor expressly agrees to reimburse the State of Missouri for all reasonable costs incurred as a result of such act by the State.

3.3.1 For one (1) full year following the expiration date of the contract, all errors and design deficiencies which existed in the system turned over to the State of Missouri by the contractor as a result of the System Turnover Task shall be corrected by the contractor at the expense of the contractor.

3.3.2 Deficiencies properly noted prior to expiration of this warranty shall be covered regardless of such expiration. Enhancements and other changes undertaken by the State outside the contract shall not be covered by this warranty.

3.3.3 The contractor shall ensure that all software and hardware used in the operation of the MMIS continues to be century compliant. All modifications, maintenance and enhancements to the MMIS must be developed, tested and implemented in a manner that ensures continued century compliance. All date fields must be in full date expansion and in standard format throughout the MMIS. The contractor shall employ the industry standard sliding logic windowing for incoming date fields.

3.4      COORDINATION OF PERFORMANCE:

           The contractor shall, within five (5) days after award of the contract, submit written identification and notification to DMS of the name, title, address, and telephone number of one (1) individual within its organization as a duly authorized representative to whom all correspondence, official notices and requests related to the contractor's performance under the contract shall be addressed. The contractor shall have the right to change or substitute the name of the individual described above as deemed necessary, provided that DMS is notified immediately.

3.4.1 The contractor shall fully coordinate its activities in the performance of the contract with those of DMS. As the work of the contractor progresses, advice and information on matters covered by the contract shall be made available by the contractor to DMS or the Division of Purchasing and Materials Management throughout the effective period of the contract.

3.5      TRANSFER OF MMIS:

3.5.1 The transfer of the current Missouri MMIS from the incumbent to the contractor's computer shall involve the performance of system testing, personnel training and related functions.

3.5.2 DMS will arrange for the transfer of a copy of the MMIS to the contractor, including source programs, test files, job cycle documentation, and all other supporting material necessary to operate the MMIS. The State will not bring up the system on its own computers. DMS will coordinate communications and participate in all meetings between the incumbent and the contractor, provide training time for DMS management and clerical personnel and notify providers of the pending change of contractor and of related procedural changes. The contractor shall occupy contractor-furnished facilities and establish a data processing system environment necessary to operate the MMIS.

3.5.3 DMS will advise the contractor of any changes to be made to the current MMIS by the incumbent prior to July 1, 2000, and subsequent to providing the current MMIS to the contractor. The contractor shall receive copies of all completed system modifications, including test data. The contractor shall receive and install software and test files from the incumbent. The software shall be modified by the contractor as necessary to accommodate equipment and operating system requirements. The contractor shall identify questions and problems relating to installation and testing of the MMIS for the DMS coordinator for presentation to the incumbent.

3.5.4 The contractor shall develop proposed operating procedures that shall be subject to DMS approval. Progress against the work plan shall be reported to DMS by weekly written reports and at weekly review meetings with DMS.

3.6      LOCATION AND STAFFING OF CONTRACTOR OPERATIONS:

           All contractor functions, with the exception of computer processing, must be performed at an office located within the Jefferson City, Missouri city limits or at a location approved by DMS. Some modifications and enhancement tasks may be performed by staff outside of the site requirements specified above with the prior approval of DMS.

3.6.1 DMS will not unreasonably disapprove the contractor's data center location.

3.6.2 The following staff shall be employed by the contractor, beginning on July 1, 2000, and throughout the life of the contract:

(1) One (1) Account Manager shall be employed full-time at the contractor's Jefferson City office. The Account Manager shall be responsible for all aspects of Missouri Medicaid operations.

(2) One (1) Systems Manager shall be employed full-time at the contractor's Jefferson City office. The Systems Manager shall be responsible for system-related functions and development.

(3) One (1) Claims Manager shall be employed full-time at the contractor's Jefferson City office. The Claims Manager shall be responsible for the identification, control and processing of claims and related documents.

(4) One (1) Support Services Manager shall be employed full-time at the contractor's Jefferson City office. The Support Services Manager shall be responsible for all non-system/claim related functions.

(5) One (1) Network Administrator shall be employed full-time at the contractor's Jefferson City office. The Network Administrator shall be responsible for all technical operations and development including electronic claims, file transmissions, Internet application development, LAN administration, imaging and help desk maintenance. This position will also be responsible for the duties of an Automated Data Processing (ADP) security officer.

                  The Network Administrator shall have the minimum qualifications of five (5) years professional, technical or administrative electronic data processing experience of which three (3) years must have been in a supervisory or administrative capacity in computer systems analysis and design, programming, computer operation or network operation; and a college degree with specialization in computer science, engineering, statistics, mathematics, accounting, public or business administration or closely related areas. Graduate work in the above areas may be substituted for the general experience on a year-for-year basis. Additional experience may be substituted for the required education on a year-for-year basis.

(6) Three (3) supervisors shall be employed full-time at the contractor's Jefferson City office. These supervisors shall be responsible for overseeing the tasks of the systems programmers and the systems support staff. These staff shall not be included in the staffing levels indicated in paragraphs
                  (7) or (8).

(7) A minimum of twenty-five (25) programmers shall be employed full-time at the contractor's Jefferson City office. These programmers shall be responsible for the MMIS maintenance and modification as specified under Modification paragraph (3.19.1 herein).

                  Three (3) of the programmers shall have minimum qualifications of five (5) years of professional, technical or administrative electronic data processing experience in computer systems analysis and design, programming, computer operation or network operation; and a college degree with specialization in computer science, engineering, statistics, mathematics, accounting, public or business administration or closely related areas. Graduate work in the above areas may be substituted for the general experience on a year-for-year basis. Additional experience may be substituted for the required education on a year-for-year basis;

                  Seven (7) of the programmers shall have minimum qualifications of four (4) years of professional, technical or administrative electronic data processing experience including substantial experience in one of the following areas: EDP education and training, data communications and teleprocessing, operating systems and software, hardware evaluation and performance measurement, job accounting and chargeback, privacy and security, applications development, standards and procedures, data base administration or computer operations management; and a college degree with specialization in computer science, engineering, statistics, mathematics, accounting, public or business administration or closely related areas. Graduate work in computer science or in a closely related field involving course work using sophisticated computer applications may be substituted on a year-for-year basis. Additional qualifying experience may be substituted for required education on a year-for-year basis;

                  Seven (7) of the programmers shall have minimum qualifications of three (3) years of professional, technical or administrative electronic data processing experience including substantial experience in one of the following areas: EDP education and training, data communications and teleprocessing, operating systems and software, hardware evaluation and performance measurement, job accounting and chargeback, privacy and security, applications development, standards and procedures, data base administration or computer operations management; and a college degree with specialization in computer science, engineering, statistics, mathematics, accounting, public or business administration or closely related areas. Graduate work in computer science or in a closely related field involving course work using sophisticated computer applications may be substituted on a year-for-year basis. Additional qualifying experience may be substituted for required education on a year-for-year basis;

                  Five (5) of the programmers shall have minimum qualifications of two (2) years of professional and technical computer information technology systems experience such as computer programming, computer systems analysis and design, or work with primary responsibility for the configuration of mainframe, midrange and/or microcomputer hardware and software, network administration or closely related areas; and a college degree with at least fifteen (15) semester hours in computer science, computer information systems or closely related areas. Computer information technology systems experience such as computer programming, systems analysis and design or work with primary responsibility for the configuration of computer hardware and software in a mainframe, midrange and/or microcomputer environment may be substituted on a year-for-year basis for deficiencies in the stated education. Graduate work in computer science, computer information systems or closely related areas may be substituted on a year-for-year basis;

                  Three (3) of the programmers shall have minimum qualifications of one (1) year of professional experience in computer programming; and a college degree with specialization in computer science, mathematics, statistics, accounting or closely related areas. Graduate work in computer science or in a closely related field involving substantial course work using sophisticated computer applications may be substituted for the experience on a year-for-year basis; OR two (2) years of professional experience in computer programming and successful completion of an Associates of Arts program with specialization in computer science. Additional qualifying experience may be substituted for the education on a year-for-year basis.

                  These staffing qualifications are minimums and limited to the on-going modification team. This requirement ensures adequate skill sets. Additional staff qualifications required for enhancements are at the contractor's discretion.

(8) Five (5) Medicaid Information Analysts shall be employed full-time at the contractor's Jefferson City office. The Medicaid Information Analysts shall be responsible for, among other things, researching claims processing problems and SPARS brought to the attention of the Systems Manager by DMS, providing reference file maintenance and providing training to DMS staff.

                  Two (2) of the five (5) Medicaid Information Analysts shall be devoted to the duties of a documentation specialist including the use of FolioViews. The documentation specialists shall be responsible for maintenance of the provider manuals, as well as, developing, writing and maintenance of system documentation manuals, including user manuals and the health plan user manual.

                  The Medicaid Information Analysts shall have minimum qualifications of one (1) year of professional or technical experience in management analysis and improvement, computer programming, computer systems analysis or design, accounting, statistical work, or in office or program management work which involved electronic data processing activities; and a college degree with specialization in accounting, statistics, mathematics, computer science, public or business administration or closely related areas. One (1) year of graduate work in the above areas may be substituted for the year of required experience. Additional qualifying experience may be substituted for the required education on a year-for-year basis.

(9) An adequately staffed Operations Unit shall be employed full-time at the contractor's Jefferson City office. The Operations Unit shall be responsible for all technical operations and development including electronic claims, file transmissions, Internet application development, LAN administration, imaging and help desk maintenance. These staff will report to the Network Administrator.

                  A minimum of four (4) staff will be solely devoted to the duties of an EMC/Health Plan/MMIS help desk technician. The following are the responsibilities of these technicians:

                  Front line assistance to providers in establishing the required electronic claims format for processing as well as assistance with communications and with DMS developed billing software. Additionally, assistance shall be given in regard to any acknowledgment reports or responses the provider receives as a result of a claim file submission.

                  Front line assistance to health plans in establishing the required electronic formats for submission and receipt of all MC+ related data, establishing network communications and the ongoing operation of that network. Additionally, assistance shall be given in regards to any acknowledgment reports or responses the health plan receives.

                  Front line assistance in answering DMS staff questions regarding electronic claims submission, reporting LAN and PC related problems, reporting 3270 problems including CICS screen abends, and requesting reproduction of MMIS reports.

                  The EMC/Health Plan/MMIS help desk lines must be answered from 8:00 a.m. to 5:00 p.m., Monday through Friday, except for the following holidays: New Years Day, Memorial Day, July 4, Labor Day, Thanksgiving and Christmas. The contractor must make a help desk number available for publication. This phone number must be separate from the contractor's primary business line and must be solely dedicated to the help desk. A message shall be recorded for providers when the help desk is unavailable. Callers shall be placed in a queue if all lines are busy, allowing them the option to remain on hold for the next available technician. A voice logger must be utilized on the system for ongoing quality control and reporting as designated by DMS.

                  An expected response time hierarchy will be provided after contract award.

(10) An adequately staffed Claims Resolution Unit shall be employed full-time at the contractor's Jefferson City office. The Claims Resolution Unit shall be responsible for resolving all claims suspended for exceptions. The unit shall maintain a close working relationship with DMS in developing new exceptions, writing the resolution instructions for the unit and resolving claims in accordance with program policy and procedures. As part of this resolutions unit, a Medical Policy Unit shall be established.

a.

                    The Medical Policy Unit shall be staffed with a minimum of four (4) Registered Professional Nurses who have graduated from an accredited four year college or university with a Bachelor's degree in Nursing and who have had at least one
                    (1) year of professional nursing experience or who have graduated from a recognized school of nursing and have had at least two (2) years of professional nursing experience. The experience of the four (4) nurses shall not be representative of a singular discipline, but shall be broad based. One (1) of these nurses shall be designated the unit lead and shall supervise the other nurses. These nurses shall not be paid based on the number of claims resolved (no quotas). Their workload shall be assigned in a manner that allows adequate time to properly review and resolve the types of claims that DMS directs to the unit. The contractor shall request DMS approval prior to assigning these nurses any significant work outside the purview of the Medical Policy Unit, even on a temporary basis. The Medical Policy Unit shall resolve, at least, categories of claims as directed by DMS and in accordance with DMS policy and procedures. This unit shall be responsible for the pricing of durable medical equipment and supply claims by utilizing a commercial software product (such as EPIC) approved by DMS.

                  b. Additionally, as part of the Claims Resolution Unit, the contractor shall maintain a permanent, part-time physician consultant. This physician must be licensed to practice medicine in Missouri and must be on site at the contractor's location a minimum of ten (10) hours per week. The primary function of this physician shall be to resolve and price specific claims as directed by DMS and to assist the other staff of the Claims Resolution Unit in working more complicated claims as appropriate. The contractor shall obtain DMS' approval of the physician selected for this position prior to hiring such physician.

(11) Two (2) programmer analysts shall be employed full-time at the contractor's Jefferson City office. The programmer analysts shall be responsible for responding to adhoc requests initiated by DMS. Minimum qualifications for these programmer analysts shall be two (2) years professional or technical experience in management analysis and improvement, computer programming, computer systems analysis or design, accounting or statistical analysis or in office program management work which involved electronic data processing activities of which one (1) year must have included experience in the analysis, design and preparation of reports and/or procedures for adaptation to electronic data processing operations and which included experience in programming; and a college degree with specialization in accounting, statistics, mathematics, computer science, public or business administration or closely related areas. One (1) year of graduate work in the above areas may be substituted for the year of general work experience. Additional qualifying experience may be substituted for the required education on a year-for-year basis. In addition, qualifications for these positions shall include a thorough knowledge of SAS or whichever statistical language the contractor elects to utilize for this responsibility. (SAS is currently used for this purpose.) Only one adhoc programmer analyst shall be housed full time at DMS. The other programmer analyst must be housed in the contractor's Jefferson City office. The contractor may choose to rotate the programmer analysts between locations. Office space, furniture, and telephone service will be provided by DMS for the DMS location. Long distance calls must be limited to only those specifically needed for the completion of an adhoc request. No other long distance calls should be made. DMS will provide one (1) port on its IBM 3274 controller for the programmer analyst's terminal connection. The contractor shall provide one (1) IBM 3270 compatible terminal for this programmer analyst to use in the performance of his/her programming duties.

(12) An adequately staffed Recipient Services Unit (RSU) shall be employed full-time at the contractor's Jefferson City office. The RSU shall be responsible for responding to Medicaid recipient inquiries. A further description of the duties of the RSU Unit can be found in Paragraph 3.18.1 herein.

PARAGRAPH DELETED BY AMENDMENT #002:
(13)              Deleted.

(14) An adequately staffed TPL Unit shall be employed full-time at the contractor's Jefferson City office. The TPL Unit shall be responsible for performing TPL verification on all leads supplied by DMS or its designated agent. A further description of the duties of the TPL Unit can be found in Paragraph 3.18.3 herein.

3.6.3 Provide four (4) furnished offices or cubicles, each with a minimum of one hundred (100) usable square feet, each equipped with a network PC, a telephone with local and long distance capability, a desk, a chair, a side chair, a bookshelf or credenza and related supplies, comparable to offices occupied by the contractor's personnel, at the contractor's facility for use exclusively by DMS or its designated agent. A current volume of the CPT procedural code book and the ICD-9-CM diagnosis code book, Volumes I and II, shall be provided by the contractor in this area. A conference room must be available by appointment. Photocopying must also be provided. Reasonable charges for work-related long distance calls and photocopies shall be absorbed by the contractor.

3.7      AUDIT AND ACCOUNTING REQUIREMENTS:

           The contractor shall ensure that the system facilitates auditing of individual claims and encounters. Adequate audit trails must be provided throughout the system. Where override codes are permitted, the use of such codes must be reported. Changes to prices, provider financial data and recipient eligibility must be highly controlled and appropriate audit trails and reports must be created.

           The contractor shall maintain books, records, documents and other evidence pertaining to the administrative costs and expenses of the contract to the extent and in such detail as shall properly reflect all revenues, all net costs, direct and apportioned, and other costs and expenses of whatever nature for which reimbursement is claimed under the provisions of the contract. The contractor's accounting procedures and practices shall conform to generally accepted accounting principles and the costs properly applicable to the contract shall be readily available.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.7.1    Deleted.

3.7.2 The contractor shall develop and submit to DMS a cost allocation plan in accordance with 45 CFR, Part 95, Subpart E. The contractor must be able to provide documentation to support wages, fringe benefits, and other expenditure items. Amendments to this plan must be submitted to DMS when changes occur.

3.7.3 The contractor shall agree to the following terms for access to records relating to the contract:

(1) All original claims and attachments that are a permanent part of a claim (including consultant and Medical Policy Unit route slips) adjudicated under the contract shall be retained by the contractor for a minimum of forty-five (45) days from the date of receipt as shown by the Julian date of the ICN.

(2) Unless DMS specifies in writing a shorter period of time, the contractor agrees to preserve and make available all other pertinent books, documents, papers, and records of the contractor involving transactions related to the contract for a period of six (6) years from the date of expiration or termination of the contract.

(3)               Records involving matters in litigation shall be kept for one
                  (1) year following the termination of litigation, including all appeals, if the litigation has not terminated within the six (6) years specified above.

(4) The contractor shall agree that authorized federal and state representatives shall have access to and the right to examine the items listed above at the contractor's office at all reasonable times during the six (6) year period specified above.

3.8      PAYMENT:

           Payment for services and equipment provided under the terms of the resulting contract shall be made to the contractor in accordance with the firm, fixed prices stated in the contract for the applicable contract period. No payment shall be made by DMS for Planning, Transfer, Acceptance Testing and Implementation. Operation payments shall commence the month following contract implementation.

3.8.1 Monthly payments shall be made to the contractor for operation of the MMIS. The amount of such payment shall be equal to the firm, fixed total base price for all services and equipment required to operate the MMIS, as stated in the contract, divided by twelve (12).

PARAGRAPH REVISED BY AMENDMENT #002:
3.8.2 Additionally, DMS will provide the annual estimate of the number of claims and encounters to be processed. The contractor shall be paid a fixed price per increment of three hundred thousand (300,000) claims above the estimate. At the end of each contract period (annually), DMS and the contractor will reconcile the total number of claims and encounters processed during the contract period.

           If a credit is due DMS, the contractor shall reduce its next monthly invoice in accordance with the firm, fixed price to be credited, as stated in the contract, for the appropriate volume of claims and encounters.

           If additional payment is due the contractor, it shall be payable in the last quarter of the following state fiscal year. Such additional payment shall be made to the contractor in accordance with the firm, fixed additional price stated in the resulting contract for the appropriate volume of claims and encounters.

           For the purposes of counting claims and encounters, a claim or encounter shall be defined as a line item for all documents except inpatient, in which case the entire document shall be counted as one
           (1) claim or encounter. Only accepted encounters that receive an ICN may be included. Adjustments, financial transactions, capitation payments, and other non-claim transactions shall not be counted as claims.

3.8.3 Payment shall be made to the contractor for CPU time used in excess of four hundred twenty (420) hours per state fiscal year for DMS initiated adhoc requests in accordance with the firm, fixed price per CPU hour stated in the resulting contract. Only those adhoc requests that are DMS initiated will be counted toward the four-hundred twenty
           (420) CPU hours per year.

PARAGRAPH REVISED BY AMENDMENTS #002 AND #003:
3.8.4 All costs associated with telephone usage and postage are the responsibility of the contractor unless otherwise specified herein. The contractor shall be responsible for postage of mailing claim forms, incomplete claims, contractor-generated form letters, processed prior authorization (PA) requests and drug rebate invoices. The contractor shall also be responsible for postage for electronic media claims manuals and any software distributed to providers. Postage costs for mailing recipient RAs may be passed through to DMS. Every effort must be made by the contractor to secure the most cost effective postage and toll-free usage costs. The contractor will be reimbursed for actual expenses incurred for toll-free usage and postage for mailing recipient RAs.

3.9      INVOICING:

           The contractor shall submit itemized invoices as specified below to the Department of Social Services, Division of Medical Services, P.O. Box 6500, Jefferson City, MO 65102-6500.

3.9.1 The contractor shall submit invoices on a monthly basis for operation of the MMIS and for enhancement package operation.

3.9.2 The contractor shall submit invoices for implementation of the required enhancement packages upon completion. Ongoing costs, as a result of such enhancements, are billable the first day of the month following a full month of operations.

3.9.3 The contractor shall submit invoices for any other payment and/or reimbursement specifically provided for in the contract in the manner specified by DMS.

3.10     TECHNICAL SPECIFICATIONS AND COMPUTER RESOURCES:

           Various performance standards are identified below and elsewhere herein. If, either during or following implementation of any specific requirements of the system developed by the contractor, these performance standards are not met, DMS will have the right to take action in accordance with the procedures outlined in this document.

3.10.1 Data Processing: This section describes the general data processing specifications which the contractor must adhere to during the development and implementation of the Missouri MMIS. It is imperative that:

          o    Documentation is comprehensive

          o Documentation, design, and program structure meet DMS standards as well as specifications included in this document

          o    The system is easily maintainable

          o The system be error-free if turned over to DMS or its designated agent at the end of the contract

(1) PROGRAMMING LANGUAGE: All MMIS application programs shall be written in VS COBOL II or COBOL for MVS, with the exception of sorts, generalized report writers and system support utilities currently utilized by the State or provided and maintained by the State's computer hardware vendor, and data base access routines.

a. Exits from COBOL programs to standard I/O routines are acceptable. Job control language, telecommunication monitors and software used to support adhoc reporting are also excluded from the COBOL requirements since they are not applications programs.

(2) SOFTWARE: The contractor shall be responsible for obtaining all licensed software, teleprocessing monitors, utilities, sorts, database management systems, or other licensed software products required to operate the Missouri MMIS. No proprietary software may be added to the system for any applications program activity. A listing of current hardware and software is presented as Attachment F.

(3) HARDWARE: The Missouri MMIS must be operated on IBM or IBM plug-compatible hardware. The contractor shall be responsible for obtaining at its expense all hardware required to successfully operate the Missouri MMIS and to carry out all tasks specified in the contract.

3.10.2 Confidentiality: The MMIS must be designed to be highly reliable and secure and to recognize the confidential nature of much of the data maintained by the system. The following subsections provide additional details of these and other related requirements:

3.10.2.1 The contractor shall treat all information, and in particular, information relating to recipients and providers, which is obtained by the contractor through its performance under the contract, as confidential information to the extent that confidential treatment is provided under state and federal law. The contractor shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and protection of its rights hereunder.

(1) Confidentiality of client and provider information: All information as to personal facts and circumstances obtained by the contractor shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of DMS and the written consent of the enrolled recipient, his/her attorney, and/or his/her responsible parent or guardian, except as may be required by DMS; provided that nothing herein shall prohibit the disclosure of information in summary, statistical or other form, which does not identify particular individuals. The use of disclosure information concerning recipients will be limited to purposes directly connected with the administration of the contract. No employee of the contractor shall be employed or conduct business in a manner which would be considered a conflict of interest or construed as misuse of confidential information. Working for a billing agency or Medicaid billing office would be examples of inappropriate employment.

3.10.3 Security: The contractor shall develop and implement an ADP Security Program after contract award but within three months of contract implementation. The ADP Security Program must be received and approved by DMS prior to implementation.

3.10.3.1 The ADP Security Program shall include the following components:

(1) Establishment of a security plan, policies and procedures to address:

a. Physical security of ADP resources;

                  b. Equipment security to protect equipment from theft and unauthorized use; c. Software and data security; d. Telecommunications security; e. Personnel security; f. Contingency plans to meet critical processing needs in the event of short or long term interruption of service;
                  g.  Emergency preparedness.

(2) Designation of an ADP Security Manager (may be included in the duties of the Network Administrator).

(3) Performance of periodic risk analyses to ensure that appropriate, cost-effective safeguards are incorporated into new and existing systems. A risk analysis must be performed whenever significant system changes occur.

3.10.3.2 The ADP Security Program must be reviewed and revised as necessary to conform to any future federal regulations addressing system and operational security under HIPAA.

3.10.3.3 Contractors shall certify, on an annual basis, continued compliance, review and update of the ADP Security Program.

3.10.3.4 The contractor shall log all CICS transactions by user identification and retain through the end of the contract.

3.10.4 MMIS Certification: The contractor shall ensure that federal MMIS certification is continued throughout the period of operation. In the event the HHS determines that a new certification process is necessary, the contractor shall ensure that all such certification requirements are met and that the new certification be retroactive to the date on which certification was discontinued, should such discontinuation occur.

           The contractor shall pay actual damages equal to the difference between the maximum allowable federal financial participation and that amount actually received by DMS because of failure on the part of the contractor to maintain certification.

3.10.5 System Interfaces: The file transfer software package currently used is Connect:Direct (formerly NDM). If Connect:Direct is not used by the contractor, a comparable file transfer software must be used. The contractor shall be required to support Connect:Direct in addition to the file transfer software the contractor chooses to use. The following is a list of required system interfaces maintained by or with the contractor:

o        SDC
o        DSS/DDP
o        MC+ Health Plans
o        TPL Revenue Maximization Contractor
o        NEIC
o        HCFA
o        MEDSTAT (Decision Support System)
o        Medical Review Services (MRS)
o        ARU eligibility verification systems
o        POS network vendors
o        EMC billers
o        PharMark

3.10.6 Computer Resources: The contractor shall be responsible for providing computer resources throughout the eight (8) tasks. No State computer resources will be available to the contractor, except those necessary to provide eligibility data, those necessary to test system interfaces during acceptance test, and those necessary to support the SNA Network Interconnection interface.

3.10.6.1 The contractor shall provide DMS with on-line inquiry and/or update access to certain files. DMS reserves the right to add additional users at its discretion. The contractor shall utilize the IBM, SNA software to connect the SDC with the contractor's mainframe. The contractor shall run a back-to-back configuration between the SDC and the contractor's data center.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.10.6.2 The contractor shall make the necessary changes to all appropriate communication software on the contractor's system to allow DMS terminal access and any other access required. The State will be responsible for all software changes in the SDC. DMS will be responsible for providing and installing terminals to be used by DMS at its facilities. The contractor shall install modems and all necessary telecommunications lines between the SDC and the contractor's data centers. The contractor must have available and utilize Alias Name Translation Facility to resolve any naming conflicts.

3.10.6.3 Additionally, the contractor shall provide for use by DMS four (4) terminals with access to the contractor's data center to be located in the DMS consultant area at the contractor's office.

3.10.6.4 The contractor shall maintain a terminal response time of two (2) seconds or less at least ninety (90) percent of the time on all CICS applications. The contractor shall provide DMS with a monthly report indicating the response time figures for the preceding month.

3.10.6.5 The contractor shall maintain a response time of five (5) seconds or less from the contractor's data center back to the telecommunications network vendor per claim submitted on-line through POS. The contractor shall provide DMS with a monthly report indicating the response time figures for the preceding month.

3.10.6.6 The contractor shall establish agreements with telecommunications network vendors to install data lines to the contractor's data center for the purpose of transmitting eligibility verification and claim transactions. All agreements established between the contractor and any telecommunications network vendors must receive prior DMS approval. These agreements shall specify at least the following:

(1) The contractor shall bill Medicaid providers directly for those costs associated with the hardware installed in the provider's location and for reasonable transaction fees. The vendor must also provide start-up and ongoing support to both the contractor and the Medicaid providers.

PARAGRAPH REVISED BY AMENDMENT # 002:
(2) The contractor shall make dial-up or leased lines available to Medicaid providers twenty-four (24) hours a day, seven (7) days per week. Such lines shall be monitored twenty-four (24) hours a day for technical problems and for any bottleneck effects of incoming traffic.

(3) The contractor must keep any information passing through its network confidential and must only use such information in its function as a telecommunications network vendor.

3.10.6.7 The contractor may charge the telecommunications network vendors a reasonable flat monthly fee for the data line connection to the contractor's data center. However, the contractor shall not in any manner base this fee upon transaction volume.

3.10.6.8 The contractor and the above-referenced vendors must adhere to all relevant federal and state confidentiality/privacy laws, regulations and contractual provisions throughout the effective period of the contract.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.10.7 The contractor shall provide twenty (20) copies of Lotus Notes or a comparable software package to DMS. Lotus Notes currently contains applications developed for DMS to initiate and track such things as STRs, SPARs, adhocs, explanation of benefit (EOB) and text file updates and provider information. Lotus Notes also provides the primary electronic mail source between DMS and the contractor. If a new software package is proposed in lieu of Lotus Notes, all applications currently available through Lotus Notes must be converted to the new software and all historical information stored in Lotus Notes databases must be accessible to DMS staff.

3.10.8 The contractor shall maintain user manuals and other reference files in an electronic format through FolioViews or a comparable software package. FolioViews shall be for access and maintenance of system documentation manuals, provider manuals, exceptions, explanation of benefits and system parameters. The contractor shall be required to update the files stored in FolioViews on a monthly basis.

3.11     CLAIMS CONTROL AND IDENTIFICATION:

           The contractor shall operate the Claims Processing Subsystem of the Missouri MMIS, including enhancements as they are implemented. The contractor shall maintain a facility to receive and control Medicaid claims and encounters on a daily basis.

3.11.1 Mailroom: The contractor shall mail all claims, claim attachments, and provider labels to providers within five (5) working days of receipt of the request. Providers shall not be charged for claims, labels, or postage costs.

           DMS will perform a minimum of two (2) random, unannounced mailroom inspections per year to determine the number of claims not keyed in the system in accordance with the consent decree of Grant vs. Reagan.

3.11.1.1 Post Office Boxes: The contractor shall provide post office boxes to be used by providers and other entities for claim submission, by recipients for written inquiries and others as indicated by DMS.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.11.1.2 Document Control: The contractor shall screen all claim form fields specified by DMS as required fields. Paper claims missing certain key data elements will be returned to the provider prior to data entry. Required data elements can be found in the Document Control Manual of the system documentation.

3.11.1.3 Scanning (Imaging): The contractor shall assign all paper claims an ICN no later than one (1) workday following the actual date of receipt and PAs must be assigned an ICN no later than two (2) workdays following the actual date of receipt.

           The contractor shall maintain a system by which all incoming documents are stored as computer images on the contractor's computer. These documents must be retrievable by DMS staff as set forth below and must be accessible in a variety of ways (ICN, DCN, provider number, date range, etc.). DMS must be able to print these documents as needed.

(1) The images displayed must be full document images that look the same as the original piece of paper that was scanned. The contractor may design a system that uses dropout methods, if so desired. The color of the imaged forms may also be changed.

(2) DMS staff must be able to retrieve and display in ten (10) seconds or less the first page of an imaged document that is mounted in an optical drive in read/write mode. Each subsequent page of the same document must be displayed in one
                  (1) second or less.

(3) Any other document that has been imaged must reside on an optical disk inside the jukebox and must be able to be retrieved in thirty (30) seconds or less.

(4) The system must have the functionality to add newly scanned documents to existing images.

(5) The contractor shall allow for unlimited batch imaging retrieval requests. Image requests that have been batched should print in the evening after regular business hours at either DMS or the contractor's facility, whichever is indicated by the requestor.

(6) The contractor shall maintain all images for the duration of the contract. Upon termination of the contract, or other date specified by DMS, the contractor shall turn over to DMS, or its designated agent, optical disks or other storage media used to fulfill the imaging requirements.

3.11.2 Exam Entry: The contractor shall perform exam entry functions in batch or on-line mode, perform appropriate pre-screening functions prior to entry of claims data into the system and maintain ongoing quality control programs to oversee all exam entry functions.

           The contractor shall implement and operate procedures to identify claims suspended as a result of exam entry errors and correct such errors.

3.11.3 Electronic Media Claims (EMC): An electronic claim is defined as a claim or encounter submitted by utilization of any electronic media, hereinafter referred to as EMC. The contractor shall accept all EMC claims and encounters by methods approved by DMS. EMC claims and encounters received by 5:00 p.m. must be entered in that night's cycle. EMC claims and encounters received after 5:00 p.m. must be entered in the cycle the evening of the following business day. Refer to Attachment A for claim and encounter statistics.

(1) Point Of Service (POS) - The contractor shall operate the existing POS System for claim submission and on-line adjudication. The system is currently only for drug claims. The contractor shall accept and process claim transactions from public or private communications networks using the NCPDP record layout specifications. The contractor must support NCPDP versions 3.2, 3.C and 5.0, when released. The contractor shall provide capability to monitor bottleneck effect of incoming transactions from the networks. POS claim submission must be available twenty-four (24) hours a day, seven (7) days per week except for DMS approved scheduled maintenance.

(2) Direct Electronic Medicaid Information (DEMI) - The contractor shall accept and process claim and encounter transactions from service providers for all claim types submitted directly to the contractor's data center. Access to the contractor's data center must be direct dial-up or a direct dedicated line. Asynchronous and bisynchronous modems must be available for the dial-up system. CPU-to-CPU data transfer must allow for immediate editing of the records with an electronic transmission confirmation report available to the service provider.

PARAGRAPH REVISED BY AMENDMENT # 003:
(3) Direct Electronic File Transfer (DEFT) - The contractor shall accept and process claim transactions from service providers for all claim types submitted directly to the contractor using a Bulletin Board System (BBS) or on a diskette.

(4) Magnetic Tape Billing (MTB) and Diskette - The contractor shall accept and process claim transactions from service providers for all claim types submitted directly to the contractor on magnetic tape or diskette.

(5) Fast Electronic Nursing Institution Transmit(x)(FENIX) - The contractor shall accept and process nursing institution claims submitted directly to the contractor using the proprietary FENIX software. The contractor shall also accept paper submissions of claims from providers printed from the FENIX software.

PARAGRAPH ADDED BY AMENDMENT # 003:
(6) Accelerated Submission And Processing (ASAP) - The contractor shall accept and process claims submitted in the ASAP record formats. ASAP claims may be submitted via the bulletin board or diskette.

PARAGRAPH ADDED BY AMENDMENT # 003:
3.11.3.1 BBS Requirements - The contractor shall establish and maintain an electronic bulletin board (BBS) for the purpose of receiving certain electronic claims from providers. This BBS shall contain a minimum of eight (8) modems rated at a minimum of 56kb per second. The communication lines on this BBS shall be toll-free.

3.12     DATA VALIDITY:

3.12.1 The contractor shall process all claims, encounters, adjustments and other related transactions against the most current files according to the procedures, policies and mandates developed and approved by DMS.

3.12.1.1 The contractor shall maintain a file of exceptions and system parameters that claims, encounters, adjustments and other related transactions must be processed against.

(1) The exception control file shall be maintained in such a manner to provide the ability to apply an exception by individual claim type and media.

3.12.1.2 The contractor shall process encounters applying to multi-level editing that includes "up-front" data validity editing. Encounters must be rejected before entering the system if one of these errors is present. These errors are listed in the Health Plan User Manual that can be found in the procurement documentation library.

3.12.2 The contractor shall apply a series of exceptions to all electronic files transmitted by the MC+ health plans. The file layouts and exceptions can be found in the Health Plan User Manual.

3.12.3 The contractor shall provide the capability for on-line generated return to provider (RTP) letters for post exam entry errors. A file of RTP letters accessible by provider number must be available on-line to DMS staff. Approximately ten (10) percent of all claims returned to providers are returned during the resolution function. RTP letters are currently created in WordPerfect and saved to the image file as a permanent part of the claim image.

3.13     RECIPIENT ELIGIBILITY:

3.13.1 The State will determine which persons are eligible to receive benefits under the Missouri Medicaid program and provide daily updates via a file transfer software package to include all changes generated by the State affecting the recipient files.

3.13.2 The contractor shall receive daily recipient file update transmissions from DDP and operate the recipient subsystem of the Missouri MMIS. The contractor shall update all relevant recipient files including eligibility and lock-in with all accepted State generated recipient transactions upon the date of receipt of such transactions.

PARAGRAPH REVISED BY AMENDMENT #002:
3.13.3 The contractor shall accept transaction requests for plastic Medicaid identification cards from DDP and is responsible for creation and distribution of the cards. A subcontractor may be utilized for the creation and distribution of these cards with the prior approval of DMS. These cards shall be mailed within forty-eight (48) hours of receipt of transaction request. The contractor will be reimbursed for actual expenses incurred for ID cards and postage.

3.13.4 The State will interpret eligibility and related policy and make administrative decisions. DMS will establish guidelines regarding which recipient inquiries should be handled by the contractor and which should be referred to DMS.

3.13.5 The contractor shall print and mail targeted Recipient Explanation of Medicaid Benefits (REOMBs) as requested by DMS.

3.13.6 The contractor shall provide on-line inquiry access to the MMIS recipient eligibility file utilizing CICS as the teleprocessing monitor. Inquiry access must be available by 1) DCN, 2) social security number, 3) TEMP number, and 4) first and last name, date of birth and sex code.

3.13.7 The contractor shall purge the recipient eligibility file based on DMS criteria and provide to DMS one (1) copy of microfiche of purged records within thirty (30) days of the date of purge. The microfiche must be clear, legible, and free of physical defects. Backup tape files of the recipient master files must be produced weekly. Such files shall be maintained for the duration of the contract and shall then be turned over to DMS or its designated agent.

3.13.8 The contractor shall maintain the recipient master file to include data for a period of at least thirty-six (36) months after a recipient's eligibility is terminated. This includes all base, eligibility and cross-reference records. The contractor shall perform systematic inactivations of the recipient file on a yearly basis. The timing of each inactivation shall be coordinated with DMS.

3.13.9 The contractor shall perform a reconciliation of all State recipient eligibility information, including TPL data, with MMIS recipient data as requested by DMS.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.13.10 The contractor shall create, print and mail recipient notices. One-third of these recipient notices shall be produced and mailed by the contractor on a monthly schedule. The contractor shall be responsible for all costs (excluding postage) related to this responsibility. The notices shall include all services paid or denied on behalf of the recipient (with the exception of those services designated as confidential) during the previous quarter and shall be produced in a format specified by DMS. Notices shall be prepared and sorted in a manner that allows for the use of the lowest applicable first class postage rates. All cost savings features such as address correction and zip code + 4 must be done in accordance with USPS rules and regulations. The notices must be printed on a laser printer and mailed in security envelopes to ensure confidentiality of the information contained in the notices. The contractor shall only invoice DMS for actual postage costs incurred which shall be payable in the month following each monthly mailing.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.13.11 The contractor shall operate the existing recipient eligibility inquiry system (ARU). The current system requires the contractor to provide eighty (80) dial-in ports for eligibility, claim status, check/RA amount, procedure code inquiry and miscellaneous informational recordings. The contractor shall provide a toll-free number, accessible to in-state and out-of-state callers, with the cost of the toll-free lines being passed through to DMS. The system must be available twenty-four (24) hours a day, seven (7) days per week with the exception of scheduled maintenance.

3.13.12 The contractor shall operate the existing POS eligibility verification system. This requires the contractor to establish agreements with network vendors to install dedicated telephone lines to the contractor's data center. The dedicated telephone lines must be available to Medicaid providers twenty-four (24) hours a day, seven (7) days per week with the exception of scheduled maintenance. All transaction costs will be the responsibility of the provider.

3.13.13 The contractor shall collect daily MC+ health plan PCP assignment update transactions submitted electronically by each health plan using a file transfer software package. The contractor shall maintain the lock-in master file to include all of a recipient's lock-in data.

3.13.14 The contractor shall receive, update and transmit recipient telephone number changes and baseline health status data from the enrollment broker through DDP.

3.13.15 The contractor shall maintain the hospice master file to include all of a recipient's hospice data. Some hospice data is transmitted from DDP. However, the majority of the data is updated on-line by DMS.

3.14     PROVIDER ENROLLMENT:

3.14.1 DMS will determine the enrollment status of all providers. The contractor shall operate the provider subsystem of the Missouri MMIS.

3.14.2 DMS will be responsible for all provider file updates using on-line terminals. The contractor shall maintain the provider master file with all DMS and contractor generated provider transactions. Contractor updates shall be limited to the special mailing address for claim and label orders, RA tape indicator, clerk ID number and EMC indicator. Direct deposit updates originate from DMS and must be sent to the contractor using file transfer software and applied to the provider file.

3.14.3 DMS will assign a nine-digit provider number containing a five-digit sequential base number supplied by the contractor. DMS will notify providers of their ID numbers and effective date of enrollment.

3.14.4 DMS will determine policy and make all administrative decisions concerning provider enrollment, payments and related issues. The contractor shall maintain the provider master file to include data for a period of at least thirty-six (36) months after a provider's enrollment is terminated. The contractor shall perform systematic inactivations and purges of the provider file upon the request of DMS. The contractor shall generate reports in alpha order of those files to be inactivated or purged.

3.14.5 The contractor shall provide DMS with on-line inquiry and update access to the provider master file. Inquiry access must be available by 1) provider number, 2) provider name, and 3) provider type, specialty and county code. The provider master file shall be placed on microfiche and provided to DMS. The microfiche must be clear, legible, and free of physical defects. The provider master files must be backed up weekly. These files shall be maintained for the duration of the contract and turned over to DMS or its designated agent.

3.14.6 The contractor shall provide DMS with on-line inquiry access to the CLIA master file directly from the provider master file. The contractor shall update and maintain the CLIA master file. Updates to the file are supplied on a weekly basis by HCFA using a combination of dial-up modem and file transfer software.

3.14.7 DMS will establish and maintain effective and timely provider relations and provider education to ensure program continuity and integrity at all times. The contractor shall be required to assist in education and training as requested by DMS.

3.14.8 The contractor shall provide claims in quantities specified by the provider and/or DMS with pre-printed information for providers containing name, address and provider number (composed of first two initials of provider name and nine-digit number). The contractor shall mail all claims and forms to providers within five (5) days of receipt of request. Pre-printed claims shall be produced at the time of enrollment or change in the provider's name, address or number, or upon provider or DMS request. In lieu of pre-printed claims, the provider shall have the option of requesting self-adhesive labels with the previously specified information pre-printed at no charge to the provider.

3.14.9 The contractor shall maintain a computer imaging database for provider enrollment files that are scanned by DMS staff. DMS must be able to print these documents as needed. Print selection options must be available to DMS staff. Workstation monitors must display images at a resolution of at least three hundred (300) dots per inch.

3.14.9.1 The images displayed on workstations must be full document images that look the same as the original piece of paper that was scanned. The contractor may design a system that uses dropout forms or other storage savings methods, if so desired. The color of the imaged forms may also be changed.

3.14.9.2 DMS staff must be able to retrieve and display in ten (10) seconds or less the first page of an imaged document from an optical disk that is mounted in an optical drive in read/write mode. Each subsequent page of the same document must be displayed in one (1) second or less.

3.14.9.3 Any other document that has been imaged must reside on an optical disk inside the jukebox and must be retrieved within thirty (30) seconds or less.

3.14.9.4 On an on-going basis, DMS must be able to add document images to this database as new providers are enrolled or as changes are made to existing provider enrollment files. The contractor must provide an acceptable method of accomplishing this requirement through the provision of scanning equipment located at DMS.

3.14.9.5 The contractor shall maintain all images for the duration of the contract. Upon termination of the contract or other date specified by DMS, the contractor shall turn over to DMS, or its designated agent, all optical disks or other storage media used to fulfill the imaging requirements.

3.14.10 The contractor shall maintain a provider enrollment master file for data entry purposes. All new enrollment and status changes will be entered into this file by DMS. The MMIS provider master file shall be updated nightly by the contractor and have the ability to hold certain records in a pending status.

3.14.10.1 The contractor shall assign a provider number while the application is in pending status. The MMIS must not indicate a provider as "active" until it has been posted as such by DMS.

3.14.10.2 The contractor shall maintain on-line data entry verification for key fields.

3.14.10.3 The contractor shall automate generation of approval letters, labels and claim forms when an application has been approved.

3.14.10.4 The contractor shall create a logging system to be used by the DMS Provider Enrollment Unit. The system shall combine the current provider application return and update logging process into one logging system utilizing the Lotus Notes application or a comparable software package.

3.14.11 The contractor shall collect daily MC+ health plan provider demographic update transactions submitted electronically by each health plan using a file transfer software package. The contractor shall maintain the provider demographic file to include all of a provider's data. The contractor shall provide the ability to navigate between the provider demographic file and the provider master file using "hot key" functions.

3.15     EDITING AND PRIOR AUTHORIZATION:

3.15.1 The contractor shall process all claims, encounters and other claims-related transactions in accordance with program policy, benefits, and limitations as defined and established by DMS.

3.15.2 The contractor shall maintain a thirty-six (36) month adjudicated claims and encounters history file of all transactions processed to final disposition including capitation payments, financial transactions, reinsurance, kick payments, credits and adjustments. The contractor shall also maintain certain procedure codes for life and others for a specific time retention period as specified by DMS.

3.15.3 Tape files for all claims adjudicated by the MMIS since August 1, 1979, shall be retained and made available to DMS on request.

3.15.4 The contractor shall provide DMS with on-line inquiry access to the most recent thirty-six (36) months of complete claims and encounter history. Inquiry access must be available by 1) adjudicated claims,
           2) pseudo adjudicated claims, 3) suspended claims including reason for suspense, 4) claims and encounter history, 5) provider summary,
           6) month-to-date adjudicated claims and 7) encounter claims history.

3.15.5 The contractor shall also provide inquiry access to the following files: provider master, recipient master, drug file, procedure code, diagnosis code, revenue code, medical criteria, institutional criteria, system parameter, exception code and on-line security. The contractor shall provide the ability to easily navigate between on-line files using "hot key" functions on CICS.

3.15.6 The contractor shall provide on-line inquiry and update access to the PA file. Inquiry access must be available by 1) DCN, 2) PA number, 3) DCN and program code, and 4) DCN and provider type.

3.15.7 The contractor shall process and maintain PA requests within the PA system. The contractor shall provide on-line inquiry and update access to the PA file. Inquiry access must be available by 1) DCN, 2) PA number, 3) DCN and program code and 4) DCN and provider type.

3.15.8 The contractor shall image, number and data enter requests into the PA file within two (2) working days of receipt.

3.15.9 The contractor shall gather all claims history and related materials and route to DMS consultants and/or designated individuals or agencies.

3.15.10 Approved or denied PA requests must be updated by the contractor and returned to the provider within two (2) working days of approval or denial date.

3.15.11 PA requests for recipients participating in MC+ are systematically denied. RTP letters and recipient notices are generated by the system.

3.15.12 The contractor shall prepare and mail recipient PA denial notices within five (5) working days of denial. The format of the notice will be determined by DMS.

3.15.13 The contractor shall provide the capability to process PA request files received electronically from the Division of Aging (DA) using a file transfer software and post these requests to the PA file. The contractor shall establish a separate grouping of numbers for DA to use with their request.

3.15.14 The contractor shall ensure that the PA file has unlimited capacity for PA requests per recipient. The contractor shall purge closed PA files monthly using criteria specified by DMS.

3.15.15 The contractor shall maintain rates on the MC+ capitation rate file and create capitation-withholding records utilizing CICS screens. The contractor shall provide DMS with the capability to enter capitation rates on-line in the capitation rate table file.

3.15.16 DMS will furnish and maintain staff to process individual provider adjustments. Adjustment staff will examine adjustments received from providers and return those which cannot be processed. The remaining adjustments will be batched and sent to the contractor for imaging. The adjustment staff will exam enter the adjustments and perform any related suspended claims resolution.

3.15.17 The contractor shall maintain a method to track, validate and process for payment any specific claims as directed by DMS on an exception basis. Each claim shall be submitted along with a letter providing instructions for special processing. Generally, these claims require forcing of exceptions by the claims resolution unit.

3.15.18 The contractor shall suspend for review as directed by DMS those claims containing specific providers, procedure codes, provider types, or exceptions placed on prepayment review by DMS. The contractor shall be responsible for mailing all off-site consultant claims.

3.15.19 The contractor shall suspend, approve to pay, or deny claims using the current system of exceptions and system parameters. Related history for those claims failing history related exceptions must be available on-line through a function key when accessing claim details.

3.15.20 The contractor shall maintain the capability for DMS to enter free flow text on-line and print to the provider RA.

3.15.21 DMS will update and maintain all procedure, drug, diagnosis and revenue codes using CICS. DMS will request updates to the institutional criteria, medical criteria and system parameter files and the contractor shall update and maintain these files.

3.15.22 The contractor shall calculate payment of Hospital Part A crossover claims to pay the lesser of the actual crossover amount as determined by Medicare or the amount the Medicaid fee exceeds the Medicare payment.

3.15.23  DMS will provide Pharmaceutical Consultant and staff to:

(1) Authorize updates to the drug reference file, (2) Develop policy for pharmaceutical coverage and reimbursement, and (3) Administer the drug PA process.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.15.24 The contractor shall contract for drug file updating services subject to DMS approval and update drug file data supplied by the drug file supplier. The contractor shall ensure that the drug file contractor utilizes the most current versions of Drug-To-Drug Interaction Modules. DMS will also perform manual updates to the drug file. The cost of the annual license fees for these files may be passed through to the State.

3.15.25 The contractor shall provide access to on-line claims and prior authorization files to DMS consultants from a remote site.

3.16     ADJUDICATION:

3.16.1 The contractor shall perform nightly adjudication on electronic claims and encounters received by the contractor before 5:00 p.m. Claims and encounters received electronically will be processed nightly through data validity, recipient, provider, pricing and history exceptions. The disposition of the claim or encounter will be determined along with the reimbursement amount. The following day, providers must be able to check the status of their submitted claims and encounters through the ARU or POS.

3.16.2 DMS will determine the timing for the financial cycle, cut off for data entry into a cycle, and the delivery of the RA and payment tapes to the State. The contractor shall comply with these timing determinations.

3.16.3 The State will print and mail provider checks, provider earning statements, remittance advices and other provider related materials produced by the contractor's system. The schedule of payments to all providers shall be semi-monthly. The contractor shall supply providers and processors with electronic remittance advices.

3.16.4 The contractor shall research and prepare mass adjustments, mass recycles, mass credits and also adjustments that are contractor caused. Adjustments which fail exceptions as the result of a mass adjustment, mass recycle or mass credit shall be worked by the contractor. DMS will have final approval on all mass adjustments, mass recycles and mass credits before being released for processing.

3.17     DATA COLLECTION, TRANSFER AND REPORTING:

           The contractor shall produce and provide the files, reports and other data to DMS, or its designated agent, by the required frequency and media specified by DMS. This includes any and all files, reports and data generated by any of the subsystems within the MMIS. The reports listed in the following sections are not an all-inclusive list of reports.

3.17.1 The contractor shall produce and transmit to DDP on or about the 15th day of each month, a file containing the most current version of the master provider file (MMICMMO.BMVS1020) and the capitation tape (MMICMMO.BMDS7180).

3.17.2 The contractor shall produce and deliver to DMS, or its designated agent, on a monthly basis current listings of all providers on file for any county, by provider type.

3.17.3 The contractor shall produce and deliver to DMS, or its designated agent, a CLIA master file update report on a weekly basis with all HCFA generated updates. Maintain DMS generated updates on CICS log file.

3.17.4 The contractor shall produce and deliver to DMS, or its designated agent, a recipient subsystem maintenance report within twenty-four
           (24) hours after the receipt of maintenance transactions from DDP. These reports include, but are not limited to, the Recipient Update Error Report, Lock-in Delete Report and Carrier File Update Report.

3.17.5 The contractor shall produce and transmit daily enrollments, disenrollments, ME code change records, address, name changes, date of birth and PCP update notification records to each MC+ health plan. Also, PCP update notification records are transmitted to the enrollment broker through DDP.

3.17.6 The contractor shall produce and transmit to each MC+ health plan and the enrollment broker a weekly reconciliation file of recipients currently locked into each plan.

3.17.7 The contractor shall produce and transmit to each MC+ health plan TPL information for recipients currently locked into each plan.

3.17.8 The contractor shall produce confirmation reports after each recipient notice mailing with information on the number of notices mailed in total, number of notices mailed by page number and number of notices qualifying for postage discounts.

3.17.9 The contractor shall produce and deliver to DMS one (1) microfiche copy of all recipient notices within three (3) days of each mailing. The microfiche must be clear, legible, and free of physical defects.

3.17.10 The contractor shall produce and transmit to DMS, or its designated agent, a file containing the most current version of the recipient master file (MMICMMO.BMKF3903) on a monthly basis.

3.17.11 The contractor shall produce and deliver to DMS, or its designated agent, a magnetic tape file containing the most current version of the lock-in file (MMICMMO.BMKB1025) on a weekly basis.

3.17.12 The contractor shall provide DMS with a weekly status report on RSU activities. This report shall include, at a minimum, the following information:

(1) Number of calls received (2) Number of calls resolved (3) Number of calls referred to DMS
(4) Number of calls requiring a written response (5) Aging data on calls requiring a written response (6) Number of written inquiries received (7) Number of written inquiries resolved (8) Aging data on written inquiries awaiting a response

3.17.13 The contractor shall provide traffic studies to DMS as requested on the usage of the toll-free lines designated for recipient inquiries. All costs related to these studies shall be the responsibility of the contractor.

3.17.14 The contractor shall produce and deliver to DMS, or its designated agent, a copy of the TPL master file (MMICMO.BMLF3900) monthly and TPL-2 letters and aged reports weekly.

3.17.15 The contractor shall produce and deliver to DMS, or its designated agent, after each financial cycle the following magnetic tapes:

(1)      Quality Control                    MMICMMO.BMDF5111
(2)      Claim Pay File                     MMICMMO.BBEF9800
(3)      Check Tape                         MMICMMO.BMDF4001
(4)      Backup Check Tape          MMICMMO.BMDF4001
(5)      RA Tape                    MMICMMO.BMDF6262
(6)      Backup RA Tape             MMICMMO.BMDF6263

3.17.16 The contractor shall produce and deliver to DMS, or its designated agent, the following magnetic tapes on the designated frequencies:

(1) Paid Claims History File, MMICMMO.BBEF9200 and MMCIMMO.BBEF9500, after each month-end financial cycle. (2) Procedure, Drug, Diagnosis File, MMICMMO.BMEF5010 per request. (3) REOMB tape, MMICMMO.BMEF8001, approximately 25th day of each month.
(4) LTACS Nursing Home File, MMICMMO.BMPF8100, after each month-end financial cycle. (5) TPL-2 Extract file, MMICMMO.EWCF872B, on a weekly basis.

3.17.17 The contractor shall produce and deliver to DMS, or its designated agent, at least five (5) days prior to the scheduled provider checkwrite date, one (1) copy of microfiche of all remittance advices and electronic media claims billing information in each pay period. The microfiche must be clear, legible, and free of physical defects. Additionally, the contractor must retain the originals of the above microfiche for the duration of the contract and turn such originals over to DMS, or its designated agent, upon termination of the contract.

3.17.18 The contractor shall produce and mail the following required reports to HCFA Regional Office on a monthly basis:

(1) HMMR381M Claims Processing Throughput Analysis (2) HMMR481M Medical Assistance Program Status

           These reports shall be provided to HCFA on paper or other media as directed by DMS.

3.17.19 The contractor shall produce and transmit to DMS, or its designated agent, the 1099 data required by and for the Internal Revenue Service regarding provider earnings. This tape shall be produced in a format specified by DMS and must be delivered prior to the last working day of each calendar year.

3.17.20 The contractor shall produce and deliver to DMS, or its designated agent, reports on a monthly basis which provide statistics on volume of claims submitted electronically, method of submission, percentage of claims electronic, total number of unduplicated providers by provider type and any other pertinent information.

3.17.21 The contractor shall generate reports from the PA file on a monthly basis in a format specified by DMS.

3.17.22 The contractor shall produce and deliver to DMS, or its designated agent, on a monthly basis a magnetic tape containing all active PA records.

3.17.23 The contractor shall produce and deliver to DMS, or its designated agent, the reference file maintenance report within one (1) working day of the processing of DMS requested reference file transactions.

3.17.24 The contractor shall produce and deliver to DMS, or its designated agent, one (1) microfiche copy of the drug formulary file quarterly for use by DMS.

3.17.25 The contractor shall produce and deliver to DMS, or its designated agent, upon request a listing of all NDC codes on file in NDC and alphabetic description sequence.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.17.25.1 Adhoc reports assigned to the programmer analysts must be successfully completed within no more than seven (7) working days of assignment or by a due date mutually agreed upon by DMS and the contractor. DMS will prioritize and assign due dates to these requests as necessary. Previously assigned requests will be taken into consideration when assigning due dates but the decision of DMS shall be final and without recourse. The primary responsibility of these programmer analysts shall be to respond to DMS initiated adhoc requests. However, if the work load permits, the contractor may utilize these programmer analysts to perform system maintenance (excluding priority STR work) and enhancement development work as long as this work does not negatively impact the timeliness or quality of adhoc reporting.

3.17.26 The contractor shall provide the first four hundred twenty (420) hours of CPU time per year at no additional cost to DMS. The contractor shall provide a monthly report showing the total number of CPU hours utilized for adhoc reports in the previous month and indicating the number of CPU hours used for each adhoc request in that month. Any CPU time exceeding four hundred twenty (420) CPU hours at the end of each fiscal year during which the contract is effective will be billable to DMS at the price set forth in the contract. Regardless of what model CPU the contractor operates the adhoc component on, the four hundred twenty (420) CPU hours provided annually shall be at least equivalent in performance to four hundred twenty (420) CPU hours on an IBM 9021-982 CPU Subsystem.

3.18     PERIPHERAL CONTRACTOR SERVICES:

3.18.1   Recipient Services Unit (RSU):

3.18.1.1 The contractor shall staff and equip a RSU to respond to Medicaid recipient's inquiries regarding claim payment or denial, program coverage, etc. Designate a supervisor for and adequately staff the RSU to ensure that all timeliness requirements specified below are met. The minimum qualifications for the recipient representatives shall be five (5) years of work experience in one of more of the following fields: health care provider relations, insurance claims processing, medical billings, medical diagnostic and procedure coding, bookkeeping or comparable record keeping, financial eligibility assessment, health care regulations development and/or enforcement, or similar work, of which two years must have been in an advanced capacity. Education in an accredited college or university may be substituted on a year-for-year basis for the general experience and for a maximum of one year of specialized experience. Graduate study in an accredited college or university in the areas of public, business or health care administration, nursing, medical technology, social work, finance, accounting or related areas may be substituted on a year-for-year basis for the general or specialized experience.

3.18.1.2 The contractor shall establish a telephone number that may be called toll-free by Medicaid recipients in and outside the State of Missouri. This number shall access a sufficient number of lines to ensure that ninety (90) percent of all callers will not receive a busy signal. Telephone calls that are not blocked by a busy signal shall be acknowledged within thirty (30) seconds and shall be taken by a recipient representative within one hundred eighty (180) seconds. Telephone calls shall be taken on all State workdays from 8:00 a.m. to 5:00 p.m. Historical statistics on call volume is included in Attachment A. The contractor shall verify the identification of the caller by asking for name, DCN, date of birth and address. Address changes must be flagged on the RSU log.

3.18.1.3 The contractor shall establish a telephone voice logging system to monitor all telephone calls for quality purposes. Tapes should be stored for a minimum of one hundred (120) days and must include an indexing system for search capability by DMS staff.

3.18.1.4 The contractor shall complete TPL 4 forms when potential TPL leads are identified either through telephone or written communication with recipients. Completed forms must be forwarded to the contractor's TPL Lead Verification Unit, as described herein, for lead verification.

3.18.1.5 The contractor shall complete and mail Certificate of Creditable Coverage forms as requested by recipients.

3.18.1.6 The contractor shall print and mail provider county listings as requested by recipients.

3.18.1.7 All written inquiries and those telephone inquiries that require a written response shall be responded to in writing within thirty (30) days of receipt of the inquiry. The contractor shall image all correspondence and retain in the imaging system to which DMS has immediate access.

3.18.1.8 The unit supervisor and each recipient representative shall have an on-line terminal located at his/her workstation for the purpose of assisting in the resolution of recipient inquiries. The RSU supervisor shall meet with DMS on a regular basis as established by DMS.

PARAGRAPH REVISED BY AMENDMENT #002:
3.18.2 Drug Rebate Dispute Resolution Unit: The contractor shall operate the drug rebate system in the MMIS. The system must genterate reports and letters to be sent to providers, generate manufacturer invoices and calculate interest.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.1 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.2 Deleted.

PARAGRAPH REVISED BY AMENDMENT # 002:
3.18.2.3 The contractor shall systematically apply drug manufacturer effective/termination dates based listings from the HCFA quarterly HCFA tapes provided by DMS. The contractor shall update public health service entity information based on listings provided by DMS. The contractor shall generate reports for DMS based on quarterly HCFA tapes.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.4 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.5 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.6 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.7 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.8 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.9 Deleted.

PARAGRAPH DELETED BY AMENDMENT # 002:
3.18.2.10         Deleted.

PARAGRAPH REVISED BY AMENDMENT #002:
3.18.2.11 The contractor shall enter the invoice mailing date into the on-line accounts receivable system in order for the system to calculate interest.

PARAGRAPH REVISED BY AMENDMENT #002:
3.18.2.12 The contractor shall produce and mail the drug rebate invoices to all covered drug manufacturers for drugs paid in the previous quarter. Invoices shall be produced in a format specified by DMS. The contractor must produce the invoices within one (1) week upon receipt of the rebate tape from HCFA. Invoices must be produced on paper, diskette or through a telecommunications network, as requested by the manufacturer. Mailing addresses and requested media must be maintained on the drug rebate master file. Payments for undisputed invoices will be acknowledged on the next invoice.

3.18.2.13 The contractor shall also produce thirty-eight (38) day letters and invoices and the URA discrepancy report and letters.

3.18.3   Third Party Liability (TPL):

3.18.3.1 The contractor shall staff and equip a TPL Lead Verification Unit to perform TPL verification on all leads supplied by DMS. Designate a supervisor for and adequately staff the TPL Lead Verification Unit to ensure that all requirements specified below are met. The minimum qualifications for the TPL unit supervisor shall be four (4) years of work experience in one or more of the following fields: health care provider relations, insurance claims processing, medical billings, medical diagnostic and procedure coding, bookkeeping or comparable record keeping, financial eligibility assessment, health care regulations development/enforcement, or similar work, of which one year must have been in an advanced capacity. Education in an accredited college or university may be substituted on a year-for-year basis for the general and specialized experience.

3.18.3.2 Verification includes, but is not limited to, phone calls to insurance companies or employers to obtain the most current health insurance policy information. The contractor shall follow procedures for verifying and adding information as outlined in the TPL Database Procedure Manual which can be found in the procurement documentation library. A lead is defined as including all recipients that are covered under a single policy. For instance, if a family of four has health insurance coverage under one policy, this would be considered one (1) lead. Verified leads that are returned for correction due to contractor error will not be counted as a new lead.

3.18.3.3 DMS will supply leads for the contractor to perform TPL verification. After verification, the contractor shall update on-line to the State TPL database. The contractor shall have fifteen (15) working days from receipt of a lead to complete the verification and perform an on-line update to the eligibility file. Leads with insufficient data to verify shall be returned to DMS with notice of additional information needed to verify. Leads verified as invalid (i.e. there never was coverage, coverage does not relate to medical services, etc.) should be returned to DMS and noted with the reason not valid.

3.18.3.4 At a minimum, the contractor will be provided with the following information to verify a lead:

(1) Recipient name and Medicaid DCN, or
(2) Resource name and address or phone number or employer name and address or phone number, or (3) Policy number or policyholder SSN, or (4) Other recipient identification data available on the MMIS recipient eligibility file.

3.18.3.5 The contractor shall collect TPL electronic lead updates from each MC+ health plans, the enrollment broker, the revenue maximization contractor and other state agencies (i.e. Child Support Enforcement). Updates are sent using a file transfer software package. The contractor shall maintain the TPL database to include all of a recipient's third party liability data.

3.18.3.6 Insurance company information (i.e. phone number, address, merges, etc.) shall be updated in to the insurance carrier file on a regular basis as specified by DMS.

3.18.3.7 The contractor shall work with DMS to provide reports for tracking the flow of TPL leads to the contractor and the timeliness of verifications. At a minimum, the reports shall include aging leads, verified leads and leads over ten (10) and fifteen (15) days reports.

3.18.3.8 The contractor shall maintain and operate the TPL recovery component of the claims processing subsystem. Maintain the capability for on-line editing of the TPL billing statements of those claims systematically selected for recovery. Produce and deliver to DMS the billing statements and/or facsimile claims, as requested by DMS, after each adjudication cycle.

3.18.3.9 For the purpose of submission of electronic TPL claim recoveries, the contractor shall establish and maintain connectivity through a commercial insurance claims clearinghouse (such as NEIC). This connectivity must allow for both the transmission and receipt of electronic TPL recovery data. TPL recovery claims being transmitted to the clearinghouse will be generated from the TPL subsystem within the MMIS.

3.19     MODIFICATIONS INTRODUCTION:

3.19.1 The contractor shall perform all modifications to the Missouri MMIS as requested and approved by DMS. All modifications shall be performed at no additional cost to DMS. The required staff of programmer analysts shall be utilized to accomplish this task. Increased operational costs as a result of such modifications shall not be reimbursed by DMS. Task requests that require only file maintenance or mass adjustments shall not be counted against the required programmer analyst hours. Hours counted against the research task requests shall not be applied to the required modification task hours unless system modifications are made as a result of such research.

3.19.2 DMS will request all necessary modifications to the MMIS. The contractor shall expend a minimum of 1,000 programmer analyst hours per week to the modification task. Only the hours devoted to the modification tasks performed by the twenty-five (25) programmer analysts required by Paragraph 3.6.2 (7) herein shall be applied towards the 1,000 hour minimum.

3.19.3 DMS will submit to the contractor a System Task Request (STR) with written instructions for each required modification, its priority status and required due date when applicable. The contractor shall initiate STRs for DMS approval when system problems are detected. The contractor shall review each STR and respond to the reasonableness of the due date within three (3) working days of receipt of a STR. The due date may be negotiated but the final decision authority will remain with DMS. The contractor shall complete each modification by the agreed upon due date and submit test documentation to DMS for review and approval. DMS will review and approve all system modifications test documentation prior to the implementation. The contractor shall implement each system modification upon written approval by DMS.

4.       PERFORMANCE STANDARDS AND REQUIREMENTS

4.1      LIQUIDATED DAMAGES - DELAY IN STARTING OPERATION:

           The contractor agrees that a delay in the approved schedule for starting operation of the MMIS system, including readiness testing and acceptance testing, will cause damage to DMS. In the event that such delay is attributable to the performance failure of the contractor, the contractor agrees to pay liquidated damages to DMS for such delay. The contractor further agrees that it may be impractical and difficult to ascertain and determine the actual damages sustained by DMS in the event of such delay. It is therefore agreed that the contractor shall, at the sole option of DMS, be required to pay DMS liquidated damages of twenty thousand dollars ($20,000.00) per DMS working day for each day, or part thereof, for such delay in the completion of the parallel test or structured data test, and forty thousand dollars ($40,000.00) per DMS working day for commencement of the Operation Task beyond the date in the approved schedule.

4.2      LIQUIDATED AND ACTUAL DAMAGES - FAILURE TO MEET CONTRACT REQUIREMENTS:

           The contractor agrees that a failure to meet the contract requirements listed below will cause damages to DMS. In the event that such failure is attributable to the performance of or lack of performance by the contractor, the contractor agrees to pay damages to DMS for such failure. The contractor further agrees that it may be impractical and difficult to ascertain and determine the actual damages sustained by DMS in the event of such failure. In such cases, the contractor agrees to pay liquidated damages. It is, therefore, agreed that the contractor shall, at the sole option of DMS, be required to pay damages to DMS for such failures according to the schedules set forth below:

4.2.1    System Documentation Requirement:

4.2.1.1 The contractor shall provide to DMS complete documentation of the operating system installed. Such documentation must be comprehensive, concise, detailed and presented in layman's terminology. All documentation must be provided to DMS by July 3, 2000. The contractor shall provide detailed program specifications and production documentation of the system in production on July 3, 2000. The system documentation shall be revised to include any enhancement packages implemented after July 3, 2000. The system documentation must also be revised for any system modification, if said implementation is after July 3, 2000.

          Any enhancement package or system modification which does not result in a permanent alteration to the production system (special reports, for example) shall not require updating of system documentation, regardless of the date of implementation. These modifications shall require sufficient documentation for DMS to approve implementation; however, incorporation into the system described herein shall not be required. System enhancement and system modification documentation implemented after July 3, 2000 shall be due thirty (30) days following formal acceptance of the enhancement or modification by DMS. Documentation shall include, at a minimum: system overview narrative, systems flow chart, program input, program output, detailed reports, input/output matrix, database diagram, user manual, CPU time and print lines.

4.2.1.2 Liquidated Damages - The contractor shall pay liquidated damages of one hundred dollars ($100.00) per day for each working day from the date documentation or program listings are due until the date they are provided by the contractor.

4.2.2 Review Method - At least one (1) time per year, DMS staff will conduct an announced on-site system-wide assessment and training review of claims processing operations and peripheral services. The contractor will be given at least one (1) week notice prior to coming on-site. Notice will include the date of review and any required samples. A conference room suitable for eight (8) to ten (10) staff must be made available for approximately two (2) to three (3) consecutive days. It may also be requested that certain samples be prepared to review off-site, if necessary. Appropriate lead time will be given for samples to be reviewed off-site.

4.2.2.1 Any and all aspects of MMIS operations shall be subject to review with specific attention to those items with associated damages. An entrance and exit conference will be conducted prior to and at the close of the review. A written report of all findings will be presented within approximately two (2) weeks following the review. A due date for a plan of corrective action will be provided in writing depending upon the nature and extent of the findings.

4.2.2.2  Claims Control and Identification Requirement:

           All claims received in the mailroom must be assigned an ICN within one (1) working day of receipt in the contractor's mailroom. The ICN of all EMC claims shall be assigned upon entry into the claims processing system, as defined previously.

           Liquidated Damages: Samples of paper and electronic claims will be selected by DMS from the contractor's mailroom and/or logs used to record the receipt of electronic claims. DMS will take copies of paper claims received, but not controlled or batched, and will return such claims to the bin. Tapes and/or diskette logs must verify that the sampled claims were entered into the earliest available cycle. The contractor shall pay liquidated damages of one hundred dollars ($100.00) per day, per claim for each working day beyond the required time limit.

PARAGRAPH REVISED BY AMENDMENT # 002:
4.2.2.3  Timeliness of Processing Requirement:

           Ninety-nine percent (99%) of all error free claim transactions must be adjudicated within fifteen (15) calendar days of receipt in the contractor's mailroom. Ninety-seven and a half percent (97.5%) of all claim transactions which suspend for any edit must be adjudicated within thirty (30) calendar days of receipt in the contractor's mailroom. Exceptions may be made on a case-by-case basis for those claims that are delayed by DMS. The contractor shall provide documentation that shows the delay was attributable to DMS.

           Liquidated Damages: Samples of paper claims and electronic claims will be selected by DMS from the contractor's data entry unit and/or logs used to record the receipt of electronic claims. DMS will take copies of claims assigned an ICN but not data entered and will return such claims to the bins. The contractor shall pay liquidated damages of one dollar ($1.00) for each claim that is not processed within the required time frame. In addition, the contractor shall pay liquidated damages of one dollar ($1.00) per calendar day, per claim until the claim is adjudicated.

4.2.2.4  Prior Authorization Control and Entry Requirement:

           The contractor must enter PA requests into the system within two (2) working days of receipt by the contractor.

           Liquidated Damages: A sample of PA requests will be selected from the requests received on the day of the sampling. The requests will be copied and returned to the bin. The contractor shall pay liquidated damages of ten dollars ($10.00) per day, per request for each working day beyond the required time frame until the request has been entered.

PARAGRAPH REVISED BY AMENDMENT # 002:
4.2.2.5  TPL Verification Requirement:

           The contractor shall verify all TPL leads supplied by DMS in a timely manner. Within fifteen (15) working days of receipt of a TPL lead, the contractor shall verify the lead and perform on-line updates to the eligibility file reflecting the appropriate result.

           Liquidated Damages: The contractor shall pay liquidated damages of $10.00 for each TPL lead which is not verified and updated on-line within fifteen (15) working days. In addition, the contractor shall pay liquidated damages of $10.00 per lead, per working day until the lead is correctly verified and updated on-line.

PARAGRAPH DELETED BY AMENDMENT #002:
4.2.2.6  Deleted.

PARAGRAPH REVISED BY AMENDMENT #002:
4.2.3 In addition, DMS has the right to perform focused studies of any contractor claim processing and operations functions apart from and outside of the annual inspection if specific problems are identified. If DMS determines a problem exists that has not been properly addressed by the contractor, DMS will give the contractor five (5) working days to submit a written proposal for corrective action, including a specific due date for correction of the problem.

4.2.4 If the contractor does not provide sufficient resolution to the problem, as determined by DMS, by the due date stated in the corrective action statement, DMS will withhold five (5) percent of the contractor's base operational invoiced costs for a period of time no less than thirty (30) days or until the next invoicing cycle, whichever is later. DMS will also require that the contractor provide written documentation explaining why the contractor was unable to correct the problems identified by the required due date. The contractor shall also provide in their statement a second due date for resolution of the problem.

4.2.5 If the contractor does not provide resolution to the problem by the second specified due date, DMS will withhold an additional five (5) percent for a total of ten (10) percent, of the contractors base operational invoiced costs for a period of time no less than thirty
           (30) days or until the next invoicing cycle, whichever is later. DMS will again require that the contractor provide written documentation explaining why the contractor was unable to correct the problems identified by the second required due date. The contractor shall also provide in their statement a final due date for resolution of the problem.

4.2.6 Upon DMS approval of problem resolution, all withheld funds related to the identified problem will be released by the State as specified herein.

4.2.7 If, by the final due date, the contractor does not provide resolution to the problem or provide to DMS a plausible explanation of why the due date will not be met, DMS will require the contractor to meet with DMS management staff to develop the next course of action to be taken, up to and including additional withholds or enforcement of the default clauses of the contractual requirements outlined herein.

4.3      PAYMENT OF LIQUIDATED DAMAGES:

4.3.1 In the event of a claim by DMS that the contractor has failed to perform any of the requirements specified under items A and B above, and in the event that DMS exercises its option to require the contractor to pay liquidated and/or actual damages as specified herein, DMS will notify the contractor in writing of the claim and the amount due from the contractor as damages. If the contractor agrees with DMS' claim and the amount due, the contractor shall reduce the next regular monthly invoice by the amount due as specified by DMS.

4.3.2 If the contractor disagrees with either DMS' claim or the amount due from the contractor as damages, the contractor shall so notify DMS in writing within thirty (30) calendar days of receipt of the claim. If DMS and the contractor are unable to resolve their differences within thirty (30) calendar days of receipt of the contractor's response to DMS, DMS shall have the right to collect interest on any damages eventually resolved in favor of DMS. DMS will have the right to claim and to require the contractor to pay liquidated and/or actual damages, as applicable, for a requirement prior to completion of such requirement by the contractor.

4.3.3 DMS will neither claim nor require the contractor to pay liquidated and/or actual damages if the contractor fails to meet a requirement as a direct result of DMS' action or failure to act in accordance with its responsibilities as outlined in this document.

4.3.4 DMS will, at all times, retain the right to waive liquidated and/or actual damages at its discretion. In addition, if DMS determines that it is in its best interest, DMS may waive liquidated and/or actual damages in return for corrective or compensatory action on the part of the contractor.

5.       ENHANCEMENTS

5.1 A number of additional or different features and capabilities shall be included with the Missouri MMIS. These are grouped into "enhancement packages". The contractor shall implement all items of each enhancement package by the date specified in this document. Items within an enhancement package may be implemented separately or simultaneously, but in either case, they shall be implemented according to a work plan approved by DMS.

5.2 DMS will meet with the contractor prior to beginning work on each enhancement package to discuss details of the enhancements, schedule of deliverables and work plans. The contractor shall conduct detailed requirements analysis of each enhancement package. The requirement analysis shall include, at a minimum, a definition of the objectives, a description of input and output, and text describing the systems flow. DMS will review and approve requirement analysis for each enhancement package. The contractor shall make changes in the requirements analysis as requested by DMS and obtain DMS approval of the requirement analysis.

5.3 The contractor shall develop a general system design document for each enhancement package. The general system design document shall include, at a minimum, a general systems flow chart, narrative for each processing step, and test description of each input and output. DMS will review and approve the general system design for each enhancement package. The contractor shall make changes in the general system design document as requested by DMS and obtain DMS approval of the general system design document.

5.4 The contractor shall develop a detail system design document for each enhancement package. The detail system design document shall include, at a minimum, a listing of all input and output files, a detailed program flowchart, a description of changes made to each program, examples of format of any outputs and the conditions to be tested in the test results. DMS will review and approve the detail system design for each enhancement package. The contractor shall make changes in the detail system design document as requested by DMS and obtain DMS approval of the detail system design document.

5.5 The contractor shall develop testing procedures and related documentation. The documentation shall include, at a minimum, a detailed explanation of testing procedures, a listing of all conditions tested, expected outcomes for each condition, input used in the testing, output for the tests and an index cross-referencing all related items for each condition. DMS will review and approve documentation and test results for each enhancement package. The contractor shall obtain written DMS approval of programming and testing deliverables.

5.6 The contractor shall utilize the identical format, including indexing, division of documents by subject, etc., for each requirement analysis, general design, detail design and for test data.

PARAGRAPH REVISED BY AMENDMENT # 002:
5.7 The enhancement packages described herein must be completed by the due date shown below. Individual enhancements are grouped into packages for ease of tracking and contractor payment. Deliverables scheduled to be due on weekends or state holidays shall be actually due on the next business day.

           Enhancement Number and Description                     Due Date

           One - Recipient File Expansion                         03/01/2001
           Two - ARU                                              07/01/2000
           Three - On-line Changes/Search File Expansion          03/01/2001
           Four - Network Reporting                               07/01/2000
           Five - Point of Service/Internet Technology            09/01/2000
           Six - Decision Support System Operation                07/01/2001
           Seven - PA/On-line Claim Attachments                   03/01/2001
           Eight - Imaging/Workflow                               07/01/2000
           Nine - Surveillance and Utilization Review Subsystem   03/01/2001
           Ten - Third Party Liability Case Management System     06/30/2001

5.7.1    ENHANCEMENT 1 - Recipient File Expansion

Many programmatic aspects of Missouri Medicaid are driven by the conditions of individual recipient eligibility. Since Missouri Medicaid's recipient eligibility requirements are comprised of multiple levels of assistance and are subject to frequent change, it is crucial for the MMIS to distinguish between potentially overlapping eligibility categories and edit from that data accordingly. Because of the increased complexity of the various Medicaid benefit "packages", it is obvious the existing recipient file and recipient-based editing no longer meet the needs of DMS. Comprehensive modifications to the recipient file and the subsequent editing are needed to expand the information available, to ensure that all current and historical recipient-based processing is occurring appropriately and that recipient-based transaction histories can be tracked on an individual client basis. This will be accomplished by meeting the criteria outlined herein.

5.7.1.1 The current MMIS resides in a VSAM sequential processing environment. To facilitate many of the changes required in this enhancement, the contractor must convert at least the recipient file of the MMIS to a DB2 relational database structure.

PARAGRAPH REVISED BY AMENDMENT # 002:
5.7.1.2 The current system only applies updated information as it is passed from the Division of Data Processing (DDP), overlaying all previous data. DMS requires that updates to the recipient file be stored for inquiry and editing. All historical data is to be retained for a period of at least three (3) years and must allow for the retention of the minimum number of occurrences per transaction, as listed below. The number of unique fields should be expanded to allow for each of the following data elements to include, but not be limited to:
o        name changes (5 occurrences);
o        address changes (5 occurrences);
o I.D. card issue dates and reason codes (12 occurrences); o eligibility detail transactions with date ranges (36 occurrences); o managed care enrollment detail transactions with date ranges (36 occurrences); o primary care physician histories (36 occurrences); o nursing home level of care segments with date ranges (36 occurrences); o nursing home surplus amounts (36 occurrences); o county code changes (36 occurrences).

           Included as part of the editing for these updates should be a "LAST UPDATE" indicator to show the last date a recipient record was updated and what data field was affected.

           The method for updating and retaining these elements may be determined by the contractor - either by way of `rolling overlay screens', creating separately edited fields for each element or by a means not indicated here, contingent upon approval of DMS. However, all data must be accessible for both inquiry and claims/PA/service tracking editing functions.

5.7.1.3 The contractor must create detailed service tracking histories (the claims history portion of this is outlined in enhancement package 3). The services should be summarized on the recipient file with built in "hot key" links to the service tracking file (again, being created with enhancement package 3). Services to be tracked for each recipient on the recipient file must include, but not be limited to:
o EPSDT/immunization history; o behavioral health services; o restricted optical services; o annual cumulative home health visits; o once-in-a-lifetime procedures; o chronic disease or condition.

           Links to the service tracking file must include all ICNs included in the summary of data on the recipient file.

5.7.1.4 Claims processing must be changed to enable recipient eligibility determinations to be made on the detail level of the claim instead of the current procedure of eligibility verification occurring on the header level. Detail editing must occur for initial eligibility, assignment of ME code, third party resources, managed care enrollment, age and all other edits currently done on the header level. Not only should this editing occur on the detail level, but in addition, the claim record must be expanded to store this information on the detail level for historical reference. This detail editing will allow for more comprehensive and accurate claims processing as well as accommodate for the existing problem of determining eligibility for recipients with multiple and/or overlapping eligibility and managed care enrollment.

5.7.1.5 Current procedures dictate that when eligibility and managed care enrollment data are passed from DDP, the managed care enrollment data is applied to the recipient file prior to eligibility. As a result, if both a new eligibility segment and managed care enrollment segment is passed for a newly eligible recipient, the managed care enrollment record errors off since it cannot match the record to an eligibility segment. Therefore, the contractor must either apply eligibility prior to managed care enrollment or modify the application of these data elements to happen concurrently.

5.7.1.6 The contractor must develop logic for cross-referencing of all recipient data for recipients with multiple DCNs. This logic must allow for the combining of all recipient base data including lock-in as well as all claims and PA files. The current process is not true cross-referencing but rather creates an indicator on the invalid DCN "pointing" it to the valid one. Frequently, claims and PA data is lost in the process. Steps must be taken when developing these changes to ensure no data is "orphaned" in the cross-referencing process. These modifications should be planned to work in conjunction with the related portions of the on-line enhancement package as well as the PA enhancement package.

5.7.1.7 The contractor shall develop a method for systematic adjustments to be generated for deceased recipients. When a date of death is passed to the MMIS by DDP, the system must determine if claims have been submitted and paid with dates of service following the date of death. If paid claims or capitation payments are found, an adjustment should generate.

5.7.1.8 Information on case data is passed from DDP by way of a "CASE-NO". All recipients who are in the same "case" (household) have the same "CASE-NO". There is currently no way to inquire on all individuals on the same case without ad hoc reporting or referencing other systems. Create a way to identify an inquire on all DCNs that have the same CASE-NO assigned to them.

5.7.2    ENHANCEMENT 2 - REPLACEMENT OF AUDIO RESPONSE UNIT (ARU)

With the diversity and continued expansion of Missouri Medicaid's various managed care and fee-for-service programs, DMS has become increasingly aware of the need to replace the existing ARU system and develop an enhanced automated interactive voice response system to work in conjunction with the existing on-line MMIS. This enhanced system must allow providers toll-free inquiry access to multiple pools of data using a touch-tone telephone. A digitized voice system with additional text-to-speech capability for proper name pronunciation is preferred but an exclusively text-to-speech system is acceptable as long as the speech is clearly understood. The system must meet industry-standard requirements and perform to meet the criteria outlined herein.

5.7.2.1 The inquiry system must allow access to detailed on-line information using multiple `stair-step' functionality - i.e. "press 1 for recipient eligibility, press 2 for provider check verification, etc..."; then, within each option, provide sub-options - i.e., if option 1 is chosen for recipient eligibility verification allow for "press 1 for managed care enrollment information, press 2 for Medicare eligibility information, press 3 for TPL information, etc...".

           The inquiry system must provide verification of detailed on-line information including, but not limited to:
o        recipient name, date of birth and SSN;
o        recipient eligibility categories and effective dates;
o        recipient managed care enrollment status,  effective dates,  primary care provider and health plan contact
                information;
o        recipient Medicare and QMB eligibility and effective dates;
o        recipient third party resource (TPL) information;
o        recipient-specific benefit allowances, limitations, and copays;
o provider check verification including remittance advice (RA) number, RA date and amount of payment; o provider claim status inquiry including RA number, RA date and amount allowed if claim has paid or reason for denial if claim was not paid (a text message for denial messages is preferred but quotation of the MMIS EOB codes is acceptable);
o procedure code verification including code status, pricing information and effective date of price; if provider needs price earlier than the most recent, they should have the option to `drill down' into historical pricing data.

           All response data must come directly from the on-line MMIS files, not created through file extracts or stored copies.

           Inquiry must be allowed by input of at least the recipient identification number (DCN), recipient SSN or recipient name. The inquiring provider's identification number must also be input as well as a range of dates of service for which they are inquiring.

           Providers must be allowed access to the inquiry system if they are actively enrolled or if they WERE actively enrolled on the dates of service for which they are inquiring.

           Callers must be given the option to transfer to a member of the hotline staff or have all or partial response data repeated if desired.

           All calls must be assigned a confirmation file number (see item #2) which is read to the caller.

5.7.2.2 The inquiry system must allow for pre-recorded informational messages that can be updated at the state's discretion. The callers must be able to choose which messages they want to listen to.

5.7.2.3 The verification system must work in conjunction with or replace the existing eligibility confirmation file, which stores all response data in a reference file accessible on-line. If the system will work with the current confirmation file, considerable expansions will be required to include all data elements included in an inquiry response. If a new file format is created, the file must contain all data elements included in an inquiry response.

5.7.2.4 With the constantly changing health care environment, the system must be easily reconfigured to provide new and modified types of response data. It is suggested, but not required, that this may best be accomplished by use of industry standard software that allows for the monitoring, modification and programming of an interactive voice response system through a Windows environment. Ongoing changes to the system will be requested through the System Task Request (STR) process. The contractor must have at least one member of their programming staff who is proficient in the operation and modification of the complete inquiry system.

5.7.2.5 DMS requires the system to be accessible through one toll-free number, with the cost of the line to be passed through to DMS. The toll-free number must allow access for both in-state and out-of-state callers. All incoming calls should be distributed between 50-60 ports. (Historical usage illustrates this number of ports provides sufficient access to the eligibility verification system. However, if usage should increase, the system must be able to expand to meet increased traffic.) The inquiry system must be available 24 hours a day, seven days a week with the exception of scheduled system maintenance.

5.7.2.6 The provider must allow a mechanism for batch verification for high volume providers.

5.7.2.7 The system must include applications for monitoring, troubleshooting and reporting of system activity and problems. DMS staff must have access to this monitoring application.

5.7.2.8 The contractor must be responsible for all costs relating to maintenance and expansion of the industry standard equipment and technology employed for the system to ensure long-term compatibility and use of the system.

5.7.2.9 Access to the eligibility verification system is also currently available to providers through Point of Service. This capability must be preserved when modifications are performed to replace the existing ARU system.

SPECIAL NOTICE FOR OFFERORS:

The incumbent contractor utilizes a portion of DMS' ARU system for use in their recipient services unit. The cost of implementing that portion of the system as well as ongoing programming and maintenance is the responsibility of the incumbent contractor. However, all connectivity and monitoring was done through the DMS owned system. This option will not be available as part of the resulting contract. If the contractor chooses to employ the use of an interactive voice response system, they must do so at their own expense. If the contractor wishes to link their system to DMS' inquiry system, offerors must itemize the cost of their system versus the DMS system.

5.7.3    ENHANCEMENT 3 - On-line Changes/Search File Expansion

The Division of Medical Services (DMS) desires to increase access to information within the MMIS, by establishing service tracking mechanisms, restructuring menus and files, and adding additional "hot key" options, among others. The contractor shall be responsible for completion of the following changes.

5.7.3.1  OPTION 01:        PROVIDER MASTER FILE

1. Modify the file structure and on-line screens of the Provider Quality Review screen (Options 7 and 8), so that it is possible to review the update/ addition quality sample by Clerk ID and/or date of update. Currently records are displayed in provider number order only.

2. Create a pop-up window for remarks regarding a selected provider that appears upon entry into the provider inquiry screen. Include an indicator that shows providers with an active Remarks screen.

3. Expand the provider file so that all indicators are on one screen. In some instances, the system should auto-plug indicators based on predefined criteria. Currently there are 15 indicators in use.

4. Add the capability to auto-plug redundant information to multiple provider files within a group, such as electronic billing indicators. Some groups and teaching institutions have over 600 members.

5. Expand the provider base record member screen (screen 5) to increase the maximum number of members (currently 600). Editing changes will be necessary with this change.

6. Create separate fields for EIN and SSN. Currently, one field is used for either the EIN or SSN.

7. Add more fields/space to key name and address information. It is desired to expand the Name, 1st Address line, and 2nd Address line to include at least 40 bytes of information.

8.       Add fields for Fax telephone numbers and E-mail/Internet addresses.

9. Create additional provider Status Codes. There will be related editing tied to these indicators.

10. From the provider base record, create a function to allow user to type over provider number at top of screen, hit enter, and retrieve a new provider file.

11.      Add the following "hot key" functions:

 a. Add the capability to place cursor on the SSN or EIN fields to pull-up all providers with the same SSN or EIN.

 b. Add the capability to place cursor under provider number anywhere in provider file and hit enter to retrieve that provider file. Same logic as Screen 5.

12. When using the 01 Option and inquiring by name, tax number, etc., change to allow scrolling backward. Currently, scrolling forward is the only option.

13. Option 11 within the provider file needs restructuring, to include, but not be limited to the following:

 a. On-line selection criteria must include at a minimum: name, ID number, health plan, provider county, and provider category. The capability must exist to limit a search further by entering more than one element (i.e.; health plan and provider category would list only those providers with a particular health plan that are classified in a specific category.)

 b. The Managed Care Provider Detail must display all current fields plus: health plan name, provider specialty, provider county, number of MC+ enrollees accepted (panel limit), established patient indicator, and last update field. The Provider Detail must also display up to five occurrences of provider sites with an indicator that will confirm whether there are additional sites in excess of five. (Currently the provider demographic layout will accommodate up to fifteen sites associated with a single provider ID.) In addition, the detail screen must carry a history of provider effective start and stop dates up to ten occurrences, with a last change date for each.

 c. A cross reference for the Participating Health Plan Table should be developed based on more than one data element. Currently, the cross reference is based solely on provider ID; however, plans A and B may assign the same provider number, but it may represent a different provider in each plan.

 d. The cross reference table must include a hot key function that will display a separate detail screen for the selected plan.

 e. Scrolling back and forth between managed care detail screens must be available as opposed to having to re-select for each detail from the managed care provider list.

14. Change the Prepayment Review function needs to include options of allowing authorized users to target certain procedures for review and use future prepayment review effective dates. There will be additional minor modifications and editing included with this change.

15. Create additional inquiry selections and print options from the main menu of the provider master file. Allow user to inquire by single selection or by a combination of selections.

16. Within option 09, allow user to select a record for viewing from the retrieved list. When exiting the record, return user to the list screen.

5.7.3.2  OPTION 02:        CLAIMS INQUIRY

1. Add the ability to hot key from a selected paid or denied claim, to the attachment file and back.

2. Create a "Help Index" pop-up window to various screen options and information throughout the MMIS.

3. Change the format of the current pop-up screen to include the following options:

 a. Allow entry to the Precert option using an "X", to reach the menu, rather than having to use precert number.

 b. Add the browse capability on procedure codes from the pop-up.

 c. Add access to the attachment file from the pop-up screen.

4. Use hot key function to view exception numbers from the exception number itself. Use the help index (#2 above) to assist user in the types of denial indicators such as "2" is autodeny, "3" is suspend, etc.

5. Include ability to hot key within the related history option to view claim information, provider information, and procedure information.

6. Restructure all crossover claim screens to capture all available information from crossover claims, using record layouts specified by DMS. New editing will be included with these changes.

7. From the Option 02 main menu, be able to select RA dates by month and year (if date is unknown) and have system sort by claims with first RA date and claims within second RA date.

8. Create new claim selections to view paid/denied/voided claims and retrieve Remittance Advice (RA) information by month and year (if user is unsure of date). Create combination claim selections to refine a search (i.e. all denied inpatient claims, for one recipient, on a particular RA).

9.       Add access to view all claim records for a recipient with multiple
         DCNs.

10. Allow retrieval of claim information by (1) All claims without fee-for-service; (2) All claims without encounters; (3) All claims (both fee-for-service and encounters).

11. Add capability to scroll from claim to claim without having to exit current claim and selecting the next claim from the claims list.

12. Add capability to hot key from claim, to PDD, (which is currently possible), then from PDD to Med Crit (new). Utilize security file restrictions to disallow users access to these files, if indicated.

13. Indicate the exact number of claims within selected file. Eliminate the current 20 of 120+.

14. Create a secondary sort by performing provider numbers, within the claims summary, when a group provider number is the primary sort.

5.7.3.3  OPTION 04:        PROCEDURE, DRUG, DIAGNOSIS

1. Restructure of the menu and files within this portion of the MMIS. Include cross-walk capability to tie previous and new CPT/HCPCS codes together.

2. Add hot key function to move from a procedure code base record to the Medical Criteria File for that procedure.

3. Increase the number of procedure pricing lines to include an additional 4 or 5 lines. Also increase the number of NDC pricing lines to a minimum of 10 lines.

4. Within the diagnosis base records, include effective dates for active and inactive status. Create a new status for encounters only.

5.       Create a selection inquiry option from the Generic Drug Inquiry screen.

6. Accept 4-digit diagnosis codes for encounters. Add effective dates to detail diagnosis information.

5.7.3.4  OPTION 05:        CARRIER FILE

1. Make this Option inactive and incorporate into Option 21: TPL Subsystem.

5.7.3.5  OPTION 07:        ELIGIBILITY CONFIRMATION

1. Change to allow date of service to be optional on eligibility file confirmation inquiries.

2. Include at least one (1) year of on-line information and two (2) years of history.

3. All information accessible on the ARU must be made available on the confirmation file.

5.7.3.6  OPTION 09:        PRE-CERTIFICATION

1. Must show all admission certification denied days.

5.7.3.7  OPTION 10:        MEDICAL CRITERIA

1.       Add last update fields.

2. Add hot key capability to medical criteria screen for limit parameters/diagnosis.

3.       Expand size of procedure/diagnosis list, such as with parameters.

4.       "Help Index" pop-up Place of Service, Provider Specialty, and Provider
         Type.

5. Provider Type and Specialty fields should be expanded and any updates should be in numerical order.

6. Make the necessary system changes which will allow the assignment of different group numbers for diagnosis codes in the Institutional Criteria Option. (STR S-41)

7.       Create a browse option when searching procedure codes within Medical
         Criteria.

5.7.3.8  OPTION 11:        SERVICE TRACKING

1. Option 11 is currently not used. Create a new Service Tracking option that will track services such as: Behavioral Health, Home Health Visits, Optical Services, Once-in-a-Lifetime services, Durable Medical Equipment.

2.       New editing will be necessary.

3. Hot key functions will need to be added in the claims inquiry option of the MMIS. The user must have the ability to hot key from a claim record back to the service tracking file or from the service tracking file to the claim record.

4. The service tracking system should be sorted by recipient number first, then by provider number.

5.7.3.9  OPTION 15:        SYSTEM PARAMETERS

1. Include an automatic sort in alpha or numeric order when adding procedures or other alpha/numeric information to a parm.

2.       Create a Last Update Field.

3. Create an Active/Inactive Indicator Field to show the current status of the Parm. Also reference latest O-Type STR.

5.7.3.10 OPTION 16:        TEXT & EXCEPTION CODE

1. Systematically plug all related Exceptions (in Related Exceptions field) to all EOBs.

2. Restructure the Remittance Advice (RA) message option to allow spacing between RA messages when printing. Allow the capability to carriage return, and emphasize wording (i.e. underline or bold). Create option of choosing Regions, rather than specifying each county code.

5.7.3.11 OPTION 20:        MANAGED CARE

1. Include the entire capitation rate history on the rate table and add ability to scroll within rate table by health plan and aid category within sequence by contract year or by entering specific contract year or date of service.

5.7.3.12 OPTION 21:        TPL SUBSYSTEM

1. Move Option 5 of the MMIS to this option.

5.7.3.13 OPTION 22:        DRUG REBATE INFORMATION

1. Identify inconsistencies between rebate amount due and amount paid to pharmacy. Flag for review based on state guidelines.

2. Provide the capability to accept payments from the drug manufacturers electronically.

3. Provide the capability to transmit requested detailed drug claim listings electronically.

4. Validate for consistency of measurement of units between HCFA and MMIS drug reference data and provide automated conversions where specified by the state.

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5. Provide the capability to separately identify drug rebate amounts by program and eligibility category.

6. Provide for the capability to receive manufacturers dispute information electronically.

7. Provide an automated mechanism to subject each disputed prescription to a series of queries which compare the billed amount, quantity paid, and system-calculated allowed amount (the maximum amount the state would pay of the prescription) in order to identify the universe of claims for the disputed products.

8.       Create drug rebate dispute spreadsheets and reports.

5.7.3.14 OPTION 23:        ACCOUNTS RECEIVABLE (A/R)/CASH CONTROL

1. Allow user the ability to return to the financial summary transaction list following inquiry of a selection on the list.

2.       Change the navigation within this option to be more user-friendly.

3. TPL/Medicare TPL/Billing error overpayments, by using a specific payment code when writing off overpayments, create a system generated report of all overpayments that are to be refunded, based on specific payment codes. Send information to DP for check issuance. Allow ability to delete information as necessary. The MMIS should use the payment information to update provider 1099 files when appropriate. The information needed for check payee would be the header information on the A/R base. If the check should be written to another party, have capability to modify the information before being sent to DP.

4. The above system can be used in issuing special checks. Set up A/Rs that would allow users to payout the money and recoup when applicable. Add capability of entering information directly into the he check writing system. Weekly cut off dates and weekly check writes would be established.

5. The Bill Processing System Test (BPST) would eliminate the use of warrant reports necessary for payment on Medicaid recipient reimbursements. Payment information would be contained in the system and should be available on-line. Information would need to be maintained for any tax purposes that might apply.

6. Establish a direct link between claims and A/Rs using hot key functionality to move between.

7. Create a year-to-date summary section containing earnings information regarding the number of claims paid, denied, suspended, adjusted. Include financial transactions for the current pay period, and year-to-date period. Include 1099 information in this summary.

8. Provide for electronic crediting of paid claims by providers initiating credits back to the Medicaid program.

9. Develop an on-line mass adjustment selection screen, limited to select users, to enter selection parameters such as time period, provider number(s), recipient DCNs, service code(s) and claim type(s), claims meeting the selection criteria will be displayed for initiator review and the initiator will have the capability to select or deselect chosen claims for continued adjustment processing. Also, must have capability to access original mass adjustment from the mass adjustment ICN in on-line claims history.

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10.      Deleted.

11. Develop a process to accommodate the issuance and tracking of non-provider-specific payments through the MMIS (i.e. refund of an insurance company overpayment, recipient payments) and adjust expenditure reporting appropriately.

12. Develop a process for garnishments and tax levies and assignment information to be used in directing or splitting payments to the provider and garnishee.

13. Generate overpayments (credit balance) letters to providers when establishing accounts receivable for select situations.

14. Account for non-negotiated warrants in the system to aid bank account reconciliation and resolution of inquiries (i.e. payments never cashed).

15.      Void all non-negotiated provider checks within six (6) months.

5.7.4    ENHANCEMENT 4 - Network Reporting

The Division of Medical Services is desiring to replace the production of microfiche and hard copy with an application that will provide new storage and viewing functionality and be available on a local area network. The storage and viewing functionalities will prove beneficial to DMS by dramatically decreasing the cost of printing and microfilming reports, decreasing the amount of physical space required for storage of this information, and provide users with timely access to report data by allowing retrieval from their workstations. The following represents the minimal requirements of the new system. The contractor must:

5.7.4.1 Provide a system that will reside on the contractor's network and accessible to all DMS staff.

5.7.4.2 Make all MMIS reports, including ad hoc reports if required by DMS, available to users through the new system. Reports must be viewed exactly as they appear when printed.

5.7.4.3 The system must allow data from reports to be exported to other software packages, such as spreadsheet packages or graphics packages, to allow for analysis and manipulation of data by user.

5.7.4.4 Allow users to retrieve and display, in an average of thirty (30) seconds or less, the first page of a report that is less than three
           (3) years old. Each subsequent page of the same document must be displayed in one (1) second or less.

5.7.4.5 Allow access to reports that have been stored for more than three (3) years, within four (4) hours. Conversion of current microfiche to this system will not be required.

5.7.4.6 Allow for targeting the distribution of certain reports to certain units/individuals as directed by DMS.

5.7.4.7 Make available appropriate security levels to restrict access when necessary and directed by DMS.

5.7.4.8  Reports must be accessed through a series of menus and index options.

5.7.5    ENHANCEMENT 5 - Point of Service/Internet Technology

The Division of Medical Services desires to expand accessibility of electronic claim management technology to all Missouri Medicaid providers through Point of Service (POS) and the Internet resulting in a faster and more efficient Missouri MMIS. In addition to claim and encounter submissions, other electronic options shall be made available through the Internet as described herein.

Currently, electronic claim and encounter submissions are received via tape, diskette, PC to PC, on-line and with file transfer software. The contractor shall be required to develop POS and Internet capabilities to support all claim types used in the Medicaid program. The contractor shall also develop a process for providers to submit an electronic adjustment, regardless of the type of claim submission. The contractor shall make every effort to make the POS/Internet claim and encounter submissions available on a twenty-four (24) hour a day, seven (7) days per week basis except for scheduled maintenance.

5.7.5.1 Point of Service (POS): Currently, Missouri Medicaid utilizes the POS system for on-line adjudication of pharmacy claims only. This system must be expanded to accept all claim types. The system must provide on-line adjudication, on-line claim credit/adjustment capability and a method of claim(s) capture for all claim types. The claims will be captured, processed and adjudicated in real-time. The contractor shall provide the capability to perform real-time editing of electronic media claims and real-time response back to providers for claims.

           The following objectives have been established for this enhancement:

1. The contractor shall provide on-line adjudication of all claim types. On-line adjudication instantly notifies the provider of the outcome of the claim submission. A confirmation record indicating if the claim was accepted or rejected must be sent back to the provider. As part of the confirmation record, the layouts for all claim types should be expanded to contain recipient eligibility verification and copay information. If the claim was rejected, the confirmation record should identify the errors and allow the provider the opportunity to resubmit the claim.

2. The contractor shall provide for a method of claim credit/adjustment. Claim credits/adjustments allow the provider to resubmit or correct a claim submission.

3. The contractor shall provide for a method of claim(s) capture. This method will allow the provider to submit claims for batch processing, if desired.

5.7.5.2 Internet: The contractor shall develop a process to expand the Internet capabilities for the Missouri Medicaid program. Currently through the Internet, providers have access to Missouri Medicaid program manuals. A system must be developed to allow for claim and encounter submissions, as well as other features as described below.

           The contractor shall secure written DMS approval prior to releasing any material on the Internet. All data transmitted via the Internet must be protected by appropriate security, identification and encryption that meets all relevant Federal and State regulations. The contractor shall take all reasonable precautions to ensure appropriate levels of security and confidentiality to block Internet users from unauthorized access to files, data or programs. The contractor shall comply with the security standards as defined by DMS to assure that electronic transmissions of health information pertaining to an individual remains secure. The contractor shall develop, implement and maintain appropriate security measures and shall secure prior written approval from DMS before the implementation of any security measures. The contractor shall also document the security measures and insure the security measures remain current.

           The other features that should be made available by using the Internet are:

1. A process must be developed to accept prior authorization requests and claim attachments in an electronic format (i.e. second opinions, Medical Necessity forms, operative reports, etc).

2. Eligibility verification must be available to providers through the Internet in real time. This feature would allow the provider community access to the same information currently available from the ARU (eligibility, claim status, etc.). Through the Internet feature, eligibility verification must be available twenty-four (24) hours a day, seven (7) days per week except for scheduled maintenance.

3. A process must be developed to allow providers access to electronic remittance advices (RAs) via the Internet and allow on-line access to confirmation reports. This would allow providers to automate their billing and posting process.

4. The contractor shall develop a Help Index on the Internet that is applicable to the Missouri Medicaid Internet options.

5. The contractor shall develop a process for providers to access the explanation of benefits (EOB), exception lists and various other on-line files currently utilized by Missouri Medicaid.

5.7.6    ENHANCEMENT 6 - Decision Support System Operation

         The Division of Medical Services contracted for a Decision Support System (DSS) that was developed by the MEDSTAT Group. The MEDSTAT Group is the sole proprietor of all licensing and rights of the database software, design software and update software. The DSS is run on the State Data Center mainframe. The current fiscal agent responsibility is to provide extracts of the eligibility, claims, provider, reference and prior authorization files.

         It is the intent of DMS for the contractor to assume the on-going operational requirements of the Decision Support System. The MEDSTAT Group contract provides the general, specific and technical requirements necessary to operate the DSS.

5.7.6.1  The contractor shall be required to:

1. Provide necessary hardware to run the existing Decision Support System (DSS);

2. Provide quarterly updates to the (DSS);

3. Provide programmer support for maintenance and update of the DSS Database.

5.7.6.2 If the cost of this enhancement precludes shifting of responsibility to the contractor, DMS may choose not to shift responsibility and payment to the contractor.

5.7.7    ENHANCEMENT 7 - PA/On-line Claim Attachments

In the current claims environment, claims adjudication frequently requires reference to provider-supplied service information in addition to that included on the individual claim form. To facilitate claims processing in these instances, DMS would like to enhance the current prior authorization process in addition to creating an attachment file that can be referenced by claims submitted by multiple providers.

Currently, the prior authorization process is both labor and paper intensive and includes no real mechanism for status tracking and reporting. After being scanned, numbered and keyed, documentation is transferred between various clerks and reviewers, with clerical staff entering on-line a final disposition per the reviewer's decision. The current method also involves the return of original documents with missing information or with a response by the reviewer, and includes no process for scanning the amended document once approved or denied. To increase efficiency of the process and to enhance information available to the user, the contractor shall be responsible for the following process and on-line improvements:

5.7.7.1  Process Improvements:

1. The contractor must develop a method in which prior authorization inventory (this includes initial requests, requests for changes, and requests for reconsideration) is identified and sorted uniquely by program type, and is tracked and reported based on location, status, and age.

2. All prior authorization inventory must be entered on-line with the exception of requests with a missing or invalid recipient or provider number. Each prior authorization entry will be subject to on-line editing to include data validity (missing or invalid required fields), recipient eligibility restrictions (ie: managed care lock-in, recipient age vs. procedure), provider type vs. type of service/procedure code, overlapping authorization periods, and services not requiring prior authorization. Requests with missing or invalid recipient or provider number will be returned to the provider accompanied by an instructional form letter.

3. Requests failing front-end on-line editing will receive a status other than denied, and system-generated letters of explanation shall be produced and returned to the provider within 3 working days of receipt.

4. Original documents shall not be returned to the provider other than as specified in point number 2 or as otherwise directed by DMS. Any original documents (including reviewer notes) must be retained for a minimum of 45 calendar days. Following disposition (ie: on-line editing or manual review), a separate written response shall be returned to the provider. The response shall contain at a minimum the following information: recipient name/DCN, provider name/number, request receipt date, disposition date, TOS/procedure requested, service description, status, status reason code/description, any authorized units/dollar amount, any authorized from and through dates, a unique reference number, and reviewer comments. An on-line option must be available that will re-generate a disposition letter for any PA reference number on an as needed basis.

5. A separate method for submitting, tracking and reporting must be developed for changes to an existing prior authorization or requests to reconsider a denied prior authorization. Such requests must be systematically linked to the original unique reference number.

6. All documents containing information associated with each request (including consultant/reviewer notes or instructions) must be imaged and linked to the original imaged request.

5.7.7.2  On-Line Improvements:

1. The contractor must incorporate the following new search options: by specific provider number, by earliest date of service (any keyed date of service will bring up PA's with the first date of service on or after the keyed date), and by procedure code.

2. The contractor must develop a cross reference between PA's and all ICN's posted to the PA. Each on-line PA must display all ICN's posted and include a hot-key function for viewing individual claim records.

3. The contractor must develop an effective means for adjusting used units or dollars as a result of claim adjustments or voided claims. The method used must also apply to any service-oriented tracking. This would also include any service tracking history. Adjustment ICNs must be posted to the PA file as stated in item 8.

4. Claims shall reference the PA file and post at the detail level, making it possible for more than one prior authorization to be accessed per claim. This detail level posting must include a hot key function for viewing the individual authorization record.

5. The on-line capability must include being able to scroll backwards within the PA file as well as forward.

6. An audit trail/history must be provided for changes made to an existing prior authorization or reconsideration of a previously denied request. Any last date change indicator must include the date changed as well as a field identifier.

7. Claims for services which may exceed the limitations of the accessed prior authorization must pay when appropriate based on the number of units/dollars remaining, posting an informational EOB to the claim .

8. The prior authorization screen must display at a minimum: all current fields plus reviewer name/ID, current location ID, current location date, internal control numbers applied to the authorization, denial/approval reason code and description, date notice was mailed.

5.7.7.3 Claim attachments for some services may be required of multiple providers for the same service or of the same provider for an ongoing service, but currently must be submitted with each individual claim. To foster automation of this process and increase the number of claims that can be submitted electronically, the contractor shall be responsible for the development of an on-line attachment file as follows:

1. Recipient-based attachment records must be created, at a minimum, for the following attachment types: Second Opinion, SURS-118 Referral, Sterilization Consent, Acknowledgment of Receipt of Hysterectomy, Medical Necessity, Medical Necessity for Abortion, Oxygen and Respiratory Equipment Medical Justification Form, and the Report of Hearing Aid Evaluation.

2. Attachments must be numbered, scanned and keyed separately from individual claims. This excludes narrative type attachments which must continue to be scanned and processed with the claim.

3. Claims and adjustments requiring an attachment must refer to the on-line attachment file for editing and processing, and must attempt a match on date, service, and signature criteria as specified by DMS.

4. Claims not able to match specified criteria on a corresponding attachment must continue to recycle prior to final disposition for a time period as specified by DMS.

5. The on-line attachment records must display all ICNs accessing the attachment with a hot key function for referring to the individual claim.

6. The attachment file must be accessible from the individual claim as well as a separate claims inquiry menu option.

5.7.8    ENHANCEMENT 8 - Imaging/Workflow

The continuous growth of the Missouri Medicaid Program has created an overwhelming need to enhance the current document management operations performed within the Division of Medical Services (DMS). Document Management is essential in the immediate development, organization, storage and retrieval of documentation; promoting improved productivity and reduction in manpower and material waste. Because the current imaging software has limited functionality to meet the high demands for overall office productivity, an innovative system is recommended to allow functions such as workflow, imaging, and storage management to operate simultaneously. Stable off-the-shelf software will be utilized whenever possible to achieve this refreshed document management system, allowing the end users continued operations with Windows-based applications.

Currently, claim/attachment and prior authorization imaging is performed by the contractor and stored on the contractor's computer. Unit imaging, achieved by DMS staff, is restricted to the Provider Enrollment Unit; however, this enhancement will introduce unit imaging to other areas within DMS.

An initial implementation of workflow capabilities will be targeted to distinctive sections, as specified by DMS, with the option to phase in division wide.

This new system must possess the operating functions of the current imaging system and will require the following capabilities as outlined below:

5.7.8.1  Imaging - Scanning Functionality:

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1.       Deleted.

2. The system must have the ability to scan single and multi-page documents and assemble one or more pages into documents and documents into batches.

3. The system must have batch scanning capabilities with support for patch code readers and indexing.

4. The system must allow scanned images to be indexed at the time of scanning or at a future time.

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5. Deleted.

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6.       Deleted.

7. The system must be able to provide a count of the number of pages scanned to a single folder and a total count of the images produced on a daily basis. When the number of pages scanned is not correct, the system must provide a function to rescan those documents and incorporate where the user specifies.

8. The system must furnish the ability to create "blank" pages online, allowing the user to record personal notations, etc., and incorporate these blank pages into single or multiple folders.

9. The system must provide the capability to create personalized form letters, allowing the selection of pre-defined paragraphs, etc., and transfer these letters to specified folders.

10. It must be possible to audit and monitor image quality by visually inspecting the images to determine if they should be accepted, marked for rescan or deleted.

11. The system must provide an auto-adjust setting to create the most legible image on the first attempt, and must allow the capability to enhance and improve image legibility and skew before rescanning. Enhancement features must include the ability to remove black borders, shading, speckling and lines.

12. The system must have the ability to rotate, de-skew, assemble and verify documents during the batch entry process.

13. For claim related imaging, the system must have the ability to assign system generated sequential claim numbers on request. Claim numbers for scanned paper claims must follow the following 12 digit format:

o        Region Code (2 digits)
o        Year (2 digits)
o        Julian Date (3 digits)
o        Sequence Number (5 digits)

14. The system must have the capability to dropout the boilerplate from "red" claims during the scanning process. This ability reduces the size of the image and can speed up the image retrieval process.

15. The industry standard TIFF IV (Tagged Image File Format) must be used for image compression.

PARAGRAPH REVISED BY AMENDMENT #002:
16. For the first three (3) years after this enhancement is implemented, the contractor will be required to provide and maintain up to five (5) new scanners which will be located at the DMS's offices. These scanners must be TWAIN compliant, flat-bed scanners with automatic document feed (ADF), simplex, andsupport up to 11" X 17" documents. Minimum rated scanning speed must be at least 30 pages per minute. The scanners will be utilized by DMS staff to achieve the unit imaging responsibilities. Beginning the fourth year after implementation, the contractor must purchase up to five (5) additional new scanners of equal or higher quality, and shall maintain and/or replace this equipment through the duration of the resulting contract.

5.7.8.2  Imaging - Indexing Functionality:

1. The system must have the ability to index on specified document attributes, such as date received, provider number, PA number, etc.

2. Users must be able to define alternate indices, including but not limited to ICN number, recipient identification number and provider ID, using a graphical point and click interface without programming or scripting.

3. The system must provide users the ability to manually enter index values. In addition, the system must allow for the intelligent editing of index values during data entry. For example, edits should be in place for verifying field length, allowing numeric and/or alphabetic only. These edits should not require any programming or scripting.

4. The system must support indexing of scanned batches during the scanning process and also as a separate process after scanning. The system should allow for additional index values to be added to a previously scanned and indexed image. In addition, it must be possible to scan an image with no initial index and to be able to specify the index value as null.

5. The system must support the assignment of multiple indices, unique and non-unique. This allows documents to be retrieved based on various different search criteria.

6.       The system must have one or more configurable caches.

7. The storage management system must be of open architecture, and data stored in the system must be accessible through CICS applications outside of the imaging system.

8. Access to images must be controlled by a multi-level security profile. The system must be configurable to create access profiles that are automatically applied to documents based on their purpose and file type.

9. DMS must have the ability to retrieve images based on a full or partial key search by key index. When a partial key search is used, all documents matching the search criteria should be returned in a selection list.

10. The system must provide users the ability to create a "bookmark". The bookmark functions as a placeholder and allows users to quickly access any designated images.

11. The system must be able to retrieve a batch of images as specified by the user.

12. The system must allow user defined views, a capability commonly known as "foldering". The following foldering capabilities are required:

o the ability to create new folders/sub-folders based upon pre-defined user indices. Folders would contain all documents associated with a specific index value, retrievable in a single request;
o        the capability to assign a single document to multiple folder views;
o        the capability for a folder to contain imaged and EDI documents; and
o        the  ability  to copy and paste  several  documents  at one time, including  images,  from one  folder to
              another.

5.7.8.3  Imaging - Image Display Functionality:

1. Images must be displayable on DMS workstations. They must be full document images that are an exact replica of the original scanned paper. The boilerplate template must be displayed for "red" claims and the user must have the ability to scroll the template in order to ensure that it is positioned correctly.

2. Zoom features must be available to enlarge or shrink images or a selected portion of images.

3. The system must have the ability to scale, rotate and enhance documents.

4. The system must allow for the zoom and clipboard copy of selected portions of document images.

5. The system must allow clipboard copy of selected portions of images to be pasted into other desktop applications.

6. The system must contain annotation features which support text, free form draw, stamp (i.e. approved, paid, etc.), sticky notes, color underlining and highlighting. Annotations should be stored separately from the image to protect it from modifications by the users.

7. The system must allow the viewing and modification of annotations and must provide a feature to control viewing of these annotations by security profile.

8.       DSS staff must be able to retrieve and display in an average of thirty
         (30) seconds or less the first page of an imaged document that is less than three (3) years old. Each subsequent page of the same document must be displayed in one (1) second or less.

9. Documents that have been stored as images for more than three (3) years must be accessible to DMS within four (4) hours.

5.7.8.4  Imaging - Printing Functionality:

1. The system must allow DMS the ability to select print options and print the requested images on location.

2. The system must be able to produce a high quality/high resolution print of the originally scanned document.

3. The system must be able to print a batch of images that have been retrieved.

4. The system must be able to print images in the same orientation in which they were scanned. For example, an image scanned in portrait mode should print in a portrait orientation.

5. The system must be able to print the primary index value on the image document when printed.

5.7.8.5  Imaging - Provision of Access to Old Images:

1. The contractor must provide the ability to read current images owned by DMS and stored on the Cirrus imaging system. As of July, 1998, it was estimated that approximately 35.9 million claim images (including attachments, Prior Authorizations and Nursing Home forms), 1.6 million Provider Enrollment images and a specified number of images of recipient correspondence were stored.

5.7.8.6  Imaging - Rollout of New System to Existing Image Enabled Areas:

1. The contractor must scan new claims and assign an ICN number during the scanning process. As of July, 1998, an estimated daily volume of 17,000 new paper claims was received by the current fiscal agent, with approximately 20% of these claims having attachments to be scanned.

2. The contractor must provide DMS with indexing software to index provider enrollment images according to the desired criteria. The current Cirrus system requires the primary index number of provider ID to be assigned during the scanning process. The software associated with the new imaging system should allow scanning and indexing to occur separately. This should streamline the scanning and indexing process.

3. The contractor must provide current Cirrus imaging users access to all previously scanned and newly scanned images.

5.7.8.7  Imaging - Rollout of New System to Other Areas:

1. The contractor must provide the ability to roll out imaging in other areas within DMS. On an ongoing basis, DMS must be able to add document images to these databases as new files are generated or as changes or additions are made to the existing files. The contractor must provide image retrieval access to all users in these areas.

5.7.8.8  Workflow - Functionality:

1. A workflow environment shall be created for use by the Division of Medical Services with the functionality to create/extract data systematically and automate/monitor distribution of work items (i.e., documents, images, attachments, tasks) to user locations. This workflow software must assume, but not be restricted to, the following capabilities as outlined below:
o        must allow  creation/storage/retrieval,  through  security  access,  of correspondence  delivered  to and
              produced within DMS;
o        must provide a tracking  mechanism to enable  monitoring  the status of pending/completed  assignments to
              individual/ multiple users;
o must assure a statistical/audit feature to report tracking of average time spent at each routing step, re-routing and total processing statistics; and
o        must be integrated with the existing or comparable electronic mail system currently utilized by the DMS.

5.7.8.9  Workflow - Rollout to Other Areas:

1. An initial workflow system will be developed for targeted areas within DMS. The contractor must provide the ability to roll out workflow capability to other areas upon DMS notification.

2. The contractor must provide a workflow expert to provide consultation when this requirement is developed and implemented in specified areas as recommended by DMS.

3. The contractor will be required to provide training equipment and services to DMS users at the time of implementation.

5.7.9    ENHANCEMENT 9 - Surveillance and Utilization Review Subsystem

The SUR subsystem was enhanced during the current contract period, however additional modifications are needed to make the system a more useful tool and provide additional reporting.

5.7.9.1 The contractor shall perform the system modifications necessary to include MC+ information in the SURS data files. This will include encounter data, provider demographics by plan and provider network, recipient health plan and provider network files.

5.7.9.2 The contractor shall perform the system modifications necessary to expand the SURS data base to include three years of history. The system currently includes eighteen months of history.

5.7.9.3 The contractor shall provide a method to allow the selection rules for SURS Quarterly, Claim Detail and Audit Management reports to perform claim to claim comparisons. This should include the capability to compare selection of one set of criteria and then further selection by claim to claim, provider to provider, etc. (Examples - select all deliveries if there had been a global service billed within a six month range; select all presriptions with four
           (4) or more refills; select all recipients who had more than one well health screen within a year.)

5.7.9.4 The contractor shall add a Provider Summary Report to the Claim Detail and Audit Management reports. At a minimum, the summary must include provider totals by procedure code, code description, patients, services, quantity, billed amount, Medicaid allowable amount, amount paid and by diagnoses, code description with same fields as for procedure code.

5.7.9.5 The contractor shall review the formats of the Claim Detail and Audit Management reports for revisions, additions and possible additional report formats. To be included, at a minimum, is the addition of recipient name for each ICN, total number of claims, recipient's date of birth, and procedure code pulled to the audit report when the provider bills on a UB-92. A flexible report writer option in SURS (along with standard formats) or optional fields to add/title would also be acceptable.

5.7.9.6 The contractor shall make the necessary changes to the Exception Review Index to allow for a search by provider number or recipient DCN.

5.7.9.7 The contractor shall review data elements as to specifications and update accordingly. The contractor shall also review selection criteria and format for the Summary of Medical, ER and Prescriptions.

5.7.9.8 The contractor shall review the entire format of the Recipient Explanation of Medical Benefits. This would include reviewing the layout, wording, selection and procedure code selection/definitions and make recommendations.

5.7.9.9 The contractor shall create a report to be used for the Certificate of Need program. This report will be used by Medical Review Services
           (MRS) to request medical records for certification of need review and will be produced on a monthly basis using criteria specified by DMS using paid claims only. Claims selected will be from facilities in the inpatient psychiatric parameters who have a provider type of 01, 02 or 05. Provide the ability to select a specified number of claims per provider or universe each month. Options needed for these claims are flexibility with sample size or the ability to specify a different percent for each provider.

5.7.9.10 The contractor shall provide a method to ensure that as new programs are implemented in the State Medicaid program, they will be included in a SURS category of service (existing or new as determined by SURS
           Unit).

5.7.9.11 The contractor shall review the capabilities of the Audit Management screens and make recommendations for use and implement as determined by SURS Unit.

5.7.9.12 The contractor shall provide a method in the MMIS to edit for provider services when billing procedure codes with minute/hour rates. A specific list of procedure codes will be provided by DMS. The system shall accumulate and count the minutes/hours billed and suspend claims that exceed 24 hours per day maximum. A report of these services must be created and distributed to the SURS Unit for follow-up.

5.7.10   ENHANCEMENT 10 - Third Party Liability Case Management System

DMS wishes to develop and implement a comprehensive third party liability case management system to eliminate the use of multiple software databases, multiple subsystems and multiple contractors to handle various portions of the recovery process. This system shall encompass a billing, tracking, and payment mechanism which integrates with the accounts receivable system to provide for (1) Medicare Buy-In payment processing, recovery and cost avoidance; (2) health insurance recovery and cost avoidance; (3) trauma and estate recovery; (4) health insurance premium payment (HIPP) processing; and (5) personal funds and burial plan recovery. The following are the requirements of the Third Party Liability Case Management Subsystem (TPLCMS).

5.7.10.1 Recipient TPL Policy Databases:

1. The contractor must restructure and maintain the current recipient TPL policy databases, which include recipient policy data, insurance company data, employer data, and TPL lead data.

 a. The policy database will contain recipient specific and policy data. This information will be used to cost avoid claims and to recover health insurance payments from liable companies.

 b. The insurance company database will contain information necessary for providers to pursue the third party and for DMS recovery purposes. It will contain billing criteria and company data, and must be capable of maintaining multiple records per company.

 c. The employer database must have multiple health plans for each employer and will be used to update policy data and coverage. The address fields will be used to generate system letters to update group information.

PARAGRAPH REVISED BY AMENDMENT # 002:
2. Daily activities necessary to maintain information within these databases shall include, but not be limited to, batch updates, audit trails, and search and edit capabilities by user-specified criteria.

3. The contractor shall initiate scheduled system purges within the TPLCMS as defined by DMS.

4. The contractor shall create a logging system that tracks correspondence and phone calls received from recipients, insurance companies, employers, and providers. The log will contain recipient and policy information and will reside within the recipient TPL policy files.

5.7.10.2 Third Party Liability Case Management Subsystem (TPLCMS):

1. The contractor must incorporate all existing software database information into the MMIS TPLCMS by creating a tracking system that is accessible through the recipient subsystem and allows for interfacing between databases. The existing databases are as follows:

 a. Personal Injury Log contains a large amount of information that is used by the Trauma Recovery section of TPL to track all trauma cases by type of recovery (i.e. Casualty/Tort, Worker's Comp, malpractice, Stars, etc.). Cases are tracked from identification to settlement. Case information includes, but is not limited to, date identified by TPL, current status of case (pending, settled, etc.), date of last action, current lien amount and amount recovered.

 b. Correspondence Logs are used to track correspondence that is received by various programs. Information tracked includes, but is not limited to, date received, source of correspondence, the date and action taken by the assigned staff member.

 c. Death Match Log is a table that tracks death matches received from the Department of Health/Vital Statistics. The log tracks an enormous amount of information. Some of the information includes, but is not limited to, decreased recipient name and DCN, date of birth, date of death, death certificate number, status of the estate, type of estate, real/personal property, date claim filed with court, amount filed, amount recovered, etc. All estate recovery, personal funds, and burial plan recoveries are tracked on the death match log.

 d. Hearing Logs track the court hearings for trauma and estate recovery programs. The information traced on this log includes the recipient's name, DCN, hearing date, staff assignment, location of hearing, etc. and shows time and travel involved in hearings.

 e. Case Notes Log is used to record activity on each HIPP case in lieu of keeping records in the file. It contains limited recipient, policyholder and policy information with an unlimited comment field for notes.

2. The contractor shall develop procedures to process electronic data matches with commercial insurance carriers and government programs to obtain and update third party resources to identify trauma and estate recovery cases.

3. The contractor shall establish interfaces with the Division of Data Processing as determined by DMS.

4. The contractor shall allow for the ability to pay insurance and Medicare HMO copays and deductibles through the claims processing system.

5. The contractor shall ensure that the TPLCMS generates from a recipient header record which may include more than one of the TPL project cases.

6. The contractor shall create a summary list that displays all cases within the recipient header record and shall include user access to any case information from this summary.

7. The contractor shall create hot key functionality within the databases and establish system generated tasks or functions based on the project task as designated by DMS.

8. The contractor shall create an on-line tickler system that will serve as a tracking and reporting mechanism to inform staff when follow-up actions are needed.

9. The contractor shall create an area to log and track correspondence and phone calls related to each case file. This logging system is separate from the logging system that will reside within the recipient TPL policy databases.

10. The contractor will ensure that the TPL and Medicare subsystems create statements as claims and/or liens for billing and allow staff intervention, after automatic update with paid claims cycles, to deselect items on the statement. The current subsystem data must flow into recipient "case" records. The billing statement file would also create accounts receivable records which, when updated with payment data, would also update recipient "case" records. Data Processing Buy-In and HIPP payment data for open cases will be required to update the billing statement.

11. The contractor will ensure that printed billing statements, facsimile claims, and recipient history reports are generated upon request. Automated form letters for each case type, with manual intervention and the ability to make changes to preset form letters, must be allowed.

12. The contractor will ensure the ability for TPL staff to choose electronic or paper billing methods to insurance companies for retroactive billings according to the carrier's timely filing limitations and claim filing requirements. Staff must also have the ability to choose electronic or paper billing methods for each case with accumulated fee-for-service and encounter data.

13. The ability to interface with Medicare's national standard format (NSF) is necessary to obtain and cross-reference diagnosis and procedure codes for Medicare crossover claims.

14. The contractor will ensure that the system accepts adjusted Medicare claims from carriers and intermediaries and match to crossover claims that apply to the adjustments paid by Medicaid and report these for recovery.

15. The contractor will maintain a crosswalk of Medicaid NDCs and Medicare HCPCS codes for use in drug billings.

16. The contractor must provide the capability to process electronic remittance advices to update accounts receivable records and case management data. Rejected claims must be reported with standard denial codes for research and determination of follow-up action by DMS staff.

17. The contractor will ensure that the system provides a reporting mechanism of claims with no responses received by insurance companies in an aged format determined by DMS. Each claim must accept multiple payment and denial updates. Claim payments/denials must show each source and the amount applied for reports defined by DMS. Criteria established by DMS will determine an automatic void of claim history records.

18. The contractor will ensure the ability to create estate recovery case records and identify and accumulate paid claims when the recipient's date of death is received.

19. Hearing dates and documentation must be tracked on all case records with automatic on-line notification of necessary actions.

20. The contractor will establish automated trauma recovery capabilities to accumulate and update both fee-for-service and encounter claims data.

 a. TPL-2 accident questionnaires would be systematically generated, tracked, followed up and reported. Responses to these questionnaires indicate a case record creation.

 b. Paid items would automatically accumulate based on trauma and accident indicators or by selected criteria until the DMS threshold has been met or exceeded. If the threshold is not met in a prescribed time period, the statement would be deleted and the recipient case record closed automatically.

21. The contractor will ensure the ability to enter selection criteria on-line to identify paid claims and encounters for a specific case in situations deemed as exceptional events by DMS.

5.7.10.3  Health Insurance Premium Payment (HIPP) Program:

1. The contractor will provide and maintain a HIPP data system with on-line inquiry and update capability. This system will be used to track HIPP applications from date of receipt through completion of processing. System will interface with eligibility file and claims data to determine cost-effectiveness of policies and allow for payment processing of premiums, co-pays and reimbursement. Must interface with TPLCMS system for identification of HIPP participation and premium payment made.

6.       PROJECT ASSESSMENT QUOTATIONS

6.1 Project Assessment Quotations: In circumstances where the agency has a large or complex project for the contractor to complete, the contractor shall agree and understand the agency may alternatively elect to employ the Project Assessment Quotation (PAQ) as a means (1) to identify the specific tasks to be performed and (2) to mutually agree upon the total price to be paid to the contractor upon completion of the specified tasks. The PAQ process, if utilized by the agency, shall occur in a controlled sequence of proposals and approvals by the agency's designated Project Director as outlined below. Therefore, the contractor shall understand and agree that the general protocol for this workflow shall be as described below:

6.1.1    STEP 1:  PAQ REQUEST
           The agency's designated Project Director will present a written request for each PAQ to the contractor, in a standard format similar to the attached Request for Project Assessment Quotation. The agency's request must explain in detail the scope of the project and the tasks the agency desires the contractor to perform, including applicable business and technical specifications.

6.1.2    STEP 2:  DRAFT PAQ
           The contractor must respond to each such PAQ request from the agency's designated Project Director with a draft PAQ which provides a statement of cost (based upon the hourly/daily rates specified on the pricing pages) and time, technical and strategic alternatives, and solution recommendations.

6.1.3    STEP 3:  APPROVAL OF DRAFT PAQ
           If the draft PAQ is approved by the agency's designated Project Director, the contractor must then prepare a final PAQ for resubmission to the agency's designated Project Director for final approval.

6.1.4    STEP 4:  FINAL PAQ
           The contractor's final PAQ must include:
o        contract number;
o        state agency name/address
o        state agency designated project director name and phone number
o        contractor contact name and phone number
o        brief title of specific PAQ
o        final PAQ issue date
o        a detailed itemization and description of all of the project tasks which shall be completed by the
               contractor;
o a firm, fixed total number of project hours for contractor personnel and the firm, fixed cost (based upon the hourly/daily rates specified on the pricing pages)
o        detailed completion schedule for each task/component of the project work;
o mutually agreed upon turnaround times for the agency's designated Project Director to review, approve and formally accept or reject the components of the contractor's project work in accordance with the approved final PAQ;
o mutually agreed upon milestones for compensation of project costs for the contractor's project work; o identification of the specific tasks within each component of the PAQ which must be completed by state agency personnel;
o        signature and date lines for both the contractor and the agency's designated Project Director to signify
               approval.

6.1.5    STEP 5:  APPROVAL OF FINAL PAQ
           The contractor and the agency's designated Project Director must indicate mutual acceptance of the final PAQ by signing and dating the final PAQ. The agency's designated Project Director (1) must retain one signed copy; (2) must forward the original to the Division of Purchasing and Materials Management for inclusion in the contract file and (3) must send one copy to the contractor.

6.1.6    STEP 6:  AUTHORIZATION TO PROCEED/ PAQ PROJECT WORK
           An approved final PAQ alone does not constitute an authorization to proceed with project work. Before proceeding with project work, the contractor must receive a properly authorized SAM-553 (Contract Release Order) form except the state agency may authorize an obligation of less than $25,000 pursuant to the terms of the contract without the official encumbrance of funds. Project work shall include the contractor's completion of the final PAQ request.

6.1.7    STEP 7:  FORMAL ACCEPTANCE
           Upon the completion of all project work of a given PAQ, the contractor must notify the agency's designated Project Director in writing and shall submit an invoice in accordance with the PAQ approved by the agency's designated Project Director. The agency's designated Project Director shall review, approve and formally accept or reject the components of the PAQ project work in accordance with the turnaround time outlined in the PAQ. Formal acceptance shall not be unreasonable delayed or withheld by the state.

6.1.8    STEP 8:  COST RECOVERY FOR CONTRACTOR
           Project costs for the PAQ project work shall be reimbursable upon formal acceptance by the agency's designated Project Director in accordance with the milestones for compensation outlined in the PAQ.

6.1.9    GENERAL REQUIREMENTS

6.1.9.1 The contractor shall submit draft and final PAQs in a timely manner.

6.1.9.2 The agency's designated Project Director reserves the right to reject any contractor-submitted PAQ, request the contractor to submit a revised PAQ with adjustments (revised cost, length of time, solution recommendation, etc.), solicit a PAQ from the secondary contractor, or rebid for services through a separate competitive procurement.

6.1.9.3  The contractor shall not be paid for the preparation of the PAQ.

6.1.9.4 The contractor should provide a percentage discount to be applied to the contractor's hourly rates for projects/tasks that are of a three-month or greater duration.

6.1.9.5 A PAQ request, the draft and final PAQs, and the contractor's project work must be within the overall intent of the contract.

6.1.9.6 Any changes to the PAQ must be formalized in writing as an official revision to the final PAQ. The format of PAQ revisions shall be consistent with the format of the final PAQ as outlined above, including the distribution of the original to the Division of Purchasing and Materials Management, a copy to the contractor and retaining a copy for the agency's designated Project Director.

6.1.9.7 The agency's designated Project Director shall have the right to terminate the PAQ at any time, for the convenience of the agency, without penalty or recourse, by giving written notice to the contractor at least five (5) calendar days prior to the effective date of such termination. In the event of termination pursuant to this paragraph, all documents, data, reports, and accomplishments prepared, furnished or completed by the contractor pursuant to the terms of the contract shall, at the option of the agency's designated Project Director become the property of the State of Missouri. The contractor shall be entitled to receive just and equitable compensation for that work completed pursuant to the contract prior to the effective date of termination.

7.       CONTRACTUAL REQUIREMENTS

7.1      CONTRACT PERIOD:

PARAGRAPH REVISED BY AMENDMENT # 002:
7.1.1 The original contract period shall be as stated in the Request for Proposal (RFP). The contract shall not bind, nor purport to bind, the state for any contractual commitment in excess of the original contract period. The Division of Purchasing and Materials Management shall have the right, at its sole option, to renew the contract for two (2) additional one-year periods, or any portion thereof. In the event the Division of Purchasing and Materials Management exercises such right, all terms and conditions, requirements and specifications of the contract shall remain the same and apply during the renewal period, pursuant to applicable option clauses of this document.

7.2      PRICE:

7.2.1 All prices shall be as indicated on the Pricing Page. The state shall not pay nor be liable for any other additional costs including but not limited to taxes, shipping charges, insurance, interest, penalties, termination payments, attorney fees, liquidated damages, etc. The contractor shall be paid installation costs and/or maintenance/repair costs provided that such costs are firm, fixed and specifically proposed in response to the Request for Proposal. Failure to propose costs for installation and maintenance/repair shall not relieve the contractor from his/her responsibility to maintain, install and/or repair all items, and any related costs for the service shall be considered by both the contractor and the state to be included within the price stated in the contract.

7.3      CONTRACTOR LIABILITY:

7.3.1 The contractor shall be responsible for any and all injury or damage as a result of the contractor's negligence involving any equipment or service provided under the terms and conditions, requirements and specifications of the contract. In addition to the liability imposed upon the contractor on account of personal injury, bodily injury (including death), or property damage suffered as a result of the contractor's negligence, the contractor assumes the obligation to save the State of Missouri, including its agencies, employees, and assigns, from every expense, liability, or payment arising out of such negligent act. The contractor also agrees to hold the State of Missouri, including its agencies, employees, and assigns, harmless for any negligent act or omission committed by any subcontractor or other person employed by or under the supervision of the contractor under the terms of the contract.

7.3.2 However, the contractor shall not be responsible for any injury or damage occurring as a result of any negligent act or omission committed by the State of Missouri, including its agencies, employees, and assigns.

7.4      FORCE MAJEURE:

7.4.1 The contractor shall not be liable for any excess costs for delayed delivery of goods or services to the State of Missouri, if the failure to perform the contract arises out of causes beyond the control of, and without the fault or negligence of the contractor. Such causes may include, however are not restricted to: acts of God, fires, floods, epidemics, quarantine restrictions, strikes, and freight embargoes. In all cases, the failure to perform must be beyond the control of, and without the fault or negligence of, either the contractor or any subcontractor(s). The contractor shall take all possible steps to recover from any such occurrences.

7.5      TERMINATION:

7.5.1 The Division of Purchasing and Materials Management reserves the right to terminate the contract at any time, for the convenience of the State of Missouri, without penalty or recourse, by giving written notice to the contractor at least thirty (30) calendar days prior to the effective date of such termination. In the event of termination pursuant to this paragraph, all documents, data, reports, supplies, equipment, and accomplishments prepared, furnished or completed by the contractor pursuant to the terms of the contract shall, at the option of the Division of Purchasing and Materials Management, become the property of the State of Missouri. The contractor shall be entitled to receive just and equitable compensation for services and/or supplies delivered to and accepted by the State of Missouri pursuant to the contract prior to the effective date of termination.

7.6      SUBCONTRACTORS:

7.6.1 Any subcontracts for the products/services described herein must include appropriate provisions and contractual obligations to ensure the successful fulfillment of all contractual obligations agreed to by the contractor and the State of Missouri and to ensure that the State of Missouri is indemnified, saved, and held harmless from and against any and all claims of damage, loss, and cost (including attorney fees) of any kind related to a subcontract in those matters described in the contract between the State of Missouri and the contractor. The contractor shall expressly understand and agree that he/she shall assume and be solely responsible for all legal and financial responsibilities related to the execution of a subcontract. The contractor shall agree and understand that utilization of a subcontractor to provide any of the products/services in the contract shall in no way relieve the contractor of the responsibility for providing the products/services as described and set forth herein. The contractor must obtain the approval of the State of Missouri prior to establishing any new subcontracting arrangements and before changing any subcontractors.

7.7      MBE/WBE PARTICIPATION:

7.7.1 The contractor must comply with the MBE/WBE participation levels committed to in the contractor's original proposal and must insure that any MBE/WBE participants become certified prior to June 30, 1999.

7.7.2 The contractor shall prepare and submit to the Division of Purchasing and Materials Management periodic reports detailing all payments to MBE/WBEs participating in the contract. The report must include MBE/WBE payments for the reporting period. The report shall be submitted on a monthly basis unless otherwise determined by the Division of Purchasing and Materials Management.

7.7.3 The Division of Purchasing and Materials Management and the Office of Equal Opportunity will monitor the contractor's compliance in meeting the MBE/WBE participation levels committed to in the contractor's original proposal. If the contractor's payments to participating MBE/WBEs are less than the amount committed to in the contract, the state may cancel the contract, suspend or debar the contractor from participating in future state procurements, or retain payments to the contractor in an amount equal to the value of the MBE/WBE participation commitment less actual payments made by the contractor to MBE/WBEs. If the Division of Purchasing and Materials Management determines that the contractor is in compliance with the MBE/WBE participation commitment, the state will release the retained funds.

7.7.4 If a participating MBE/WBE does not become certified by June 30, 1999 or if a participating MBE/WBE is unable to satisfactorily perform, the contractor must obtain other certified MBE/WBEs to fulfill the MBE/WBE participation requirements committed to in the contractor's original proposal. The contractor must obtain the written approval of the Division of Purchasing and Materials Management for any new MBE/WBE participants. If the contractor cannot obtain a MBE/WBE replacement, the contractor must submit an Application for Waiver to the Division of Purchasing and Materials Management documenting all efforts made to secure an MBE/WBE replacement. The Division of Purchasing and Materials Management shall have sole discretion in determining if the actions taken by the contractor constitute a good faith effort to secure the participation of MBE/WBEs and whether the contract will be amended to change the MBE/WBE participation commitment.

7.8      PERFORMANCE SECURITY DEPOSIT:

PARAGRAPH REVISED BY AMENDMENT # 002:
7.8.1 The contractor must furnish a performance security deposit in the form of an original bond issued by a surety company authorized to do business in the State of Missouri (no copy or facsimile is acceptable), check, cash, bank draft, or irrevocable letter of credit to the Office of Administration, Division of Purchasing and Materials Management within thirty (30) days after award of the contract and prior to performance of service under the contract or any installation of equipment. The performance security deposit must be made payable to the State of Missouri in the amount of one million dollars ($1,000,000.00). The contract number and contract period must be specified on the performance security deposit. In the event the Division of Purchasing and Materials Management exercises an option to renew the contract for an additional period, the contractor shall maintain the validity and enforcement of the security deposit for the said period, pursuant to the provisions of this paragraph, in an amount stipulated at the time of contract renewal, not to exceed $1,000,000.00.

7.9      INVENTIONS, PATENTS, AND COPYRIGHTS:

7.9.1 The contractor shall report to the state promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of the contract of which the contractor has knowledge.

7.9.2 The state agrees that the contractor has the right to defend or at its option to settle, and the contractor agrees to defend at its own expense or at its option to settle, any claim, suit or proceeding brought against the state on the issue of infringement of any United States patent or copyright by any product, or any part thereof, supplied by the contractor to the state under this agreement. The contractor agrees to pay, subject to the limitations hereinafter set forth in this paragraph, any final judgment entered against the state on such issue in any suit or proceeding defended by the contractor. The state agrees that the contractor at its sole option shall be relieved of the foregoing obligations unless the state notifies the contractor promptly in writing of any such claim, suit, or proceeding, and at the contractor's expense, gives the contractor proper and full information needed to settle and/or to defend any such claim, suit, or proceeding. If the product, or any part thereof, furnished by the contractor to the state becomes, or in the opinion of the contractor may become, the subject of any claim, suit, or proceeding for infringement of any United States patent or copyright, or in the event of any adjudication that such product or part infringes any United States patent or copyright, or if the use, lease, or sale of such product or part is enjoined, the contractor may, at its option and its expense: (1) procure for the state the right under such patent or copyright to use, lease, or sell as appropriate such product or part, or (2) replace such product or part with other product or part suitable to the state, or (3) suitably modify such product or part, or
          (4) discontinue the use of such product or part and refund the aggregated payments and transportation costs paid therefore by the state, less a reasonable sum for use and damage. The contractor shall have no liability for any infringement based upon: (1) the combination of such product or part with any other product or part not furnished to the state by the contractor, or (2) the modification of such product or part unless such modification was made by the contractor, or (3) the use of such product or part in manner for which it was not designed.

7.9.3 The contractor shall not be liable for any cost, expense, or compromise, incurred or made by the state in conjunction with any issue of infringement without the contractor's prior written authorization. The foregoing defines the entire warranty by the contractor and the exclusive remedy of the state with respect to any alleged patent infringement by such product or part.

7.10     INSURANCE:

7.10.1 The contractor shall understand and agree that the State of Missouri cannot save and hold harmless and/or indemnify the contractor or employees against any liability incurred or arising as a result of any activity of the contractor or any activity of the contractor's employees related to the contractor's performance under the contract.

7.10.2 Therefore, the contractor must acquire and maintain adequate liability insurance in the form(s) and amount(s) sufficient to protect the State of Missouri, its agencies, its employees, its clients, and the general public against any such loss, damage and/or expense related to his/her performance under the contract. The insurance coverage shall include general liability and appropriate professional liability. Written evidence of the insurance shall be provided by the contractor to the state agency. The evidence of insurance shall include, but shall not necessarily be limited to: effective dates of coverage, limits of liability, insurer's names, policy numbers, endorsement by representatives of the insurance company, etc. Evidence of self-insurance coverage or of another alternative risk financing mechanism may be utilized provided that such coverage is verifiable and irrevocably reliable. The evidence of insurance coverage must be submitted before or upon award of the contract. In the event the insurance coverage is canceled, the state agency must be notified immediately.

7.11     FEDERAL FUNDS REQUIREMENTS:

7.11.1 The contractor shall understand and agree that this procurement may involve the expenditure of federal funds. Therefore, pursuant to federal government requirements, all contracts, subcontracts, and subgrants of amounts in excess of $100,000 shall contain a provision which requires compliance with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C. 1857(h)), Section 508 of the Clean Water Act (33 U.S.C. 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15), which prohibit the use under non-exempt federal contracts, grants or loans of facilities included on the EPA list of Violating Facilities. The provision shall require reporting of violations to the grant or agency and to the U.S.E.P.A. Assistant Administrator for Enforcement (EN-329). Contractors shall recognize mandatory standards and policies relating to energy efficiency which are contained in the state energy conservation plan issued in compliance with the Energy Policy and Conservation Act (P.L. 94-163).

7.12     CONTRACTOR STATUS:

7.12.1 The contractor represents himself or herself to be an independent contractor offering such services to the general public and shall not represent himself/herself or his/her employees to be an employee of the State of Missouri. Therefore, the contractor shall assume all legal and financial responsibility for taxes, FICA, employee fringe benefits, workers compensation, employee insurance, minimum wage requirements, overtime, etc., and agrees to indemnify, save, and hold the State of Missouri, its officers, agents, and employees, harmless from and against, any and all loss; cost (including attorney fees); and damage of any kind related to such matters.

7.13     SUBSTITUTION OF PERSONNEL:

7.13.1 The contractor agrees and understands that the State of Missouri's agreement to the contract is predicated in part on the utilization of the specific individual(s) identified in the bid. Therefore, the contractor agrees that no substitution of such specific individual(s) and/or personnel qualifications shall be made without the prior written approval of the state agency. The contractor further agrees that any substitution made pursuant to this paragraph must be equal or better than originally proposed and that the state agency's approval of a substitution shall not be construed as an acceptance of the substitution's performance potential. The State of Missouri agrees that an approval of a substitution will not be unreasonably withheld.

7.14     YEAR 2000 PROVISIONS:

7.14.1 The contractor shall warrant that any products and services provided or sold to the state agency pursuant to the resulting contract are Year 2000 compliant. "Year 2000 compliance" or "Year 2000 compliant" shall refer to timely and accurate processing of date/time data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

7.14.2 The contractor is hereby advised that any interruption in the provision of products and services pursuant to the contract, including those resulting from Year 2000 compliance issues, shall constitute a breach of contract and that all remedies specified in the contract may be applied to such a breach of contract.

7.14.3 The contractor is advised to make its best efforts to ensure its internal business systems are also Year 2000 compliant.

7.15     FEDERAL/STATE LEGISLATION CHANGES:

7.15.1 The State of Missouri reserves the right to amend the contract to include negotiated scope of work changes, including pricing, necessitated by changes in applicable federal and/or state laws, regulations, policies and/or procedures that directly impact the MMIS program.

8.       OFFERORS INSTRUCTIONS AND REQUIREMENTS

8.1      OFFERORS' SUBMISSION OF PROPOSALS:

8.1.1 Proposals must be priced, signed, sealed, and returned (with all necessary attachments) to the Division of Purchasing by the closing date and time specified. Specifically, any form containing a signature line, such as the front page of the original RFP and any amendments, pricing pages, etc., must be manually signed and returned as part of the offeror's proposal.

8.1.2 The offeror should, in addition to the offeror's original proposal, submit nine (9) copies of his/her proposal, FOR A TOTAL OF TEN (10) complete proposal documents. The offeror is also requested to provide an electronic version of the response in either Microsoft Word or Adobe Acrobat PDF format.

8.1.3 The offeror must respond to this RFP by submitting all data required herein in order for his/her proposal to be evaluated and considered for award. Failure to submit such data shall be deemed sufficient cause for disqualification of a proposal from further consideration for award.

8.1.4 Proposals should be limited in length to four hundred (400) physical 8 1/2 X 11 inch pages. Both sides may be utilized, giving an actual maximum of eight hundred (800) pages. Font size should be no smaller than that used in this RFP. Charts and graphs may be printed on larger sheets of paper as long as they are folded down to 8 1/2 X 11 inch size. This limitation on proposal size in being requested to encourage offerors to succinctly address all requirements of the RFP with a minimal amount of marketing hyperbole.

8.1.5 To facilitate the evaluation process, the offeror is encouraged to organize his/her proposal into distinctive sections that correspond with the individual evaluation categories described herein. Each distinctive section should be titled with each individual evaluation category and all material related to that category should be included herein. The signed front page from the original RFP and all signed amendments should be placed at the beginning of the offeror's proposal.

8.1.6 Proposal Security Deposit Required: The offeror must furnish a proposal security deposit in the form of an original bond (copies or facsimiles shall not be acceptable), check, cash, bank draft, or irrevocable letter of credit to the Office of Administration, Division of Purchasing and Materials Management before the time is set of opening the proposals. The proposal security deposit must be made payable to the State of Missouri in the amount of $50,000.00. The Request for Proposal number must be specified on the proposal security deposit. Any proposal security deposit submitted shall remain in force until such time as the contractor submits a performance security deposit. Failure to submit a performance security deposit in the time specified or failure to accept award of the contract shall be deemed sufficient cause to forfeit the proposal security deposit.

8.2      COMPETITIVE NEGOTIATION OF PROPOSALS:

           The offeror is advised that under the provisions of this Request for Proposal, the Division of Purchasing and Materials Management reserves the right to conduct negotiations of the proposals received or to award a contract without negotiations. If such negotiations are conducted, the following conditions shall apply:

           Negotiations may be conducted in person, in writing, or by telephone.

           Negotiations will only be conducted with potentially acceptable proposals. The Division of Purchasing and Materials Management reserves the right to limit negotiations to those proposals which received the highest rankings during the initial evaluation phase. All offerors involved in the negotiation process will be invited to submit a best and final offer.

           Terms, conditions, prices, methodology, or other features of the offeror's proposal may be subject to negotiation and subsequent revision. As part of the negotiations, the offeror may be required to submit supporting financial, pricing and other data in order to allow a detailed evaluation of the feasibility, reasonableness, and acceptability of the proposal.

           The mandatory requirements of the Request for Proposal shall not be negotiable and shall remain unchanged unless the Division of Purchasing and Materials Management determines that a change in such requirements is in the best interest of the State of Missouri.

8.3      PROPOSAL EVALUATION/CONTRACT AWARD:

8.3.1 After determining that a proposal satisfies the mandatory requirements, the evaluator(s) shall use both objective and subjective judgment in conducting a comparative assessment of the relative benefits and deficiencies of the proposals in relationship to the published evaluation criteria stated below:

           Fixed Cost  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    35%
           Variable Cost.  .  .  .  .  .  .  . .  .  .  .  .  .  .     5%
           Experience and Reliability .  .  .  .  .  .  .  .  .  .    10%
           Expertise of Personnel.   .  .  .  ..  .  .  .  .  .  .    15%
           Proposed Method of Performance .  .  . . . . .  .  .  .    35%

8.3.2 After an initial screening process, a technical question and answer conference or interview may be conducted, if deemed necessary by the Division of Purchasing, to clarify or verify the offeror's proposal and to develop a comprehensive assessment of the proposal. The offeror shall be solely responsible for any costs associated with attending such a conference.

8.3.3 The State of Missouri reserves the right to consider historic information and fact, whether gained from the offeror's proposal, question and answer conferences, references, or any other source, in the evaluation process.

8.3.4 The offeror is cautioned that it is the offeror's sole responsibility to submit information related to the evaluation categories and that the State of Missouri is under no obligation to solicit such information if it is not included with the offeror's proposal. Failure of the offeror to submit such information may cause an adverse impact on the evaluation of offeror's proposal.

8.4      COST:

8.4.1 The offeror must provide firm, fixed prices for all requirements as set forth in this Request for Proposal. All prices must be provided on the Enhancements and Scope of Work Pricing Schedule, Exhibit A, and on the Project Assessment Quotation Pricing Schedule, Exhibit B, of this RFP, as applicable. Both Exhibits must be completed, signed, and returned with the offeror's proposal.

8.4.1.1 The Fixed Cost evaluation will include objective evaluation of the fixed portions of the Exhibit A (i.e., the modification and operation costs of enhancements and the MMIS operation cost). The Variable Cost evaluation will include subjective evaluation of the adjustment portions of Exhibit A (Claim and Encounter Volume Adjustment and CPU Time for Ad-Hoc Requests) and all of Exhibit B.

8.4.2 Any cost and/or pricing data submitted or related to the offeror's proposal, including any cost and/or pricing data related to contractual renewal options, whether required or voluntary, shall be subject to evaluation if deemed in the best interests of the State of Missouri.

8.4.3 In the evaluation of the offeror's proposal, the Division of Purchasing and Materials Management reserves the right to consider the value of money and any other economic impact factors as deemed appropriate and in the best interests of the State of Missouri.

8.4.4 The evaluation of cost will include all mandatory requirements and will cover all renewal option periods. For evaluation purposes only, a total contract price will be computed based on the following:

(1) The firm, fixed total system modification price for each enhancement package.

(2) The firm, fixed price per month for the operation of each enhancement package multiplied by the actual number of months each such enhancement package is required to be operational based on the enhancement schedule set forth in the RFP.

PARAGRAPH REVISED BY AMENDMENT # 002:
(3) The firm, fixed total base price for all services and equipment required to operate the MMIS for the entire length of the contract including renewal periods.

PARAGRAPH REVISED BY AMENDMENT # 002:
(4) The firm, fixed additional price to be paid if claim volume is higher than projected will be utilized in the evaluation of cost for three (3) years of the contract. Claim volume 10% higher than projected will be used for one (1) year; claim volume 6.5% higher than projected will be used for one (1) year; and claim volume 3% higher than projected will be used for one (1) year.

PARAGRAPH REVISED BY AMENDMENT # 002:
(5) The firm, fixed price to be credited if claim volume is lower than projected will be utilized in the evaluation of cost for three (3) years of the contract. Claim volume 8.5% lower than projected will be used for one (1) year; claim volume 5% lower than projected will be used for one (1) year; and claim volume 2.5% lower than projected will be used for one (1) year.

(6) The firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests multiplied by an estimated five (5) hours per year.

8.5      OFFEROR'S EXPERIENCE AND RELIABILITY:

8.5.1 Experience and reliability of the offeror's organization is considered in the evaluation process. Therefore, the offeror is advised to submit any information that documents successful and reliable experience in past performances, especially those performances related to the requirements of this RFP.

8.5.2 The offeror should provide the following information related to previous and current contracts that are considered identical or similar to the requirements of this RFP.

(1) Name, address and telephone number of contracting agency and a contact person who may be contacted for verification of all data submitted;

(2)               Date of the contract; and

(3) A brief, written description of the specific prior services performed and requirements thereof.

(4) The above information may be shown on the form attached as Exhibit C to this RFP or in a similar manner.

8.6      EXPERTISE OF OFFEROR'S PERSONNEL:

8.6.1 The qualifications of the personnel proposed by the offeror to perform the requirements of this RFP will be considered in the evaluation. Therefore, the offeror should submit detailed information related to the experience and qualifications of the staff proposed. If personnel proposed for the takeover portion of the Scope of Work are different from those proposed for the operational portion, these differences MUST be identified in the offeror's proposal.

8.6.2 The offeror should provide a resume including references detailing education qualifications and previous work assignments as may relate to this RFP for key personnel to be assigned to the project. The key positions identified by the State are:

o        Account Manager
o        Systems Manager
o        Claims Manager
o        Support Services Manager
o        Network Administrator

8.6.3    If staff is not yet hired, the offeror should provide:

(1) Detailed descriptions of the required employment qualifications, and

(2)      Detailed job  descriptions of the position to be filled,  including the type of individual  proposed to be
                  hired.

8.7      PROPOSED METHOD OF PERFORMANCE:

8.7.1 Proposals will be evaluated based on the offeror's distinctive plan for performing the requirements of this RFP. Since the evaluators have already read the Scope of Work as described in the RFP, it is not necessary for the offeror to repeat the exact RFP language, or to present a paraphrased version, as an original idea for a technical approach.

8.7.2 The offeror should present a written narrative that demonstrates the method of manner in which the offeror proposes to satisfy the requirements of the Scope of Work. The language of the narrative should be straightforward and limited to facts, solutions to problems, and plans of proposed action.

8.7.3 The method by which the proposed method of performance is written is left to the discretion of the offeror.

8.7.4 The offeror MUST provide a sequential step-by-step description of the tasks or events that are proposed to accomplish the scope of work and the number of hours required to perform the task or event. In addition, the offeror should specify the personnel who are proposed to perform each task and the number of work hours each person will be working on that particular event.

8.7.5 The offeror MUST outline a "Schedule of Events" or milestones and indicate the time requirements and key personnel associated with each. In the event of overlapping or concurrent tasks, the use of a graphic chart (PERT, bar, line, etc.) is also encouraged.

8.7.6 The offeror is advised that the personnel work hours proposed in the Schedule or Events may be reviewed for reasonableness. Furthermore, the assigned tasks may be compared with the qualifications of the personnel.

8.7.7 The offeror should provide organizational charts showing the staffing and lines of authority for the key personnel to be used in both the implementation and operational phases. The relationship of the project leader to management and to support personnel should be clearly illustrated.

8.7.8 The method of performance MUST include a detailed task-by-task work plan for the entire transfer and implementation process (including training of State of Missouri personnel and all conversion activities), and a schedule for the performance of each task. The schedule should allow adequate time for DMS approval of each deliverable. The description MUST address the following subjects:

(1)               Any assumptions or constraints identified by the offeror.

(2)      A breakdown of all  development  and  implementation  efforts into subtasks (not to exceed 4 man-weeks of
                  effort each),

(3) Man-weeks of effort for each subtask, showing contractor and state personnel efforts separately,

(4) A network diagram, showing the inter-relationships of all subtasks and identifying the critical path,

(5) A Gant-chart, showing the planned start and end dates of all subtasks, and

(6) A discussion of how the work plan provides for handling of potential and actual problems.

8.7.9    The description of manual functions MUST cover:

(1) Flowchart of all document handling (of both input and output) from claims receipt to final disposition or report generation,

(2)               Descriptions of manual controls, and

(3)               Identification of any manual exceptions.

8.7.10 The method of performance MUST include details of the method to be used in managing the project, in controlling project activities, and reporting progress. This description MUST include:

(1) Project management approach,

(2) Project control tools,

(3) Staffing and time estimate methods,

(4) Reporting,

(5) Interface with the State,

(6) Recommended staffing for all MMIS related functions, and

(7) Identification of significant difference in processing of different claim types.

8.7.11 The method of performance MUST describe the data processing system that will be used including the following:

(1) Design and programming methodology,

(2) Testing methodology,

(3) Documentation standards,

(4) Security and confidentiality,

(5) Data processing resource requirements for operation after being fully implemented,

(6) Method of calculating data processing resource requirements, and

(7) Specific location of each item of equipment and details of any telecommunications network involved.

8.8      ADDITIONAL INFORMATION AND DOCUMENTATION AVAILABLE:

8.8.1 Information in addition to the information presented herein and in the attachments to this RFP is available for review. Such information provides a more detailed description of Missouri's Medicaid program and current MMIS and includes the following:

o        Data processing standards of DSS/DDP
o        List of system generated reports
o        TPL Database Procedure Manual
o        Health Plan User Manual
o        System documentation and user manuals

8.8.2 Offerors may review this information in state offices located in Jefferson City, Missouri by contacting the buyer, Gary Eggen, at
           (573) 751-2497 to schedule an appointment.

8.9      PROPRIETARY PROPOSAL INFORMATION:

           In the event the offeror's proposal contains information which the offeror considers proprietary, the offeror should identify in the proposal those sections considered proprietary. NOTE: Such information cannot be kept confidential unless the proprietary pages are marked "Confidential" and those pages are sealed within the proposal. However, in accordance with the Open Records Law, RSMo 610.021, the offeror may only seal and mark "Confidential" those pages which are documentation for the software code or which detail scientific and technological innovations in which the owner has a proprietary interest.

       9. OFFEROR REQUIREMENTS FOR MINORITY BUSINESS ENTERPRISE (MBE) AND WOMEN BUSINESS ENTERPRISE (WBE) PARTICIPATION

  - - - - - READ ALL OF THIS PART OF THE RFP AND COMPLETE ALL BLANKS - - - - -

9.1      MANDATORY REQUIREMENT FOR PARTICIPATION:

In order for the Division of Purchasing and Materials Management to meet the requirements of Executive Order 98-21, the offeror must secure participation by MBEs and WBEs in providing the products/services required in this RFP. The offeror must secure MBE participation of at least 20% and WBE participation of at least 10% of the total dollar value of the contract. The MBE/WBE participation requirements can be met by offerors qualifying as MBE/WBEs or through the use of subcontractors, suppliers, joint ventures, or other arrangements that afford meaningful opportunities for MBE/WBE participation. Work performed by MBE/WBEs must provide a commercially useful function related to the delivery of the service/product required herein.

9.2      MBE/WBE DEFINITION:

MBE or WBE means a business that is a sole proprietorship, partnership, joint venture, or corporation in which at least fifty-one percent (51%) of the ownership interest is held by minorities or women and the management and daily business operations of which are controlled by one or more minorities or women who own it. Minority is defined in RSMo 33.750 as belonging to one of the following racial minority groups: African Americans, Native Americans, Hispanic Americans, Asian Americans, or other similar racial groups.

9.3      OFFEROR'S QUALIFYING AS MBE/WBE:

MBE/WBEs submitting proposals can meet the MBE or WBE participation requirements by completing the "Documentation of MBE/WBE Participation" form and verifying their certification as an MBE or WBE or by affirming that they meet the statutory definition of a MBE/WBE. Note: Portions of the contract that will be performed by businesses which do not qualify as MBEs or WBEs will not be considered as MBE/WBE participation.

9.4      POTENTIAL MBE/WBE SUBCONTRACTING AND OTHER PARTICIPATION OPPORTUNITIES:

This information is intended to suggest potential opportunities for participation of MBEs and WBEs in providing the products and services required in the RFP. Offerors can meet the participation requirements through the use of subcontractors, suppliers, joint ventures, or other arrangements that afford meaningful opportunities for MBE/WBE participation. The following list is not meant to be all inclusive, nor is it intended to limit the offeror to utilize the participation in the manner identified

o        Medicaid ID Card Production
o        Printing and Mailing Recipient Notices
o        Fax and Copy Machine Maintenance
o        Diesel Generator Maintenance
o        Contract Programmers
o        Mailing System and Letter Opener Maintenance
o        Paper Recycling

9.5      RFP MAILING LIST:

The list of companies who were mailed a copy of this RFP may be used by MBE and WBE companies or by potential offerors to identify companies where the possibility of a potential subcontracting or participation relationship may exist. A copy of the RFP mailing list is available on the Internet at: http://www.oa.state.mo.us/purch/bids.htm.

However, because the mailing list is continually changing, it may not necessarily include the names and addresses of all companies who have received the RFP nor does it include the names of all potential offerors.

9.6      RESOURCES:

A listing of several resources that are available to assist offerors in their efforts to identify and secure the participation of MBEs and WBEs in providing the products/services required in this RFP are contained later in the subparagraphs of this part of the RFP.

9.7      PARTICIPATION COMMITMENT:

THE OFFEROR MUST INDICATE BELOW THE PERCENTAGE OF MBE AND WBE PARTICIPATION COMMITTED TO IN RELATION TO THE TOTAL DOLLAR VALUE OF THE INITIAL CONTRACT PERIOD.

If the offeror qualifies as a MBE and/or a WBE, the offeror must include the percentage of the contract value that the offeror will provide in the table.

----------------------------------------- ----------------- --------------------------------------- ----------------
          NAME OF MBE                      PERCENTAGE OF                 NAME OF WBE                 PERCENTAGE OF
                                           CONTRACT VALUE                                           CONTRACT VALUE
----------------------------------------- ----------------- --------------------------------------- ----------------
----------------------------------------- ----------------- --------------------------------------- ----------------

----------------------------------------- ----------------- --------------------------------------- ----------------
----------------------------------------- ----------------- --------------------------------------- ----------------

----------------------------------------- ----------------- --------------------------------------- ----------------
----------------------------------------- ----------------- --------------------------------------- ----------------

----------------------------------------- ----------------- --------------------------------------- ----------------
----------------------------------------- ----------------- --------------------------------------- ----------------
Total MBE:                                                  Total WBE:
----------------------------------------- ----------------- --------------------------------------- ----------------

9.8      DOCUMENTATION OF MBE/WBE PARTICIPATION:

The offeror must insure that each MBE and WBE listed in the preceding table completes the "Documentation of MBE/WBE Participation" form included on the following page of this part of the RFP. The percentage level of MBE/WBE participation committed to by the offeror in the table above and verified in the "Documentation of MBE/WBE Participation" form, shall be considered by the Division of Purchasing and Materials Management in determining if the offeror has satisfied the MBE/WBE participation requirements.

9.9      APPLICATION FOR WAIVER:

If the committed percentage of participation is less than 20% for MBE or less than 10% for WBE, the offeror must complete the "Application for Waiver" form documenting efforts made to meet the MBE/WBE participation requirements. The "Application for Waiver" form can be found immediately following the "Documentation of MBE/WBE Participation" form in this part of the RFP.

9.10     REJECTION OF PROPOSAL:

Failure of the offeror to obtain 20% MBE participation and 10% WBE participation shall result in rejection of the proposal unless the "Application for Waiver" form is submitted with the proposal by the offeror and approved by the Division of Purchasing and Materials Management. The Division of Purchasing and Materials Management will review the "Application for Waiver" and any other applicable information contained in the proposal to determine if the MBE/WBE participation requirements will be waived. The ability of other offerors to obtain MBE/WBE participation will be considered by the Division of Purchasing and Materials Management in determining whether to grant a waiver for any offeror not obtaining the required MBE/WBE participation. The Division of Purchasing and Materials Management reserves the right to request additional information from offerors to determine compliance with the MBE/WBE participation requirements.

                   DOCUMENTATION OF MBE/WBE PARTICIPATION FORM

THE OFFEROR MUST PROVIDE A COPY OF THIS PAGE TO EACH MBE/WBE TO COMPLETE. EACH MBE/WBE PARTICIPATING IN THE CONTRACT MUST COMPLETE THIS FORM SEPARATELY. IF THE OFFEROR QUALIFIES AS A MBE AND/OR WBE, THE OFFEROR MUST ALSO COMPLETE THIS FORM. ALL COMPLETED FORMS MUST BE SUBMITTED WITH THE OFFEROR'S PROPOSAL.

INDICATE APPROPRIATE BUSINESS CLASSIFICATION(S):        ______ MBE   ______ WBE

NAME OF MBE/WBE FIRM:      ___________________________________________________
ADDRESS:                   ________________________     PHONE #: _____________

CITY/STATE/ZIP:                     ___________________   FAX #:  _____________

EMAIL ADDRESS:    ___________________________    VENDOR #:        _____________

Describe the products/services you will be providing. (Note: Products/services provided by MBE/WBEs must provide a commercially useful function related to the delivery of the products/services required herein.)

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PARAGRAPH REVISED BY AMENDMENT # 003:
Provide an estimate of the total dollar value of the products/services you are providing for the initial contract period or an estimate of the percentage dollar value of the products/services you are providing in relation to the total dollar value of the initial contract period.

                           $                                  %

Provide or attach an explanation of the assumptions used in the development of the above estimates.

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PARAGRAPH REVISED BY AMENDMENT # 003:
EACH MBE/WBE MUST PROVIDE THEIR STATE OF MISSOURI, DIVISION OF PURCHASING AND MATERIALS MANAGEMENT CERTIFICATION NUMBER BELOW. AN MBE/WBE WHO IS NOT CERTIFIED MUST, AT A MINIMUM, HAVE APPLIED FOR CERTIFICATION WITH THE STATE OF MISSOURI, DIVISION OF PURCHASING AND MATERIALS MANAGEMENT. A LETTER OR OTHER DOCUMENTATION FROM THE DIVISION OF PURCHASING AND MATERIALS MANAGEMENT VERIFYING RECEIPT OF THE APPLICATION MUST BE ATTACHED.

BY SIGNING BELOW, THE UNDERSIGNED HEREBY AFFIRMS THAT HE/SHE OR THE COMPANY THAT HE/SHE REPRESENTS MEETS THE DEFINITION OF A MBE OR WBE AS DEFINED IN RSMO 37.020.

SIGNATURE LINES REVISED BY AMENDMENT # 003:
                                                  FEIN/
Name of MBE/WBE Owner:                            SSN:
                           ---------------------          ---------------------

Signature of MBE/WBE Owner:                       Date:
                            --------------------          ---------------------

Certification Number:                 _______________________________

                           APPLICATION FOR WAIVER FORM

IF LESS THAN 20% OF THE TOTAL DOLLAR VALUE OF THE CONTRACT WILL BE PERFORMED BY MBES OR LESS THAN 10% OF THE TOTAL DOLLAR VALUE OF THE CONTRACT WILL BE PERFORMED BY WBES, THE OFFEROR MUST APPLY FOR A WAIVER OF THE MBE/WBE PARTICIPATION REQUIREMENTS BY COMPLETING THIS FORM.


Indicate which participation requirement the offeror is requesting a waiver of:
 ______ MBE       ______ WBE
(A separate Application for Waiver must be submitted for each.)

Section A - Initial Efforts:

(1) Describe steps taken by your firm to divide the specifications/requirements into areas in which MBE/WBEs would be capable of performing.

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(2) Note specific efforts made to identify potential MBE/WBEs to participate in the contract (i.e. Contacting the Division of Purchasing and Materials Management's MBE/WBE Purchasing Program, minority or women business councils and trade associations, or other resources identified herein, consulting minority or women business directories, etc.). Provide dates of contact and person contacted.

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(3) Identify advertising efforts taken by your firm with the intent to recruit potential MBE/WBEs to perform various aspects of the contract. (Provide names of newspapers, dates of advertisements, and copies of ads.)

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(4) Note specific written efforts to contact MBE/WBEs qualified to participate in the contract in sufficient time to allow for their effective participation. (Provide name, address, and telephone number of MBE/WBE firms contacted and dates and copies of correspondence, etc.)

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Section B - Follow Up Efforts

(1) Describe efforts made by your firm to provide interested MBE/WBEs with sufficiently detailed information about specifications and requirements of the contract. (Submit copies of information provided to the MBE/WBEs.)

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(2) If MBE/WBEs indicated a desire to participate or submitted bids, list MBE/WBEs submitting bids and reasons for rejecting.

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Based on the above stated efforts made to obtain MBE/WBE participation, the offeror hereby requests that the applicable participation requirements be waived.

The undersigned hereby certifies that the statements provided in this Application for Waiver are true and correct to the best of his/her knowledge, information, and belief.


Signature of Offeror:      _____________________________________________

Name:                      _____________________________________________

Title:                     _____________________________________________

Company:                   _____________________________________________

Date:                      _____________________________________________



Note: Information submitted on this form, supporting documentation, or other sources of information will be used to determine whether the waiver will be granted. Granting of the waiver is solely within the discretion of the Division of Purchasing and Materials Management.

         THE ABILITY OF COMPETING OFFERORS TO OBTAIN MBE/WBE PARTICIPATION WILL BE CONSIDERED BY THE DIVISION OF PURCHASING AND MATERIALS MANAGEMENT IN DETERMINING WHETHER TO GRANT A WAIVER FOR ANY OFFERORS NOT OBTAINING THE REQUIRED MBE/WBE PARTICIPATION.

9.11     RESOURCES:

MANY RESOURCES ARE AVAILABLE TO ASSIST OFFERORS IN THEIR EFFORTS TO IDENTIFY AND SECURE THE PARTICIPATION OF MBES AND WBES IN PROVIDING THE PRODUCTS/SERVICES REQUIRED HEREIN:

A listing of MBEs and WBEs is available on the Internet at:
http://www.oa.state.mo.us/purch/purch.htm or at the following address:

Office of Administration, Div. Of Purchasing & Materials Management, MBE/WBE Purchasing Program
P.O. Box 809, Harry S Truman Bldg., Room 430
Jefferson City MO 65102
(800) 592-6019 or (573) 526-1467, FAX: (573) 526-3576

Additional resources are provided below:

SBA/Kansas City, MO, West District        Kansas City Minority Supplier Council
323 West 8th St., Suite 501               3017 Main Street, Suite 100
Kansas City, MO 64105                     Kansas City, MO 64108
(816) 374-6752, Fax: (816) 374-6734       (816) 931-9672, Fax: (816) 931-9673
Dorothy Kleeschulte                       Doris Ford
Dorothykleeschulte@sba.gov                df@m-s-c.org

Mo. Department of Transportation          SBA/St. Louis, MO, East District
P.O. Box 270                              815 Olive Street, Room 242
Jefferson City, MO 65102                  St. Louis MO 63101
(573) 751-2859, Fax: (573) 526-5640       (314) 539-6600 ext. 229,
                                          Fax: (314) 539-3785
Sharon Taegel                             Beverly Haake
Taeges@mail.modot.state.mo.us             beverly.haake@sba.gov

Bi-State Development Agency               St. Louis Minority Business Council
707 North 1st St.                         720 Olive St., Suite 1630
St. Louis, MO 63102                       St. Louis MO 63101
(314) 982-1457, Fax: (314) 982-1558       (314) 241-1143,  Fax: (314) 241-1073
Bertha Robinson                           Eddie Davis/Bill Mallory
Brobinson@bsda-transit.org                slmbc@primary.net

St. Louis Development Corporation City of Springfield, Personnel
Dep. 1015 Locust St. P.O. Box 8368 St. Louis MO 63102 Springfield
MO 65802 (314) 622-3400 ext. 362, Fax: (314) 622-3413 (417)
864-1599, Fax: (417) 864-2041 Beverly Govan Donna Cole http://stlouis.missouri.org/development/orgs/
Donna_Cole@ci.springfield.mo.us
sldc/MWBE.html

St. Louis, Lambert International. Airport Human Relations Department, KCMO
DBE Program Office                        414      E. 12th Street,
4610 North Lindbergh                      4th floor, City Hall
St. Louis MO 63145                        Kansas City MO 64106
(314) 551-5000, Fax: (314) 551-5013       (816) 274-1432, Fax: (816) 274-1025
Linda Moore/E. Otey                       Ben Norton
eotey.aol.com                             bennorton@kcmo.org

Additional resources of publications for advertising to locate MBEs and WBEs are provided below:

Kansas City Globe       Kansas City Hispanic News       St. Louis American
615 E. 29th Street      5999 Avenida Cesar E. Chavez    4144 Lindell Blvd.
Kansas City, MO         Kansas City, MO   64108-2147    St. Louis, MO   63108
(816) 531-5253          (816) 472-5246,                 (314) 533-8000,
                        Fax: (816) 472-6397             e-mail:  stlamer@mvp.net
e-mail: kchnews@sound.net

Kansas City Call        St. Louis Argus                 St. Louis Sentinel
1715 E. 18th Street     4595 Dr. Martin L. King Dr.     2900 N. Market
Kansas City, MO   64141  St. Louis, MO   63113           St. Louis, MO   63106
(816) 842-3804          (314) 531-1323                  (314) 531-2101
                         Fax: (314) 361-6421             Fax: (314) 531-4442

                                    EXHIBIT A
                 ENHANCEMENT AND SCOPE OF WORK PRICING SCHEDULE
                     MEDICAID MANAGEMENT INFORMATION SYSTEM


NAME OF COMPANY: ______________________________________________________________

The offeror MUST provide pricing information as specified hereon to provide services and equipment in accordance with the provisions and requirements of this Invitation for Bid.

1.       ENHANCEMENT COST SCHEDULE

1.1 The offeror must state a firm, fixed price for each of the following pricing items to provide all service and equipment required to implement and/or operate, as applicable, each identified enhancement package as specified in the Scope of Work. The offeror is advised that the price(s) quoted below for the operation of each identified enhancement package shall remain firm and fixed for the duration of the contract. Prices for renewal option periods shall not exceed the prices quoted below.

1.1.1    Enhancement Package One

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.2    Enhancement Package Two

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.3    Enhancement Package Three

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.4    Enhancement Package Four

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.5    Enhancement Package Five

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.6    Enhancement Package Six

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.7    Enhancement Package Seven

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.8    Enhancement Package Eight

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

                  c. Workflow Consultant: $__________________ Firm, fixed price per hour

         1.1.9    Enhancement Package Nine

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

         1.1.10   Enhancement Package Ten

                  a. System Modification: $__________________ Firm, fixed total price

                  b.  Operation:            $__________________ Firm,
                      fixed price per month

PARAGRAPH REVISED BY AMENDMENTS # 002 AND #003:
2. ANNUAL PERIOD PRICING: The initial contract period includes an operation period of July 1, 2000 through June 30, 2007. In addition, as specified herein, the State of Missouri shall have the SOLE OPTION to renew the contract in one-year increments, or any portion thereof, for an two (2) additional years. This option shall apply to any or all of the services and equipment required herein. If exercised, the option shall be executed at prices not to exceed the prices quoted by the offeror on Exhibit A for each applicable option period.

PARAGRAPH REVISED BY AMENDMENT # 002:
2.1      FISCAL YEAR 2001 PRICES - JULY 1, 2000 THROUGH JUNE 30, 2001

         2.1.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2001 (July 1, 2000 through June 30, 2001) as specified in the Scope of Work. This price shall be based on the processing of fifty million seven hundred thousand (50,700,000) claims and encounters during SFY 2001 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total price

                  CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2001. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof. The offeror must also state a firm, fixed price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/ encounters to be credited

         2.1.3 CPU TIME FOR AD-HOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for ad-hoc requests as specified in the Scope of Work. The offeror must also state the manufacturer and model of the CPU on which the offeror is proposing to operate the ad-hoc component.

                  a. $____________________ Firm, fixed price per CPU hour

b.       ________________________________Manufacturer and model of CPU

PARAGRAPH REVISED BY AMENDMENT # 002:
2.2      FISCAL YEAR 2002 PRICES - JULY 1, 2001 THROUGH JUNE 30, 2002

         2.2.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2002 (July 1, 2001 through June 30, 2002) as specified in the Scope of Work. This price shall be based on the processing of fifty-three million two hundred fifty thousand (53,150,000) claims and encounters during SFY 2002 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total price

         2.2.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2002. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof. The offeror must also state a firm, fixed price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters to be credited

         2.2.3 CPU TIME FOR AD-HOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for ad-hoc requests as specified in the Scope of Work. The offeror must also state the manufacturer and model of the CPU on which the offeror is proposing to operate the ad-hoc component.

a. $____________________ Firm, fixed price per CPU hour

PARAGRAPH REVISED BY AMENDMENT # 002:
2.3      FISCAL YEAR 2003 PRICES - JULY 1, 2002 THROUGH JUNE 30, 2003

         2.3.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2003 (July 1, 2002 through June 30, 2003) as specified in the Scope of Work. This price shall be based on the processing of fifty-five million nine hundred thousand (55,900,000) claims and encounters during SFY 2003 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.3.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2003. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters to be credited

         2.3.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH REVISED BY AMENDMENT # 002:
2.4      FISCAL YEAR 2004 PRICES - JULY 1, 2003 THROUGH JUNE 30, 2004

         2.4.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2004 (July 1, 2003 through June 30, 2004) as specified in the Scope of Work. This price shall be based on the processing of fifty-eight million seven hundred thousand (58,700,000) claims and encounters during SFY 2004 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.4.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2004. Actual claim and encounter volume may be higher or lower. For claim volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                   a. If claim and encounter volume is higher than projected:

                      $                     Firm, fixed price per 300,000
                      ---------------------
                      claims/encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters to be credited

         2.4.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH REVISED BY AMENDMENT # 002:
2.5      FISCAL YEAR 2005 PRICES - JULY 1, 2004 THROUGH JUNE 30, 2005

         2.5.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2005 (July 1, 2004 through June 30, 2005) as specified in the Scope of Work. This price shall be based on the processing of sixty-one million six hundred fifty thousand (61,650,000) claims and encounters during SFY 2005 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.5.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2005. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters to be credited

         2.5.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH REVISED BY AMENDMENT # 002:
2.6      FISCAL YEAR 2006 PRICES - JULY 1, 2005 THROUGH JUNE 30, 2006

         2.6.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2006 (July 1, 2005 through June 30, 2006) as specified in the Scope of Work. This price shall be based on the processing of sixty four million seven hundred fifty thousand (64,750,000) claims and encounters during SFY 2006 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.6.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2006. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters to be credited

         2.6.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH REVISED BY AMENDMENT # 002:
2.7      FISCAL YEAR 2007 PRICES - JULY 1, 2006 THROUGH JUNE 30, 2007

         2.7.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2007 (July 1, 2006 through June 30, 2007) as specified in the Scope of Work. This price shall be based on the processing of sixty-eight million (68,000,000) claims and encounters during SFY 2007 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.7.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2007. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters to be credited

         2.7.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH ADDED BY AMENDMENT # 002:
2.8      1ST RENEWAL OPTION PERIOD PRICING:
         FISCAL YEAR 2008 - JULY 1, 2007 THROUGH JUNE 30, 2008

         2.8.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2008 (July 1, 2007 through June 30, 2008) as specified in the Scope of Work. This price shall be based on the processing of seventy-one million four hundred thousand (71,400,000) claims and encounters during SFY 2008 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.8.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2008. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                       encounters to be credited

         2.8.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

PARAGRAPH ADDED BY AMENDMENT # 002:
2.9      2ND RENEWAL OPTION PERIOD PRICING:
         FISCAL YEAR 2009 - JULY 1, 2008 THROUGH JUNE 30, 2009

         2.9.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2009 (July 1, 2008 through June 30, 2009) as specified in the Scope of Work. This price shall be based on the processing of seventy-four million nine hundred seventy thousand (74,970,000) claims and encounters during SFY 2009 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $____________________ Firm, fixed total base price

         2.9.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2007. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

                  a. If claim and encounter volume is higher than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters

                  b. If claim and encounter volume is lower than projected:

                      $____________ Firm, fixed price per 300,000 claims/
                        encounters to be credited

         2.9.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $____________________ Firm, fixed price per CPU hour

                                    EXHIBIT B
                                    PROJECT ASSESSMENT QUOTATION PRICE SCHEDULE


The offeror must provide pricing information as specified below. The offeror is advised that the prices quoted on Exhibit B shall remain firm and fixed for the duration of the contract. Prices for renewal option periods shall not exceed the prices quoted below.

PARAGRAPH REVISED BY AMENDMENT # 002:
1.       FISCAL YEAR 2000 PRICING - DATE OF AWARD THROUGH JUNE 30, 2000

1.1 In the event that the State requires the contractor to provide services beyond those specified in the Scope of Work for the personnel classifications identified below, the offeror must state a firm, fixed price per hour for each such classification.

                  Personnel Classification         Firm, Fixed Price Per Hour

         1.1.1    Account Manager                   $_____________________

         1.1.2    Systems Director                  $_____________________

         1.1.3    Claims Manager                    $_____________________

         1.1.4    Support Services Manager          $_____________________

         1.1.5    Network Administrator             $_____________________

         1.1.6    System Programmer Supervisor      $_____________________

         1.1.7    Programmer (Programmer Analyst)   $_____________________

         1.1.8    Medicaid Information Analyst      $_____________________

         1.1.9    Medical Policy Registered Nurse   $_____________________

1.2 In the event that the State requires the contractor to provide additional personnel on a permanent basis (in addition to those specified in the Scope of Work), the offeror must state a firm, fixed price per month which shall apply to each personnel classification identified below.

                  Personnel Classification         Firm, Fixed Price Per Month

         1.2.1    Programmer/ Analyst               $______________________

         1.2.2    Medicaid Information Analyst      $______________________

         1.2.3    Medical Policy Nurse              $______________________

         1.2.4    Help Line Technician              $______________________

PARAGRAPH REVISED BY AMENDMENT # 002:
2.       SUCCEEDING FISCAL YEAR PERIOD PRICING:

         The offeror must indicate below the maximum allowable percentage of price increase or GUARANTEED minimum percentage of price decrease applicable to the respective fiscal year periods. If a percentage is not proposed (i.e. left blank, page not returned, etc.), the state shall apply the same price(s) proposed for the initial fiscal year period referenced in Paragraph 1, above. Statements such as "a percentage of the then-current price" or "consumer price index" are NOT ACCEPTABLE.

         All increases or decreases shall be calculated against the initial fiscal year period referenced in Paragraph 1 above, NOT AGAINST THE PREVIOUS YEAR'S PRICE. A CUMULATIVE CALCULATION SHALL NOT BE UTILIZED.

         The percentages indicated below shall apply to Exhibit B pricing and will be used in the cost evaluation to determine the potential maximum financial liability to the State of Missouri.

         NOTICE: DO NOT COMPLETE BOTH A MAXIMUM INCREASE AND A MINIMUM DECREASE FOR THE SAME RENEWAL PERIOD.

                                      MAXIMUM INCREASE                          MINIMUM DECREASE

         Fiscal Year 2001:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2002:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2003:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2004:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2005:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2006:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         Fiscal Year 2007:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         1st Renewal Period,
         Fiscal Year 2008:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

         2nd Renewal Period,
         Fiscal Year 2009:          original price +           %  OR         original price -            %
                                                    -----------                               -----------

PARAGRAPH DELETED BY AMENDMENT # 002:
3. Deleted.

                        EXHIBIT C - OFFEROR'S EXPERIENCE


1.       Contract Title:____________________________________________________

2.       Contract Period: From _______________________ To ___________________

3.       Geographic Area Served:___________________________________________

4.       Scope Work: ____________________________________________________

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         ---------------------------------------------------------------

5.       References:       Contract Office:_____________________________________

                           Title:______________________________________________

                           Address:___________________________________________

                           City:_______________________________ State: _________

                           Telephone:__________________________________________

                                   ATTACHMENTS


                                    A:    Medicaid Data Statistics

                                    B:    Claim Forms

                                    C:    Missouri Map of Managed Care Regions

                                    D:    Lotus Notes Applications

                                    E:    Claims Processing Schedule for
                                          Fiscal Year 1999

                                    F:    Hardware and Software Currently Used

                                    G:    DMS Network Configuration


The offeror is advised that the attachments to this document include hard copy documents that are unable to be appropriately converted to an electronic format. The attachments provide additional information and instruction for the offeror's reference. In the event this document was downloaded from the Division of Purchasing and Materials Management's Internet web site, the offeror must contact the buyer of record as indicated on the front page of this document to obtain copies of the attachments prior to submitting a proposal. It shall be the sole responsibility of the offeror to request the attachments. The offeror shall not be relieved of any responsibility for performance under the contract due to the failure of the offeror to obtain copies of the attachments.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
STATE OF MISSOURI
OFFICE OF ADMINISTRATION
DIVISION OF PURCHASING AND MATERIALS MANAGEMENT
REQUEST FOR PROPOSAL


     CONTRACT NO.:  C900676001              REQ NO.:  886913750
     AMENDMENT NO.:  001                    BUYER:  GARY EGGEN
     TITLE: MMIS FISCAL AGENT SERVICES      PHONE NO.:  (573) 751-2497
     ISSUE DATE:  11/13/00                  E-MAIL:  EGGENG@MAIL.OA.STATE.MO.US


     TO: 1325952190 0
         VERIZON DATA SERVICES
         ATTN:  KIM MARONEY
         P.O BOX 177
         JEFFERSON CITY, MO 65102-0177

                          DIVISON OF PURCHASING AND MATERIALS MANAGEMENT
                         301 WEST HIGH STREET, ROOM 580
                                            PO BOX 809
                          JEFFERSON CITY MO 65102-0809

     DELIVER SUPPLIES/SERVICES FOB DESTINATION TO THE FOLLOWING AGENCY:

                          DEPARTMENT OF SOCIAL SERVICES
                           DIVISON OF MEDICAL SERVICES
                                            615 HOWERTON COURT
                                            PO BOX 6500
                          JEFFERSON CITY, MO 65109-6500


                               SIGNATURE REQUIRED


AUTHORIZED SIGNATURE      CONTRACTOR SIGNATURE NOT REQUIRED

DATE         _____  Check here if RFP was
             downloaded from internet.
PRINTED NAME
TITLE

COMPANY NAME
MAILING ADDRESS

CITY, STATE, ZIP

VENDOR NO. (IF KNOWN)
FEDERAL EMPLOYER ID NO.

PHONE NO.
FAX NO.
E-MAIL ADDRESS


                        NOTICE OF AWARD (STATE USE ONLY)


ACCEPTED BY STATE OF MISSOURI AS FOLLOWS:






CONTRACT NO.                                            CONTRACT PERIOD

BUYER                                          DATE              DIRECTOR
GARY  EGGEN          /S/         GARY  11/14/00          /S/ JOYCE MURPHY
EGGEN

CONTRACT C900676001                                                PAGE 2 OF 2

                     AMENDMENT # 001 TO CONTRACT C900676001
                        TITLE: MMIS FISCAL AGENT SERVICES


The State of Missouri hereby amends the above referenced contract to change the name of the contractor from GTE Data Services to Verizon Data Services, pursuant to the attached letter to Joel Schnedler signed by James E. Judge of Verizon.

ALL OTHER TERMS CONDITIONS, AND PROVISIONS OF THE CONTRACT SHALL REMAIN THE SAME, INCLUDING PRICES, AND APPLY HERETO. SIGNATURE OF THE CONTRACTOR IS NOT REQUIRED.

                  STATE OF MISSOURI
OFFICE OF ADMINISTRATION
DIVISION OF PURCHASING AND MATERIALS MANAGEMENT
REQUEST FOR PROPOSAL
[GRAPHIC OMITTED][GRAPHIC OMITTED]


AMENDMENT NO.  002                          REQ NO.:  886913750
RFP NO.  B900676                            BUYER:  GARY EGGEN
TITLE:       MMIS FISCAL AGENT SERVICES     PHONE NO.:  (573) 751-2497
ISSUE DATE:  06/03/99                       E-MAIL:  EGGENG@MAIL.OA.STATE.MO.US

RETURN PROPOSAL NO LATER THAN:   06/22/99 AT 2:00 PM


RETURN PROPOSAL AND AMENDMENT(S) TO:

                           DIVISION OF PURCHASING AND MATERIALS MANAGEMENT 301 WEST HIGH STREET, ROOM 580
                           PO BOX 809
                           JEFFERSON CITY MO 65102-0809


CONTRACT PERIOD:  DATE OF AWARD THROUGH JUNE 30, 2007



The offeror hereby declares understanding, agreement and certification of compliance to provide the items and/or services, at the prices quoted, in accordance with all terms and conditions, requirements, and specifications of the original RFP as modified by this and any previously issued amendments. The offeror should, as a matter of clarity and assurance, also sign and return all previously issued amendment(s) and the original document. The offeror further agrees that upon receipt of an authorized purchase order from the Division of Purchasing and Materials Management or when this document is countersigned by an authorized official of the State of Missouri, a binding contract shall exist between the offeror and the State of Missouri.


                               SIGNATURE REQUIRED
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AUTHORIZED SIGNATURE    /S/ DEBORAH ANDERS    DATE     ___X__ Check here if RFP
                                              06/17/99  was downloaded from
                                                        internet.
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PRINTED NAME       DEBORAH ANDERS       TITLE   VICE PRESIDENT AND GENERAL
                                                MANAGER,
                                                COMMERCIAL SERVICES
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COMPANY NAME          GTE DATA SERVICES, INC.
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MAILING ADDRESS     P.O. BOX290152

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CITY, STATE, ZIP       TEMPLE TERRACE, FL 33687

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VENDOR NO. (IF KNOWN)                            FEDERAL EMPLOYER ID NO.
                                                 13-2595219
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PHONE NO. (813.978-5290     FAX NO. (813) 978-5614    E-MAIL ADDRESS
                                                  DEBORAH.ANDERS@TELOPS.GTE.COM
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                        NOTICE OF AWARD (STATE USE ONLY)

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ACCEPTED BY STATE OF MISSOURI AS FOLLOWS:







CONTRACT NO.                                            CONTRACT PERIOD
BUYER                                          DATE              DIRECTOR

AMENDMENT # 002 TO RFP B900676

TITLE:  MMIS FISCAL AGENT SERVICES

PROSPECTIVE OFFERORS ARE HEREBY NOTIFIED OF THE FOLLOWING CHANGES:

1. The following paragraphs have been REVISED:
         3.8.4, 3.11.3 (3), the Documentation of MBE/WBE Participation Form (Page 82), and Pargarph 2 in Exhibit A.

2.            The following paragraph has been ADDED: 3.11.3 (6) and 3.11.3.1.

            STATE OF MISSOURI
   OFFICE OF ADMINISTRATION
   DIVISION OF PURCHASING AND MATERIALS MANAGEMENT
   REQUEST FOR PROPOSAL
[GRAPHIC OMITTED][GRAPHIC OMITTED]


AMENDMENT NO.  003        REQUISITION: NR 88625754000540
RFP NO.  B900676                                             BUYER:  GARY EGGEN
TITLE:       MMIS FISCAL AGENT SERVICES              PHONE NO.:  (573) 751-2497
ISSUE DATE:  11/17/03                       E-MAIL:  EGGENG@MAIL.OA.STATE.MO.US

TO:      VERIZON INFORMATION TECHNOLOGIES, INC.
         ATTN:  KIM MARONEY
         P.O. BOX 177
         JEFFERSON CITY, MO 65102-0177

RETURN AMENDMENT NO LATER THAN WEDNESDAY, MAY 29, 2002 TO:
                           DIVISION OF PURCHASING AND MATERIALS MANAGEMENT 301 WEST HIGH STREET, ROOM 580
                           PO BOX 809
                           JEFFERSON CITY MO 65102-0809

DELIVER SUPPLIES/SERVICES FOB DESTINATION TO THE FOLLOWING AGENCY:

                           DEPARTMENT OF SOCIAL SERVICES
                           DIVISON OF MEDICAL SERVICES
                           615 HOWERTON COURT
                           P.O. BOX 6500
                           JEFFERSON CITY, MO 65109-6500


                               SIGNATURE REQUIRED

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AUTHORIZED SIGNATURE    /S/ HARRY A. ARTZ III  DATE  __X___ Check here if  RFP
                                               06/17/99     was downloaded from
                                                            internet.
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PRINTED NAME      HARRY A. ARTZ III       TITLE     SVP VERIZON INFORMATION
                                                    TECHNOLOGIES INC.
------------------------------------ ------------------------------------------
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COMPANY NAME    VERIZON INFORMATION TECHNOLOGIES INC.
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MAILING ADDRESS   ONCE EAST TELECOM PARKWAY

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CITY, STATE, ZIP   TEMPLE TERRACE, FL 33687

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VENDOR NO. (IF KNOWN)                     FEDERAL EMPLOYER ID NO.   13-2595219

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------------------------------------ ------------------------------------------
PHONE NO. 813)978-5290   FAX NO. (813)978-5614  E-MAIL ADDRESS
                                                DEBORAH.ANDERS@TELOPS.GTE.COM
------------------------------------ ------------------------------------------

                        NOTICE OF AWARD (STATE USE ONLY)

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ACCEPTED BY STATE OF MISSOURI AS FOLLOWS:

ACCEPTED IN ITS ENTIRETY.





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CONTRACT NO.   C900676001            CONTRACT PERIOD  09/01/99 THROUGH 06/30/07
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BUYER   GARY EGGEN              DATE   04/24/04   DIRECTOR    /S/ JAMES MILUSKI

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Contract C900676001
Page 2 of 6
Contract C900676001
Page 2 of 6
AMENDMENT # 003 TO CONTRACT C900676001 TITLE: MMIS FISCAL AGENT SERVICES
The State of Missouri hereby amends contract C900676001 to include the following Health Insurance Portability and Accountability Act of 1996 (HIP AA) c:ontract provisions, terms, and conditions. 1.
1.1
BUSINESS ASSOCIATE PROVISIONS:
HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 (HIP AA)
The state agency is subject to and must comply with provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and all regulations promulgated pursuant to authority granted therein. The contractor constitutes a "Business Associate" of the state agency as such term is defined in the Code of Federal Regulations (CFR) at 45 CFR 160.103. Therefore, the term, "contractor" as used in this section shall mean "Business Associate." 1.1.1 The contractor shall agree and understand that, except as set forth in this Section 1.1.1, for purposes of the Business Associate Provisions contained herein, terms used but not otherwise defined shall have the same meaning as those terms defined in 45 CFR parts 160 and 164, including, but not limited to the following:
   a. "Designated Record Set" shall have the same meaning as the term "designated record set" in 45 CFR 164.501, limited to information maintained by the contractor for the state agency.
b.   "Individual" shall have the same meaning as the term "individual" in 45 CFR
     160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502 (g).
c. "Privacy Rule" shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.
d. "Protected Health Information" shall have the same meaning as "protected health information" in 45 CFR 164.501, limited to the information created or received by the contractor from or on behalf of the state agency.
1.1.2
The contractor shall agree the state agency must comply with 45 CFR 160 and 45 CFR 164, as currently in effect and as may be amended at some later date, and that to achieve such compliance, the contractor must appropriately safeguard Protected Health Information. To provide reasonable assurance of appropriate safeguards, the contractor shall comply with the business associate provisions stated herein.
1.1.3
The state agency and the contractor agree to amend the contract as is necessary for the state agency to comply with the requirements of the Privacy Rule and HIPAA requirements.
1.1.4
For additional information, 45 CFR 160 and 45 CFR 164 can be downloaded from the Internet at the following Internet address: http://www.access.gpo.gov/nara/cfr/pagel. However, the most current requirements shall be those which are published in the Code of Federal Regulations.
1.2
Permitted uses and disclosures of Protected Health Information:
1.2.1
The contractor may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, the state agency as specified in the contract, provided that such use or disclosure would not violate the Privacy Rule as the Privacy Rule applies to the state agency.

Contract C900676001
1.2.2
1.2.3
1.2.4
1.2.5
1.2.6
1.3
1.3.1
1.3.2
1.3.3
Page 3 0f 6
The contractor may use Protected Health Information to report violations of law to appropriate Federal and State authorities, consistent with 45 CFR 164.502GXI). Subject to the terms of the contract, the contractor may use or disclose Protected Health Information for the proper management and administration of the contractor's business or to carry out the legal responsibilities of the contractor.
If the disclosure is required by law, the contractor may disclose Protected Health Information to carry out the legal responsibilities of the contractor. Ifthe disclosure is for the proper management and administration of the contractor, the contractor must obtain reasonable assurances from the person to whom the information is disclosed that the information will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person must notify the contractor of any instances of which it is aware in which the confidentiality ofthe information is breached.
The contractor may use Protected Health Information to provide Data Aggregation services to the state agency as permitted by 45 CFR 164.504(e)(2Xi)(B). OBLIGATIONS OF THE CONTRACTOR:
The contractor shall not use or disclose Protected Health Information other than as permitted or required by the contract or as otherwise required by law. The contractor shall use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by the contract. Such safeguards may include, but shall not be limited to: a. Workforce training on the appropriate uses and disclosures of Protected Health Information pursuant to the terms of the contract.
b. Policies and, procedures implemented by the contractor to prevent inappropriate uses and disclosures of Protected Health Information by its workforce.
c. Any other safeguards necessary to prevent the inappropriate use or disclosure of Protected Health Information.
The contractor shall require that any agent or subcontractor to whom the contractor provides any Protected Health Information received from, created by, or received by the contractor pursuant to the contract, also agrees to the same restrictions and conditions stated herein that apply to the contractor with respect to such information. a.
The contractor shall make the contractor's internal practices, books, and records, including policies and procedures and Protected Health Information, relating to the use and disclosure of Protected Health Information received from, created by, or received by the contractor on behalf of the state agency available to the Secretary of the Department of Health and Human Services or designee, in a time and manner designated by the Secretary, for purposes of the Secretary determining state agency's compliance with the Privacy Rule. b.
The contractor shall document any disclosures and information related to such disclosures of Protected Health Information as would be required for the state agency to respond to a request by an individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528. By no later than thirty (30) calendar days of receipt of a written request from the state agency, or as otherwise required by state or federal law or

Contract C900676001
1.4
1.4.1
1.4.2
1.4.3
1.4.4
1.4.5
Page 4 of 6

regulation, or by another time as may be agreed upon in writing by the contractor and the state agency, the contractor shall provide such documentation regarding an individual to the state agency.

c.
In order to meet the requirements under 45 CFR 164.524, the contractor shall, within thirty (30) calendar days following a state agency request, or as otherwise required by state or federal law or regulation, or by another time as may be agreed upon in writing by the contractor and the state agency, provide the state agency access to the Protected Health Information in an individual's Designated Record Set. However, if requested by the state agency, the contractor shall provide access to the Protected Health Information in a Designated Record Set directly to the individual to whom such information relates.
d. At the direction of the state agency, the contractor shall promptly make any amendment(s) to Protected Health Information in a Designated Record Set pursuant to 45 CFR 164.526.
e.
By no later than fifteen (15) calendar days after the contractor becomes aware of any use or disclosure of the Protected Health Information not permitted or required as stated herein, the contractor shall notify the state agency's Privacy Officer, in writing, of the unauthorized use or disclosure and shall take immediate action to stop the unauthorized use or disclosure. The contractor shall include a description of any remedial action taken to mitigate any harmful effect of such disclosure. The contractor shall also provide the state agency's Privacy Officer with a proposed written plan of action for approval that describes plans for preventing any such future unauthorized uses or disclosures. OBLIGATIONS OF THE STATE AGENCY:
The state agency shall notify the contractor of limitation(s) that may affect the contractor's use or disclosure of Protected Health Information, by providing the contractor with the state agency's notice of privacy practices in accordance with 45 CFR 164.520.
The state agency shall notify the contractor of any changes in, or revocation of, authorization by an Individual to use or disclose Protected Health Information. The state agency shall notify the contractor of any restriction to the use or disclosure of Protected Health Information that the state agency has agreed to in accordance with 45 CFR 164.522. The state agency shall not request the contractor to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule as the Privacy Rule applies to the state agency. Expiration/Termination/Cancellation - Except as provided in the subparagraph below, upon the expiration, termination, or cancellation of the contract for any reason, the contractor shall return to the state agency or shah destroy all Protected Health Information received by the contractor from the state agency, or created or received by the contractor on behalf of the state agency, and shall not retain any copies of such Protected Health Information. This provision shall also apply to Protected Health Information that is in the possession of subcontractors or agents of the contractor.
a.
In the event the contractor determines and the state agency agrees that returning or destroying the Protected Health Information is not feasible, the contractor shall extend the protections of the contract to the Protected Health Information for as long as the contractor maintains the Protected Health Information and shall limit the use and disclosure of the Protected Health Information to those purposes that made return or destruction of the information infeasible. If at any time it becomes feasible to return or destroy any such

Protected Health Information maintained pursuant to this paragraph, the contractor must notify the state agency and obtain instructions from the state agency for either the return or destruction of the Protected Health Information.

1.4.6
Breach of Contract: In the event the contractor is in breach of contract with regard to the business associate provisions included herein, the contractor shall agree and understand that in addition to the requirements of the contract related to cancellation of contract, if the state agency detenuines that cancellation of the contract is not feasible, the State of Missouri may elect not to cancel the contract, but the state agency shall report the contractual breach to the Secretary of the Department of Health and Human Services. All other terms, conditions and provisions of the contract shall remain the same and apply hereto. The contractor shall sign and return this documentation.
Contract C900676001
Page 5 of 6

STATE OF MISSOURI
OFFICE OF ADMINISTRATION
DIVISION OF PURCHASING AND MATERIALS MANAGEMENT CONTRACT AMENDMENT
CONTRACT NO.: C900676001
AMENDMENT NO.: 004
TITLE: MMIS FISCAL AGENT SERVICES ISSUE DATE: 8/24/04
BUYER: GARY EGGEN
PHONE NO.: (573) 751-2497
E-MAIL: GARY.EGGEN@OA.MO.GOV
TO: VERIZON INFORMATION TECHNOLOGIES ATTN: DIANE TWEHOUS
       P.O BOX 177
       JEFFERSON CITY, MO 65102-0177
RETURN AMENDMENT NO LATER THAN FRIDAY, AUGUST 27, 2004 TO:
DIVISION OF PURCHASING AND MATERIALS MANAGEMENT 301 WEST HIGH STREET, ROOM 580 PO BOX 809
JEFFERSON CITY MO 65102-0809
DELIVER SUPPLIES/SERVICES FOB DESTINATION TO THE FOLLOWING AGENCY:
DEPARTMENT OF SOCIAL SERVICES DIVISION OF MEDICAL SERVICES 615 HOWERTON COURT PO BOX 6500
JEFFERSON CITY, MO 65109-6500
SIGNATURE REQUIRED
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  AUTHORIZED SIGNATURE   /s/ Harry A. Artz III                DATE    4.13.04
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  PRINTED NAME                         TITLE
  Harry A. Artz III                    SVP  Verizon  Information  Technologies,
                                            Inc.
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  COMPANY NAME
  Verizon Information Technologies Inc.
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  MAILING ADDRESS
  One East Telecom Parkway
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  CITY, STATE, ZIP
  Temple Terrace, Rorida 33637
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  VENDOR NO. (IF KNOWN)                               FEDERAL EMPLOYER ID NO.
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  PHONE NO.              FAX NO.                              E-MAIL ADDRESS
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NOTICE OF AWARD (STATE USE ONLY)
  ACCEPTED in its entirety.
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  CONTRACT NO. C90676001     CONTRACT PERIOD         09/01/04 THROUGH 06/30/07
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  BUYER   Gary Eggen  /s/ Gary Eggen    DATE     DIRECTOR    /s/ James Miluski
                                        04/28//04
[GRAPHIC OMITTED][GRAPHIC OMITTED]

Contract C900676001 Page 2 of 6

AMENDMENT # 004 TO CONTRACT C900676001 TITLE: MMIS FISCAL AGENT SERVICES CONTRACT PERIOD: SEPTEMBER 1, 1999 THROUGH JUNE 30, 2007

The State of Missouri hereby amends the contract to include the following ongoing operations required to support the HIP AA (Health Insurance Portability and Accountability Act) compliant X12 transaction formats and functionality. In accordance with the federally mandated HlPAA requirements, Verizon IT has modified and enhanced the Missouri Medicaid Management Information System (MMIS) and the eMomed.com website for the purpose of compliance with HIP AA Standards for Electronic Transactions and Code Sets. The implementation of the modified and enhanced MMIS and ancillary systems changes were completed in October 2003 as required by the Department of Health and Human Services (HHS) and the Centers for Medicaid and Medicare Services (CMS). 1.
Ongoing Operations to Support mp AA Compliant X12 Transaction Formats:
1.1
MMIS must be able to perform the translations necessary to take in HIP AA compliant transactions and convert them to formats used in the MMIS. HIP AA compliancy is dependent on the utilization of such a translation tool. The Mercator Translator is a type of software that performs this translation function. The Mercator Translator is new to the MMIS and is required in order to perform translations functions for each X12 transaction created, received and processed by the MMIS.
1.1.1
As a result of the installation of the Mercator Translator software technology and the processing of HIP AA compliant transactions, data center processing charges have increased.
1.2
The eMomed application required a fai10ver solution, additional storage capacity to accommodate growth, added hardware and software maintenance and additional infrastructure support.
1.2.1
As a result of the installation of a required failover solution, additional storage capacity, added hardware and software maintenance and additional infrastructure support, the eMomed application support costs have increased. 2. Data Center Processing Charges and Application Support Costs:
2.1
Due to the increases described above, the additional ongoing charges for processing the new transaction formats listed in the table below are effective November 1,2003.

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         Period            Orig. Contract      Monthly Increase        New Monthly           New Period
                            Period Total                                  Total                Total
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    Fiscal Year 2004       $14,968,501.00         $88,000.00          $1,335,375.08        $15,672,501.00
    7/1/03 - 6/30/04                          beginning 11/1/03     beginning 11/1/03
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    Fiscal Year 2005       $15,720,751.00         $91,520.00          $1,401,582.58        $16,818,991.00
    7/1/04 - 6/30/05
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    Fiscal Year 2006       $16,511,248.00         $95,181.00          $1,471,118.33        $17,653,420.00
    7/1/05 - 6/30/06
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    Fiscal Year 2007       $17,340,000.00         $98,988.00          $1,543,988.00        $18,527,856.00
    7/1/06 - 6/30/07
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  1 S( Renewal Period      $18,207,002.00        $102,948.00          $1,620,198.17        $19,442,378.00
    Fiscal Year 2008
    7/1/07 - 6/30/08
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   2nd Renewal Period      $19,117,352.00        $107,065.00          $1,700,177 .67       $20,402,132.00
    Fiscal Year 2009
    7/1/08 - 6/30/09
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All other terms, conditions and provisions of the contract shall remain unchanged. Contractor shall indicate agreement to the above specified changes by signing and returning this document on or before the due date specified.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
NOTICE OF AWARD

STATE OF MISSOURI OFFICE OF ADMINISTRATION DIVISION OF PURCHASING AND MATERIALS MANAGEMENT PO BOX 809 JEFFERSON CITY, MO 65102 WWW.OA.MO.GOV/PURCHLPURCH.HTM

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 CONTRACT NUMBER I AMENDMENT NUMBER              REQUISITION NUMBER
 C900676001 / AMENDMENT 005                      NR 886 46155003736
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 CONTRACT TITLE                         CONTRACT PERIOD
 MMIS FISCAL AGENT SERVICES             SEPTEMBER 1, 1999 THROUGH JUNE 30, 2007
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 CONTRACTOR'S VENDOR CODE, NM1E, AND ADDRESS    STATE AGENCY'S NAME AND ADDRESS
 VERIZON INFORMATION TECHNOLOGIES               DEPARTMENT OF SOCIAL SERVICES
 ATTN: DIANE TWEHOUS                            DIVISION OF MEDICAL SERVICES
 P.O BOX 177                                    615 HOWERTON COURT
 JEFFER.SON CITY, MO 65102-0177                 PO BOX 6500
                                                JEFFERSON CITY, MO 65109-6500
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 ACCEPTED BY THE STATE OF MISSOURI AS FOLLOWS:

Contract hereby assigned to Verizon Information Technologies, Inc. pursuant to the attached Agreement and Consent to Assignment of Contract executed by Verizon Data Services and Verizon Information Technologies. As contractor is indicated in the attached. No further acceptance or signature of the contractor is required.

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 BUYER                                            PHONE NUMBER
 GARY EGGEN                                       (573) 751-2497
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 SIGNATURE OF BUYER                               EFFECTIVE DATE
  /S/ GARY EGGEN                                  05/13/01
----------------------------------

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        DIRECTOR OF PURCHASING AND MATERIALS MANAGEMENT


 JAMES MILUSKI                            /S/ JAMES MILUSKI
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Contract C900676001                                              Page 1
of 1


                              AGREEMENT AND CONSENT
                            TO ASSIGNMENT OF CONTRACT


Verizon Data Services                    Verizon Information Technologies, Inc.
P. O. Box 177                            P.O. Box 177
905 Weathered Rock Road                  905 Weathered Rock Road
Jefferson City, MO 65101-0177            Jefferson City, MO 65101-0177
(Assignor)                               (Assignee)


         RE:      CONTRACT C900676001

         The Assignor, as named above, assigns the contract in its entirety to the Assignee, as named above. The assignment shall be effective May 13, 2001.

         The Assignee shall honor and comply with all terms and conditions, requirements and specifications of the contract, and hereby entitles the State of Missouri to performance by Assignee of all obligations under the contract. This assignment does not entitled the Assignee to receive payment in any amount above that which the Assignor would otherwise receive. In addition, the Assignee releases the State of Missouri from all responsibilities for payment made previously to the Assignor pursuant to the contract.

         The Assignee agrees that any payments made by the State of Missouri pursuant to the contract, including all payments assigned to the Assignee, shall be contingent upon the performance of the Assignee in accordance with all terms and conditions, requirements and specifications of the contract, and the approval and acceptance of such performance by the State of Missouri.

         This Agreement and Consent shall not be final until it is incorporated into the subject contract by formal amendment subject to approval and acceptance by the State of Missouri, Division of Purchasing and Materials Management.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement and Consent on the date as stated below.


         --------------------------------      --------------------------------
                   (assignor)                              (assignee)

         BY:        /s/ Michael J. Luebke      By:       /s/ Michael J. Luebke
         NAME:  Michael J. Luebke              NAME:   Michael J. Luebke
         TITLE:     Vice-President             TITLE:    President
         DATE:   May 30, 2001                  DATE:    May 30, 2001
                                               FEIN:      58-2040043

Infocrossing Healthcare services, inc.
7320 east fletcher avenue # 172
Tampa, fl 33637
www. Infocrossing.com
v 813.490.6342
f 813.490.6345
October 4, 2004
Joel Schnedler
Deputy Director.
Division of Information Systems
615 Howerton Court
Jefferson City, MO 65102-6500
 Dear Joel,

Today I am pleased to announce the completion of the acquisition of the VITI healthcare business by Infocrossing, Inc. (NASDAQ: IFOX): We are enthusiastic about this significant milestone with Infocrossing and excited about the opportunities that lie ahead.

Infocrossing is a publicly traded outsourcing provider with solid financials, an impressive client .base, operations throughout the United States, and a strong commitment to growth. Joining Infocrossing will provide the valued managed, care Medicare and Medicaid customer base new and exciting opportunities for enhanced support and services.

A few important comments concerning the transaction:

o The acquired business will assume the name of Infocrossing Healthcare Services, Inc.
o As President of the Healthcare Services organization, I will play a central role in managing the strategy and services of the overall business and look forward to becoming acquainted with you.
o The same people that are supporting your business today will continue to do so as Infocrossing Healthcare Services employees. This will ensure continuity in day-to-day operations and a smooth transfer of responsibilities from VITI to Infocrossing.

This is an exciting opportunity for Infocrossing and a positive step for our clients. As we embark on this exciting new chapter together. I ask that you put your confidence in Infocrossing Health Services and your account management team. Prior to our scheduled meeting, should you have any questions or concerns, please feel free to contact your account manager Diane Twehous or you can reach me direct at 813.490.6343.

I look forward to seeing you again soon, and to a longstanding business relationship.

Best regards,

/s/ Michael J. Luebke

Michael Luebke
President
Infocrossing Healthcare Services, Inc.




                                   Jefferson city, mo / phoenix, az / tampa, fl

..

[GRAPHIC OMITTED][GRAPHIC OMITTED]
NOTICE OF AWARD

STATE OF MISSOURI OFFICE OF ADMINISTRATION DIVISION OF PURCHASING AND MATERIALS MANAGEMENT PO BOX 809 JEFFERSON CITY, MO 65102 www.oa.mo.gov/purch/purch.htm

CONTRACT NUMBER I AMENDMENT NUMBER
REQUISITION NUMBER
C900676001 / Amendment 006
N/A
CONTRACT TITLE
CONTRACT PERIOD
MMIS Fiscal Agent Services CONTRACTOR'S VENDOR CODE, NAME, AND ADDRESS September 1, 1999 through June 30, 2007
 STATE AGENCY'S NAME AND ADDRESS
INFOCROSSING HEALTHCARE SERVICES, INC. ATTN: DIANE TWEHOUS
P.O BOX 177
905 WEATHERED ROCK ROAD
JEFFERSON CITY, MO 65102-0177
DEPARTMENT OF SOCIAL SERVICES DMSION OF MEDICAL SERVICES 615 HOWERTON COURT
PO BOX 6500
JEFFERSON CITY, MO 65109-6500
ACCEPTED BY THE  ST ATE OF MISSOURI AS FOLLOWS:

Contract hereby amended to recognize the contractor name change from Verizon Information Technologies, Inc.. to Infocrossing Healthcare Services, Inc.. pursuant to the attached letter from Michael Luebke dated October 4, 2004. No change in contractor's vendor number or FEIN is applicable. Acceptance of the contractor is indicated in the attached. No further acceptance or signature of the contractor is required.

BUYER
 Gary Eggen
SIGNATURE OF BUYER
   /s/ Gary Eggen
PHONE  NUMBER (573) 751-2497
DATE
02/15/05
DIRECTOR OF PURCHASING AND MATERIALS MANAGEMENT

                                      -
James Miluski                            /s/ James Miluski

                                    EXHIBIT A
                 ENHANCEMENT AND SCOPE OF WORK PRICING SCHEDULE
                     MEDICAID MANAGEMENT INFORMATION SYSTEM


NAME OF COMPANY:           GTE DATA SERVICES, INC.



                           As required by the RFP, GTEDS provides the completed Exhibit A.



                           AUTHORIZED SIGNATURE:

                           /S/ DEBORAH ANDERS

                           DEBORAH ANDERS
                           VICE-PRESIDENT AND GENERAL MANAGER
                           GTEDS COMMERCIAL SERVICES



                           DATE:    AUGUST 16, 1999

                                    EXHIBIT A
                 ENHANCEMENT AND SCOPE OF WORK PRICING SCHEDULE
                     MEDICAID MANAGEMENT INFORMAITON SYSTEM


NAME OF COMPANY:           GTE DATA SERVICES INC.

The offeror MUST provide pricing information as specified heron to provide services and equipment in accordance with the provision and requirements of this Invitation for Bid.

1.       ENHANCEMENT COST SCHEDULE

1.1 The offeror must state a firm, fixed price for each of the following pricing items to provide all service and equipment required to implement and/or operate, as applicable, each identified enhancement package as specified in the Scope of Work. The offeror is advised that the price(s) quoted below for the operation of each identified enhancement package shall remain firm and fixed for the duration of the contract. Prices for renewal option periods shall not exceed the prices quoted below.

1.1.1    Enhancement Package One

         a.  System Modification:      $  5,433.438  Firm, fixed total price
                                       --------------

         b.  Operation:                $    24,436  Firm, fixed price per month
                                       ----------------

1.1.2    Enhancement Package Two

         a.  System Modification:       $    705,230   Firm, fixed total price
                                        ---------------

         b.  Operation:                 $   5,008   Firm, fixed price per month
                                        -----------------

1.1.3    Enhancement Package Three

         a.  System Modification:       $  6,101.616  Firm, fixed total price
                                        --------------

         b.  Operation:                 $    3,712  Firm, fixed price per month
                                        -----------------

1.1.4    Enhancement Package Four

         a.  System Modification:       $     245,516  Firm, fixed total price
                                        ---------------

         b.  Operation:                 $      248  Firm, fixed price per month
                                        ------------------

1.1.5    Enhancement Package Five

         a.  System Modification:       $  3,162,587  Firm, fixed total price
                                        --------------

         b.  Operation:                 $   31,401  Firm, fixed price per month
                                        ----------------

1.1.6    Enhancement Package Six

         a.  System Modification:       $     329,517  Firm, fixed total price
                                        ---------------

         b.  Operations:                $   38,908  Firm, fixed price per month
                                        ----------------

1.1.7

         Enhancement Package Seven

         a.  System Modification:       $  1,484,453  Firm, fixed total price
                                        -------------

         b.  Operation:                 $    1,702  Firm, fixed price per month
                                        ---------------

1.1.8    Enhancement Package Eight

         a.  System Modification:       $  4,017,989  Firm, fixed total price
                                        --------------

         b.  Operation:                 $   64,252  Firm, fixed price per month
                                        ---------------

         c.  Workflow Consultant        $       325  Firm, fixed price per hour
                                        --------------

1.1.9    Enhancement Package Nine

         a.  System Modification:       $  1,592,567  Firm, fixed total price
                                        --------------

         b.  Operation:                 $    3,895  Firm, fixed price per month
                                        -------------

1.1.10   Enhancement Package Ten

         a.  System Modification:       $  3,334,667  Firm, fixed total price
                                        -------------

         b.  Operation:                 $    3,494  Firm, fixed price per month
                                        ------------

PARAGRAPH REVISED BY AMENDMENT #002 AND #003
2. ANNUAL PERIOD PRICING: The initial contract period includes an operation period of July 1, 2000 through June 30, 2007. In addition, as specified herein, the State of Missouri shall have the SOLE OPTION to renew the contract in one-year increments, or any portion thereof, for an two (2) additional years. This option shall apply to any or all of the services and equipment required herein. If exercised, the option shall be executed at prices not to exceed the prices quoted by the offeror on Exhibit A for each applicable option period.

PARAGRAPH REVISED BY AMENDMENT #002
2.1      FISCAL YEAR 2001 PRICES - JULY 1, 2000 THROUGH JUNE 30, 2001

         2.1.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2001 (July 1, 2000 through June 30, 2001) as specified in the Scope of Work. This price shall be based on the processing of fifty million seven hundred thousand (50,700,000) claims and encounters during SFY 2001 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $    12,928,501  Firm, fixed total price
                  -----------------

                  CLAIM AND ENCOUNTER VOLUME ADJUSTEMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2001. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof. The offeror must also state a firm, fixed price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.
A.

                  If claim and encounter volume is higher than projected:

                      $    21,000  Firm, fixed price per 300,000 claims/
                      -------------           encounters

b. If claim and encounter volume is lower than projected:

                      $      9,000  Firm, fixed price per 300,000 claims/
                      --------------        encounters to be credited

         2.1.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per
                  CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work. The offeror must also state the manufacturer and model of the CPU on which the offeror is proposing to operate the adhoc component.

                  a.  $     925      Firm, fixed price per CPU hour
                      ---------------

a. Hitachi Data System Skyline 825 Manufacturer and model of CPU

PARAGRAPH REVSIED BY AMENDMENT #002
2.2      FISCAL YEAR 2002 PRICES - JULY 1, 2001 THROUGH JUNE 30, 2002

         2.2.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2002 (July 1, 2001 through June 30, 2002) as specified in the Scope of Work. This price shall be based on the processing of fifty-three million two hundred fifty thousand (53,150,000) claims and encounters during SFY 2002 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $    13,553,252  Firm, fixed total price
                  -----------------

2.2.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2002. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof. The offeror must also state a firm, fixed price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $    21,000  Firm fixed price per 300,000 claims/
                      -------------      encounters

b. If claim and encounter volume is lower than projected:

                      $       9,000  Firm, fixed price per 300,000 claims/
                      ---------------       encounters to be credited

2.2.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work. The offeror must also state the manufacture and model of the CPU on which the offeror is proposing top operate the adhoc component.

                  a. $ 925 Firm, fixed price per CPU hour 9.12 PARAGRAPH REVISED BY AMENDMENT #002 2.3 FISCAL YEAR 2003 PRICES - JULY 1, 2002 THROUGH JUNE 30, 2003

         2.3.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2003 (July 1, 2002 through June 30, 2003) as specified in the Scope of Work. This price shall be based on the processing of fifty-five million nine hundred thousand (55,900,000) claims and encounters during DFY 2003 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $      14,254,503  Firm, fixed total base price
                  -----------------

2.3.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2003. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $   21,000    Firm, fixed price per 300,000 claims/
                      ------------          encounters

b. If claim and encounter volume is lower than projected:

                      $      9,000    Firm, fixed price per 300,000 claims/
                      --------------         encounters to be credited

2.3.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $      925       Firm, fixed price per CPU hour
                  ---------------

9.13     PARAGRAPH REVISED BY AMENDMENT #002
2.4      FISCAL YEAR 2004 PRICES - JULY 1, 2003 THROUGH JUNE 30, 2004

2.4.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2004 (July 1, 2003 through June 30, 2004) as specified in the Scope of Work. This price shall be based on the processing of fifty-eight million seven hundred thousand (58,700,000) claims and encounters during SFY 2004 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $  14,968,501    Firm, fixed total base price
                  ---------------

2.4.2    CLAIM AND ECOUNTER VOLUME ADJUSTMENT - The base price stated
                  above is based on the projected claim and encounter volume for SFY 2004. Actual claim and encounter volume may be higher or lower. For claim volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $    21,000    Firm, fixed price per 300,000 claims/
                      -------------           encounters

b. If claim and encounter volume is lower than projected:

                      $     9,000    Firm, fixed price per 300,000 claims/
                      -------------           encounters to be credited

2.4.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $    925       Firm, fixed price per CPU hour
                  -------------

9.13.1   PARAGRAPH REVISED BY AMENDMENT #002
2.5      FISCAL YEAR 2005 PRICES - JULY 1, 2004 THROUGH JUNE 30, 2005

2.5.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2005 (July 1, 2004 through June 30, 2005) as specified in the Scope of Work. This price shall be based on the processing of sixty-one million six hundred fifty thousand (61,650,000) claims and encounters during SFY 2005 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $   15,720,751    Firm, fixed total base price
                  ----------------

2.5.2    CLAIM AND ENOUNTER VOLUME ADJUSTMENT - The base price stated
           above is based on the projected claim and encounter volume for SFY 2005. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part hereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $   21,000    Firm, fixed price for 300,000 claims/
                      ------------           encounters

b. If claim and encounter volume is lower than projected:

                      $     9,000    Firm, fixed price per 300,000 claims/
                      -------------            encounters to be credited

2.5.3 CPU TIME FOR ADHOC REQUEST - The offeror must state a firm, fixed price per
           CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

           $    925       Firm fixed price per CPU hour
           -------------

PARAGRAPH REVISED BY AMENDMENT #002
2.6      FISCAL YEAR 2006 PRICES - JULY 1, 2005 THROUGH JUNE 30, 2006

2.6.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2006 (July 1, 2005 through June 30, 2006) as specified in the Scope of Work. This price shall be based on the processing of sixty four million seven hundred fifty thousand (64,750,000) claims and encounters during SFY 2006 and shall not include those services for which prices are required elsewhere on Exhibit A.

           $     16,511,248    Firm, fixed total base price
           ------------------

2.6.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2006. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $    21,000    Firm, fixed price per 300,000 claims/
                      -------------           encounters

b. If claim and encounter volume is lower than projected:

                      $      9,000    Firm, fixed price per 300,000 claims/
                      --------------           encounters to be credited

2.6.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

           $     925       Firm, fixed price per CPU hour
           --------------

PARAGRAPH REVISED BY AMENDMENT #002
2.7      FISCAL YEAR 2007 PRICES - JULY 1, 2006 THROUGH JUNE 30, 2007

2.7.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2007 (July 1, 2006 through June 30, 2007) as specified in the Scope of Work. This price shall be based on the processing of sixty-eight million (68,000,000) claims and encounters during SFY 2007 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $    17,340,000    Firm, fixed total base price
                  -----------------

2.7.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2007. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $     21,000    Firm, fixed price per 300,000 claims/
                      --------------          encounters

b. If claim and encounter volume is lower than projected:

                      $      9,000    Firm, fixed price per 300,000 claims/
                      --------------          encounters to be credited

2.7.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $      925        Firm, fixed price per CPU hour
                  ----------------

PARAGRAPH ADDED BY AMENDMENT #002
2.8      1ST RENEAL OPTION PERIOD PRICING:
         FISCAL YEAR 2008 - JULY 1, 2007 THROUGH JUNE 30, 2008

2.8.1 MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2008 (July 1, 2007 through June 30, 2008) as specified in the Scope of Work. This price shall be based on the processing of seventy-one million four hundred thousand (71,400,000) claims and encounters during SFY 2008 and shall not include those services for which prices are required elsewhere on Exhibit A.

                  $     18,207,002       Firm, fixed total base price
                  ---------------------

2.8.2 CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2008. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                      $     21,000    Firm, fixed price per 300,000 claims/
                      --------------           encounters

b. If claim and encounter volume is lower than projected:

                      $      9,000     Firm, fixed price per 300,000 claims/
                      ---------------            encounters to be credited

2.8.3 CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                  $      925        Firm, fixed price per CPU hour
                  ----------------

                                                            EXHIBIT A


         PARAGRAPH ADDED BY AMENEDMENT # 002:
2.9      2ND RENEWAL OPTION PERIOD PRICING:
                  FISCAL YEAR 2009 - JULY 1, 2008 THROUGH JUNE 30, 2009

2.9.1. MMIS - The offeror must state a firm, fixed total base price for all services and equipment required to operate the MMIS during state fiscal year (SFY) 2009 (July 1, 2008 through June 30, 2009) as specified in the Scope of Work. The price shall be based on the processing of seventy-four million nine hundred seventy thousand (74,970,000) claims and encounters during SFY 2009 and shall not include those services for which prices are required elsewhere on Exhibit A.

                           $      19,117,352  Firm, fixed total base price.
                           -------------------

2.9.2. CLAIM AND ENCOUNTER VOLUME ADJUSTMENT - The base price stated above is based on the projected claim and encounter volume for SFY 2007. Actual claim and encounter volume may be higher or lower. For claim and encounter volume higher than projected, the offeror must state a firm, fixed additional price per increment of three hundred thousand (300,000) claims and encounters, or part thereof, which shall be credited if claim and encounter volume is lower than projected.

a. If claim and encounter volume is higher than projected:

                               $    21,000    Firm, fixed price per 300,000
                               ---------------       claims/encounters.

b. If claim and encounter volume is lower than projected:

                               $    9,000     Firm, fixed price per 300,000
                               ------------- claims/encounters to be credited.

2.9.3. CPU TIME FOR ADHOC REQUESTS - The offeror must state a firm, fixed price per CPU hour for CPU time in excess of four hundred twenty (420) hours per state fiscal year for adhoc requests as specified in the Scope of Work.

                           $    925     Firm, fixed price per CPU hour.
                           -------------

                                    EXHIBIT B
                   PROJECT ASSESSMENT QUOTATION PRICE SCHEDULE


         NAME OF COMPANY:           GTE DATA SERVICES, INC.



                  As required by the RFP, GTEDS provides the completed Exhibit
B.



                  AUTHORIZED SIGNATURE:



                  __/S/  DEBORAH ANDERS________________________________
                  DEBORAH ANDERS
                  VICE-PRESIDENT AND GENERAL MANAGER
                  GTEDS COMMERCIAL SERVICES



                  DATE:  AUGUST 16, 1999














                                                           EXHIBIT B
                   PROJECT ASSESSMENT QUOTATION PRICE SCHEDULE



The offeror must provide pricing information as specified below. The offeror is advised that the prices quoted on Exhibit B shall remain firm and fixed for the duration of the contract. Prices for renewal option periods shall not exceed the prices quoted below.

PARAGRAPH REVISED BY AMENDMENT # 002:
1.       FISCAL YEAR 2000 PRICING - DATE OF AWARD THROUGH JUNE 30, 2000

1.1 In the event that the State requires the contractor to provide services beyond those specified in the Scope of Work for the personnel classifications identified below, the offeror must state a firm, fixed price per hour for each such classification.

                           Personnel Classification   Firm, Fixed Price Per Hour

             1.1.1.        Account Manager            $             95.00
                                                      -------------------------

             1.1.2.        Systems Director           $             95.00
                                                      -------------------------

             1.1.3.        Claims Manager             $             87.00
                                                      -------------------------

             1.1.4.        Support Services Manager   $             87.00
                                                      -------------------------

             1.1.5.        Network Administrator      $             90.00
                                                      -------------------------

             1.1.6.        System Programmer
                              Supervisor              $             90.00
                                                      -------------------------

             1.1.7.        Programmer (Programmer
                              Analyst)                $             85.00
                                                      -------------------------

             1.1.8.        Medicaid Information
                              Analyst                 $              85.00
                                                      -------------------------

             1.1.9.        Medical Policy Registered
                              Nurse                   $              55.00
                                                      -------------------------

             1.2 In the event that the State requires the contractor to provide additional personnel on a permanent basis (in addition to those specified in the Scope of Work), the offeror must state a firm, fixed price per month which shall apply to each personnel classification identified below.

                           Personnel Classification   Firm, Fixed Price Per Hour

             1.2.1.        Programmer Analyst         $               10,500
                                                      -------------------------

             1.2.2.        Medicaid Information
                              Analyst                 $               10,500
                                                      -------------------------

             1.2.3.        Medical Policy Nurse       $                7,700
                                                      -------------------------

             1.2.4.        Help Line Technician       $                7,700
                                                      -------------------------





                                                                    EXHIBIT B

PARAGRAPH REVISED BY AMENEDMENT # 002:
2.       SUCCEEDING FISCAL YEAR PERIOD PRICING:

             The offeror must indicate below the maximum allowable percentage of price increase or GUARANTEED minimum percentage of price decrease applicable to the respective fiscal year periods. If a percentage is not proposed (i.e. left blank, page not returned, etc.), the state shall apply the same price(s) proposed for the initial fiscal year period referenced in Paragraph 1, above. Statements such as "a percentage of the then-current price" or "consumer price index" are NOT ACCEPTABLE.

             All increases or decreases shall be calculated against the initial fiscal year period referenced in Paragraph 1 above, NOT against the previous year's price. A CUMULATIVE CALCULATION SHALL NOT BE UTILIZED.

             The percentages indicated below shall apply to Exhibit B pricing and will be used in the cost evaluation to determine the potential maximum financial liability to the State of Missouri.

             NOTICE: DO NOT COMPLETE BOTH A MAXIMUM INCREASE AND A MINIMUM DECREASE FOR THE SAME RENEWAL PERIOD.

                        MAXIMUM INCREASE MINIMUM DECREASE

             Fiscal Year 2001:              original price +   3.5  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2002:              original price +   7.1  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2003:              original price +  10.8  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2004:              original price +  14.7  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2005:              original price +  18.8  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2006:              original price +  22.9  %  OR       original price - _________%
                                                           ----------

             Fiscal Year 2007:              original price +  27.2  %  OR       original price - _________%
                                                           ----------

             1st Renewal Period,
             Fiscal Year 2008:              original price +  31.7  %  OR       original price - _________%
                                                           ----------

             2nd Renewal Period,
             Fiscal Year 2009:              original price +   36.3  % OR       original price - _________%
                                                           -----------

PARAGRAPH DELETED BY AMENDMENT # 002:
2. Deleted.